UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Bank of America Corporation

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March 10, 2025

Letter from our Chair and Chief Executive Officer

We are pleased to invite you to the 2025 annual meeting of shareholders to be held on April 22, 2025 at 10:00 a.m., Eastern time. Our 2025 annual meeting will be held virtually by webcast.

During the meeting, we will provide updates on how Responsible Growth helped enable us to deliver for our shareholders and stakeholders in 2024—and how it positions us to deliver for shareholders and stakeholders in the future. You will also hear from Lionel Nowell, our Lead Independent Director.

Your vote is important. We will make a $1 charitable donation for every shareholder account that votes. Contributions this year will be made in equal parts to The American Diabetes Association, The American Heart Association, and Feed the Children as part of our ongoing efforts to support the health and basic needs of the communities we serve. This is the ninth year Bank of America will make a $1 charitable donation for every shareholder account that votes—shareholder participation has led to more than $9.4 million in aggregate charitable donations.

I encourage you to read our 2025 Proxy Statement, our 2024 Annual Report to shareholders, our other proxy materials, and the voting instructions on the pages that follow so your shares are represented at the meeting. These materials are also available on our annual meeting website at https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

Letter from our Lead Independent Director

The independent directors and I join Brian in inviting you to attend our company’s 2025 annual meeting of shareholders.

On behalf of the Board of Directors, we welcome Director Maria Martinez to the Board. Maria was appointed to our Board in January and is standing for election by you for the first time.

Bank of America’s Board is committed to building long-term value in the company through our continued focus on Responsible Growth, and values input from our shareholders as the company executes our strategy.

As the Board’s Lead Independent Director, I meet with shareholders throughout the year to discuss the Board’s focus on governance practices and our oversight of the company’s drive for Responsible Growth. During these meetings, I also hear from shareholders on the things that matter most to them and share these viewpoints with the Board to enhance our oversight.

During 2024 and early 2025, I again had the pleasure of engaging in discussions with our institutional investors. During these conversations, we covered topics such as the Board’s composition, succession planning, and our approach to overseeing the company’s risks. I deeply appreciate the time our investors have taken to share valuable insights on how they believe our company can improve, and I look forward to continuing our ongoing dialogue.

On behalf of the Board, thank you for choosing to invest in Bank of America.

BRIAN T. MOYNIHAN Chair and Chief Executive Officer

LIONEL L. NOWELL III Lead Independent Director

Notice of 2025 annual meeting of shareholders

Date and time:
April 22, 2025 | 10:00 a.m., Eastern time
Live audio webcast:
www.virtualshareholdermeeting.com/BAC2025
Matters to be voted on:

•  Electing the 14 directors named in the
proxy statement

•  A proposal approving our executive
compensation (an advisory, non-binding
“Say on Pay” resolution)

•  A proposal ratifying the appointment of
our independent registered public
accounting firm for 2025

•  A proposal to amend and restate the Bank of America Corporation Equity Plan

•  Shareholder proposals, if they are properly
presented at our annual meeting

•  Any other business that may properly come
before our annual meeting

Your vote is important

Please submit your proxy as soon as possible online, by telephone, or by mail. Submitting your proxy by one of these methods will ensure your representation at the annual meeting, regardless of whether you attend the meeting.

Your vote is important—we want to hear from you and all of our other shareholders. For every shareholder account that votes, Bank of America will make a $1 charitable donation in equal parts to three nonprofit organizations: The American Diabetes Association, The American Heart Association, and Feed the Children, as part of our ongoing efforts to support the health and basic needs of the communities we serve.

Please refer to page 97 of this proxy statement for additional information on how to vote your shares and attend our annual meeting virtually.

Record date

Bank of America shareholders as of the close of business on March 3, 2025 will be entitled to vote at our annual meeting and any adjournments or postponements of the meeting.

We will hold our annual meeting this year solely by means of remote communication via audio webcast at www.virtualshareholdermeeting.com/BAC2025. You will be able to participate in the virtual annual meeting online, vote your shares electronically, and submit questions during the meeting. You will not be able to attend the annual meeting in person.

By order of the Board of Directors,

ROSS E. JEFFRIES, JR.

Deputy General Counsel and Corporate Secretary

March 10, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2025: We commenced providing and making available our 2025 Proxy Statement on March 10, 2025. Our 2025 Proxy Statement and 2024 Annual Report to shareholders are available at https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

Where to find more information about Bank of America

About us

•	Our website: www.bankofamerica.com

•	About us: about.bankofamerica.com/en

•	Investor Relations: investor.bankofamerica.com

About our governance

•	Overview: investor.bankofamerica.com/corporate-governance

•	Corporate governance documents: investor.bankofamerica.com/corporate-governance/ governance-library/corporate-governance-documents

•	Board committee charters: investor.bankofamerica.com/ corporate-governance/board-committees

•	Code of Conduct: investor.bankofamerica.com/ corporate-governance/governance-library/code-of-conduct

About our annual meeting

•	Annual meeting information: investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting

•	Joining the virtual shareholder meeting: www.virtualshareholdermeeting.com/BAC2025

•	Voting your shares: www.proxyvote.com

•	Contacting our transfer agent: www.computershare.com/bac

Responsible Growth

•	Responsible Growth: bankofamerica.com/responsiblegrowth

•	Sustainability at Bank of America: about.bankofamerica.com/content/dam/about/report-center/esg/2024/Sustainability_at_Bank_of _America_2024_Report.pdf

Cautionary information and forward-looking statements

This proxy statement contains certain statements regarding Responsible Growth and statements related to sustainability, including the environment, the communities served by Bank of America and human capital (collectively, the Sustainability Information). Such Sustainability Information may be based on current or historic opinions, strategies, aspirations, commitments, goals, targets and objectives which continue to evolve and develop, and there is no promise or guarantee that such aspirations, commitments, goals, targets and objectives will be met. The Sustainability Information is as of the date of this proxy statement and subject to change without notice.

Additionally, certain statements contained in this proxy statement may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business and the Sustainability Information regarding our strategies, aspirations, commitments, goals, targets and objectives, such as our goal to achieve net zero greenhouse gas emissions before 2050 in our financing activities, operations and supply chain, 2030 net zero greenhouse gas emissions targets, including financed emissions targets, and sustainable finance goals, which may evolve over time. We use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” to identify forward-looking statements. Forward-looking statements are not based on historical facts, but reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain.

You should not place undue reliance on any forward-looking statement. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements due to a variety of factors, including global socio-demographic and economic trends, energy prices, technological innovations and advances, climate-related conditions and weather events, legislative and regulatory changes, public policies, engagement with clients, suppliers, investors, government officials, and other stakeholders, the quality and availability of third-party data, including data measured, tracked and provided by data providers, our clients and other stakeholders, our ability to gather and verify data, our ability to successfully implement sustainability-related initiatives under expected time frames, third-party compliance with our expectations, policies and procedures and other unforeseen events or conditions. Discussion of additional factors, including uncertainties and risks, can be found in our 2024 Annual Report on Form 10-K (2024 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statements.

References to our 2024 Annual Report to shareholders (2024 Annual Report), Sustainability at Bank of America document, 2023 Task Force on Climate-related Financial Disclosures Report, and Environmental and Social Risk Policy Framework, and any website references (including any hyperlinks) throughout this proxy statement are provided for convenience only, and the content of which is not incorporated by reference into this proxy statement.

Proxy statement summary

Proxy statement summary

Your vote is important

How to vote your shares

You may vote if you were a shareholder as of the close of business on March 3, 2025. We encourage you to vote your shares prior to the meeting.

Online before the meeting www.proxyvote.com or at the website indicated on the materials provided to you by your broker

By mail Complete, sign, date, and return your proxy card in the envelope provided

By phone Call the phone number located on the top of your proxy card

Online during the meeting Attend our annual meeting virtually by logging into the virtual annual meeting website and vote by following the instructions provided on the website

Your vote is important—we want to hear from you and all our other shareholders. As we have done in the past eight years, for every shareholder account that votes, Bank of America will make a $1 charitable donation. This year, as part of our ongoing efforts to support the needs of the communities we serve, we are partnering with organizations making a difference in the health and wellness of our neighbors—contributions will be made in equal parts in support of The American Diabetes Association, The American Heart Association, and Feed the Children.

The American Diabetes Association is leading the fight to prevent and cure diabetes while improving the lives of all people affected by it—through advocacy, education, and program development. The American Heart Association has been fighting heart disease and stroke and helping families and communities thrive for over 100 years—their mission is to be a relentless force for a world of longer, healthier lives. Feed the Children believes that no child should go to bed hungry—they provide children and families in the U.S. and around the world with the food and other essentials that kids need to grow and thrive. Your vote will help amplify fundraising for our partners and the good they do in our communities.

For more information on how to attend our 2025 annual meeting, see “Attending the annual meeting” on page 99. To review our 2025 Proxy Statement, 2024 Annual Report, and other information relating to our 2025 annual meeting online, go to https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

2025 Proxy Statement	1

Proxy statement summary

Strategic objectives

Bank of America is one of the world’s largest financial institutions, serving people, companies, and institutions with a diversified range of banking and non-banking services and products. The way we serve our stakeholders begins with one straightforward question:

What would you like the power to do?®

At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve Responsible Growth.

Our values • Deliver together • Act responsibly • Realize the power of our people • Trust the team	Our purpose To help make financial lives better, through the power of every connection	Responsible Growth • We must grow and win in the market — no excuses • We must grow with our customer-focused strategy • We must grow within our risk framework • We must grow in a sustainable manner	Eight lines of business Serving the core financial needs of people, companies and institutional investors through eight lines of business

Responsible Growth

At Bank of America, the work we do to deliver for our clients, our teammates, our communities, and you—our shareholders—is embedded in all of our operations and is integral to how we run our company: we call it Responsible Growth. In 2024, our continued focus on Responsible Growth allowed us to deliver strength and stability for our shareholders and all those we serve. We drove growth and innovation for clients across our eight lines of business by continuing to simplify the company and be more efficient through our focus on Operational Excellence. At the same time, we invested in the physical, emotional, and financial wellness and training of our teammates. And we supported both the immediate and long-term needs of our communities through investments in job training, support for essential non-profits and disaster relief, to name just a few examples. See pages 38 to 40 of this proxy statement and our 2024 Annual Report to learn more about our focus on Responsible Growth.

Eight lines of business

At Bank of America, we have driven strong results through our focus on Responsible Growth. Our work for clients, teammates, and communities is something you, our shareholders, can be proud of.

— Brian Moynihan, Chair and Chief Executive Officer

2	Bank of America

Proxy statement summary

2024 Company performance under Responsible Growth

WE MUST GROW AND WIN IN THE MARKET — NO EXCUSES

$101.9B Revenue Up 3% vs. 2023	$27.1B Net Income Up 2% vs. 2023	$1.97T in Deposits as of 12/31/24	$1.10T in Loans as of 12/31/24 Up $42.1B from 2023

WE MUST GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

$79B asset under management flows across Merrill and The Private Bank, up 52% vs. 2023	$6.2B total Investment Banking fees, up 31% vs. 2023	$18.8B record Sales & Trading revenue	$27B Small Business loans, up 8% vs. 2023. #1 Small business lender(1)

~1.1M net new Consumer checking accounts added	$4.3T total Consumer payments,(2) up 5% vs. 2023	14.3B digital logins,(3) up 12% vs. 2023	55% digitally-enabled sales as a percentage of total sales

WE MUST GROW WITHIN OUR RISK FRAMEWORK

11.9% common equity tier 1 capital ratio, in excess of the 10.7% regulatory minimum	$21B distributed to shareholders in common stock dividends and repurchases Up 75% from 2023	$953B Average Global Liquidity Sources(4)	Lowest stressed credit loss rates among peers in 11 of the past 12 Federal Reserve Comprehensive Capital Analysis and Review exams

WE MUST GROW IN A SUSTAINABLE MANNER

~$4B annual investment in innovation or new technology	121% growth in active AI and machine learning patent filings in the past 3 years	More than $290M philanthropic investments

Operational

Excellence is how we helped create the means to reduce costs by eliminating inefficiencies and reinvest savings in our teammates, our capabilities, our client-experiences, our communities, and our shareholders

~97% teammates recognized with Sharing Success compensation awards	8% employee turnover	$24 per hour minimum wage for U.S. employees

(1)	Source: Federal Deposit Insurance Corporation, 3Q24.
(2)	Total payments represent payments made from Bank of America accounts using credit card, debit card, ACH, wires, billpay, person-to-person, cash and checks.
(3)	Digital logins represents the total number of desktop and mobile banking sessions on the Consumer Banking platform.
(4)

As of fourth quarter of 2024. Global Liquidity Sources comprise assets that are readily available to the company and its subsidiaries. For more information, see “Global Liquidity Sources and Other Unencumbered Assets” in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2024 Form 10-K.

Total Shareholder Return (TSR)

BAC = Bank of America  PC = Primary Competitors  LFI = Leading Financial Institutions  KBW = KBW Bank Index

As of 12/31/2024

2025 Proxy Statement	3

Proxy statement summary

Governance objectives

Our Board of Directors oversees the development and execution of our strategy. The Board has adopted thoughtful governance practices and processes consistent with our drive for Responsible Growth and implemented a number of measures that enrich its composition, enhance independent oversight, and increase its effectiveness. These measures align our corporate governance structure with achieving our strategic objectives, and facilitate our Board’s independent oversight of Responsible Growth.

Thoughtful, interconnected governance processes

ACTIVE INDEPENDENT OVERSIGHT	YEAR-ROUND SELF-EVALUATION	COMPREHENSIVE DIRECTOR SUCCESSION PLANNING AND RECRUITMENT

__________

•   Our Lead Independent Director has robust and well-defined duties set forth in our Corporate Governance Guidelines. See page 26.

•   Our Board and its committees are highly independent—all of our Board members are independent, except for our CEO, and all of our Board committee members are independent.

•   Our independent directors, including the Lead Independent Director and chairs of the Board’s committees, meet regularly with our company’s primary regulators.

•   Our independent directors meet regularly in private executive sessions without our Chair and CEO or other members of management present.

•   Our Board formally reviews CEO and senior management succession at least twice annually, and assesses candidates during Board and committee meetings and in less formal settings. See page 29.

•   Our independent directors review the CEO’s annual performance and set his compensation. See page 33.

•   Our Corporate Governance Committee regularly reviews the Board’s governance practices, including our Board’s policy on outside board service. See page 7.

________

•   Our Board and committees continue to conduct comprehensive and multifaceted self-evaluations with a formal annual process and on-going, year-round components. See page 27.

•   In 2024, our directors conducted a formal written evaluation of Board effectiveness, with particular emphasis on key categories of Board effectiveness, including Board composition, focus, culture, process, and information and resources.

•   In addition to the formal self-evaluation process, our Lead Independent Director speaks individually with each independent Board member at least quarterly, and directors are provided with opportunities throughout the year to provide input on Board and committee practices and processes and desired agenda topics and resources.

•   The self-evaluations also help confirm the appropriate mix of Board skills to oversee execution of our strategies and drive Responsible Growth.

•   Our Board regularly assesses its optimal leadership structure.
See page 25.

•   Our Board receives shareholder input on its governance practices through extensive, year-round outreach. See page 36.

________

•   Our Board is committed to intentional and orderly succession planning and regular renewal of its composition across a diverse range of experiences, skills, backgrounds, perspectives, and tenure. See pages 7 and 8.

•   Our Board has continued to enhance the director succession planning and selection process, resulting in an experienced, complementary group of nominees. See page 9.

•   Our Board utilizes a deliberate process to assess candidates and nominees, including reviewing independence, skills, experience, service on other boards, other time commitments, and any potential conflicts of interest.

•   Our Board’s onboarding and director education complement this enhanced recruitment process. See page 29.

•   Our Board has adopted a formal Lead Independent Director and Chair emergency succession policy.

•   Our Corporate Governance Committee has responsibility for our Lead Independent Director succession process, as part of overall Board leadership succession planning.

•   The Board, in coordination with the Board committees, also regularly considers committee membership composition.

4	Bank of America

Proxy statement summary

Compensation highlights

Pay-for-performance compensation philosophy

Our compensation philosophy is to pay for performance over the long term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved. These considerations are designed to reinforce and promote Responsible Growth and maintain alignment with our Risk Framework.

Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. A majority of variable compensation granted to named executive officers (NEOs) is in deferred equity-based awards, further encouraging long-term focus on generating sustainable growth.

The Compensation and Human Capital Committee and the Board’s independent directors determined to award 2024 compensation of $35.0 million for our CEO:

•  The Compensation and Human Capital Committee and Board undertook a robust performance evaluation and decision process, which included a detailed review of performance results under the four tenets of Responsible Growth

•  The performance evaluation considered the “What,” which includes a thorough evaluation of performance against scorecard metrics, and the “How,” which includes the manner in which results, both financial and non-financial, were achieved

•  The final compensation determination reflected Mr. Moynihan’s strong individual performance and Responsible Growth across the company with an appropriate focus on risk management

•  The Compensation and Human Capital Committee and Board also reviewed market compensation benchmarks which were considered in relation to the size, scope, complexity, and relative performance of our company

•  Mr. Moynihan’s total compensation includes a fixed base salary (4.3% of total) and equity-based incentives (95.7%) which are variable and directly linked to company performance. All CEO variable compensation was delivered in equity-based awards (as it has been since 2010)

•  Half of Mr. Moynihan’s variable compensation is performance restricted stock units (PRSUs) that must be re-earned based on sustained three-year average performance of key metrics (return on assets (tax-normalized) and growth in adjusted tangible value)

•  The remainder of the CEO’s variable pay is 30% cash-settled restricted stock unit (CRSUs) and 20% time-based restricted stock units (TRSUs) settled in stock; TRSUs will vest over four years

•  Mr. Moynihan must hold 50% of net after-tax shares received from equity-based awards until one year after retirement

Shareholder engagement and “Say on Pay”

We value the views of our shareholders. Input received from our shareholder engagement is critical to how we drive progress in our corporate governance practices, including our executive compensation program.

In 2023 and early 2024, the Committee implemented enhancements in response to extensive shareholder engagement and specific input on our compensation-related disclosures. We subsequently received strong support for our compensation program and structure as demonstrated by the outcome of our 2024 “Say on Pay” proposal which received 91.4% support, and sentiments garnered from continued dialogue with shareholders on compensation over the past year.

As a result, we have retained these enhancements and maintained a consistent executive compensation design and application of our pay-for-performance philosophy, reflecting our commitment to incorporate shareholder input into our disclosures and program design.

91.4% of shareholders favored our 2024 “Say on Pay” proposal

See pages 36 and 48 for additional detail on our shareholder engagement practices.

2025 Proxy Statement	5

Proposal 1: Electing directors

Proposal 1: Electing directors

Our Board is presenting 14 nominees for election as directors at our annual meeting. All nominees currently serve as directors on our Board. Other than Maria N. Martinez, who was appointed to our Board in January 2025, all nominees were elected by you at our 2024 annual meeting of shareholders. Each director elected at the meeting will serve until our 2026 annual meeting or until a successor is duly elected and qualified. Each director nominee has consented to being named in this proxy statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our annual meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size. See “Our director nominees” on page 9 for more information about the nominees and our Board’s composition.

Nominee/age(1)	Indep.	Director since	Other U.S.- listed public company boards	Committee service (C=chair)	Key skills/qualifications

Sharon Allen, 73 Former Chairman, Deloitte	Yes	2012	1	AC (C) CGC	• Financial Expertise, Audit/Financial Reporting • Risk Management • Strategic Planning

Joe Almeida, 62 Former Chairman, President, and CEO, Baxter International	Yes	2022	None	AC CHCC	• Retired CEO • Complex, Highly Regulated Businesses Strategic Planning • Global Operations

Pierre de Weck, 74 Former Chairman and Global Head of Private Wealth Management, Deutsche Bank	Yes	2013	None	CHCC ERC	• Financial Services Experience; Consumer, Corporate, and Investment Businesses • Global Perspective • Risk Management

Arnold Donald, 70 Former President and CEO, Carnival; Incoming Lead Independent Director, Salesforce	Yes	2013	3	AC CHCC	• Retired CEO • Strategic Planning; Global Operations • Consumer Businesses; Business Development and Marketing

Linda Hudson, 74 Former President and CEO, BAE Systems	Yes	2012	1	CGC ERC	• Retired CEO • Cybersecurity, Technology, and Information Security • Strategic Planning; Global Operations

Monica Lozano, 68 Former CEO, College Futures Foundation; Former Chairman, US Hispanic Media	Yes	2006	2	CHCC (C) ERC	• Public Policy • Human Capital • Bank of America Institutional Knowledge; Public Company Board Leadership

Maria Martinez, 67 Former EVP and Chief Operating Officer, Cisco Systems	Yes	2025	2	CGC ERC	• Cybersecurity, Technology, and Information Security • Global Operations • Strategic Planning

Brian Moynihan, 65 Chair and CEO, Bank of America	No	2010	None	None	• Complex, Highly Regulated Businesses • Strategic Planning; Global Operations • Financial Services; Risk Management

Lionel Nowell, 70 Lead Independent Director, Bank of America; Former SVP and Treasurer, PepsiCo.	Yes	2013	2	None	• Public Company Board Leadership • Financial Expertise; Audit/Financial Reporting • Strategic Planning

Denise Ramos, 68 Former CEO and President, ITT	Yes	2019	2(2)	AC CHCC	• Retired CEO • Financial Expertise; Audit/Financial Reporting • Human Capital

Clayton Rose, 66 Baker Foundation Professor of Management Practice, Harvard Business School	Yes	2018(3)	None	CHCC ERC (C)	• Financial Services Experience; Consumer, Corporate, and Investment Businesses • Risk Expert • Public Policy

Michael White, 73 Former Chairman, President, and CEO, DIRECTV	Yes	2016	None	AC CGC (C)	• Public Company Board Leadership • Retired CEO • Strategic Planning; Global Operations

Thomas Woods, 72 Former Vice Chairman and SEVP, CIBC	Yes	2016	None	CGC ERC	• Financial Services Experience • Risk Management • Financial Expertise; Audit/Financial Reporting

Maria Zuber, 66 Presidential Advisor for Science and Technology Policy and E.A. Griswold Professor of Geophysics, MIT	Yes	2017	1	CGC ERC	• Cybersecurity, Technology, and Information Security • Risk Management • Strategic Planning

(1) Age as of annual meeting date.

(2) This information reflects Ms. Ramos’s service on the board of Phillips 66. Ms. Ramos has announced her intent not to stand for reelection to the Phillips 66 board at its 2025 annual meeting of shareholders.

(3) Dr. Rose previously served as a member of our Board from 2013 to 2015.

AC = Audit Committee CGC = Corporate Governance Committee CHCC = Compensation and Human Capital Committee ERC = Enterprise Risk Committee

6	Bank of America

Proposal 1: Electing directors

Identifying and evaluating director candidates

Our Board oversees the business and affairs of the company through active and independent oversight of management. To carry out its responsibilities and set the tone at the top, the Board regularly reviews its composition, and through its Corporate Governance Committee, identifies and recommends director candidates for nomination using a director selection process that has been reviewed with our primary bank regulators. The Board, in coordination with its committees, also regularly considers Board leadership, succession planning, and committee membership composition.

Board composition

Our Board believes directors should possess high personal integrity and character, demonstrated management and leadership ability, extensive experience within our industry and across sectors, and the ability to exercise sound and independent judgment in a collegial manner. Our Board:

•	seeks directors whose complementary knowledge, experience, and skills provide a broad range of perspectives and leadership expertise in areas important to our company’s strategy and oversight

•	assesses directors’ age and tenure to provide for continuity in the boardroom and to achieve a balance between the perspectives of newer directors and those of longer-serving directors

•	evaluates whether directors are able to devote the time necessary to discharge their duties

In addition, the Corporate Governance Committee follows applicable regulations in confirming that our Board includes members who are independent, possess financial literacy and expertise, understand risk management principles, policies, and practices, and have experience in identifying, assessing, and managing risk exposures.

Key considerations informing the Board’s approach

Director experience, skills, and expertise. When evaluating and identifying director candidates, the Corporate Governance Committee considers the experiences, skills, and expertise that are critical to the Board’s ability to provide effective oversight of the company and are directly relevant to our business, strategy, and operations. The Committee seeks candidates with experiences, skills, and expertise in financial services and other global, highly complex and regulated industries, strategic planning and business development, business operations, marketing and distribution, technology, cybersecurity, risk management and financial reporting, human capital management, corporate governance, and public policy.

Our Board views its diverse composition across a range of dimensions, including experiences, skills, backgrounds, perspectives, and tenure, as a priority. Through the Corporate Governance Committee, the Board regularly assesses its composition and seeks representation across a range of attributes when identifying and evaluating director candidates. The Committee requests its third-party search firms to include a variety of candidates in its consideration of potential directors. (See information on the next page for the Committee’s engagement with external search firms.) When evaluating director candidates, the Committee reviews available information regarding each candidate, including, but not limited to, professional qualifications, experience, skills, expertise, references, backgrounds, and perspectives in the context of the Board’s overall composition and our company’s strategy.

Director time commitment. Our Board understands the time commitment involved in serving on the Board and its committees. Through the Committee, the Board regularly evaluates whether candidates and serving directors are able to devote the time necessary to discharge their duties as directors, taking into account their primary occupations, memberships on other boards, and other responsibilities.

In 2022, at the Committee’s recommendation, our Board amended its policy on outside board service set forth in the Corporate Governance Guidelines. The revised policy limits the maximum number of public company boards on which a director on our Board may serve to four public companies (including our Board) and specifies that any public company chief executive officer who serves as a director on our Board may not serve on the boards of more than two public companies (including our Board).

LIMITS ON PUBLIC COMPANY BOARD SERVICE

The Committee assesses directors’ time commitment to the Board throughout the year, including through the annual formal self-evaluation process and prior to the annual renomination of currently serving directors. Under our Corporate Governance Guidelines, directors are expected to seek Committee approval prior to joining the board of another public company and directors who change principal occupations must offer to resign from the Board, subject to further evaluation by the Committee and the Lead Independent Director. In 2024, at the Committee’s recommendation, the Board amended the Corporate Governance Guidelines to provide the Committee with additional information on directors’ time commitments. Pursuant to these updates, directors are expected to seek Committee approval prior to serving on private for-profit company boards and notify the company’s Corporate Secretary before joining the board of any other types of private companies, such as not-for-profit companies, educational institutions, or family trusts.

The Committee regularly reviews and closely monitors external perspectives and trends on the appropriate number of public company boards on which directors may serve, including the proxy voting guidelines of our major shareholders and input from shareholder engagement discussions, voting policies of the major proxy advisory firms, corporate governance guidelines adopted by other public companies, board trends at peers and other significant public companies, and advice from outside advisors.

All directors 4 total ___________	CEO directors 2 total

PRIVATE COMPANY

BOARD SERVICE

Directors are expected to notify the Corporate Secretary before joining the board of any private company and seek Committee approval prior to joining the board of any private, for-profit company.

All directors and nominees comply with our outside board service policy.

2025 Proxy Statement	7

Proposal 1: Electing directors

Director retirement policy. Our Corporate Governance Guidelines provide that a director who would be age 75 as of the time of election shall not be nominated for initial election to the Board, provided that the Board may approve the nomination for reelection of a director who would be age 75 at the time of the election, if, in light of all the circumstances, the Board determines that it is in the best interests of our company and shareholders.

Succession planning and the director recruitment process

ASSESS

The Corporate Governance Committee regularly reviews the mix of individual directors on our Board to:

•  assess the overall Board composition

•  develop criteria for potential candidates that are additive to overall Board composition

In developing these criteria, the Committee considers, among other things,

•  our company’s strategy and needs

•   our directors’ backgrounds, experiences, skills, expertise, tenure, and age relative to the Board’s retirement age of 75

•  desired attributes and qualifications our Board identifies through its self-evaluation process

IDENTIFY

To drive effective Board renewal and director and Board leadership succession planning, the Committee regularly develops and reviews a pool of potential director candidates.

The Committee engages third-party search firms to identify potential candidates using the factors and criteria identified during the assessment phase.

The Committee:

•  considers and provides feedback on the potential candidates

•  periodically requests updates to the list of potential candidates based on Committee and Board input

The Committee also considers candidates proposed by management and by our shareholders.

EVALUATE

The Committee follows an established process for evaluating director candidates regardless of who recommends the candidate for consideration.

During this process, the Committee reviews information regarding each candidate, including but not limited to, professional qualifications, experiences, skills, expertise, references, backgrounds, and perspectives.

The Committee also reviews the candidate’s:

•  independence and potential conflicts of interest

•  time availability

•  any reputational risk considerations

RECOMMEND

Following Committee evaluation and Board review, the Board recommends director candidates to shareholders for election based on its assessment of which candidates have the experiences, skills, and expertise that, in the context of the Board’s overall composition, are best able to fulfill the Board’s role of providing effective oversight of the company’s business, strategy, and operations.

The composition of our Board reflects the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities and a mixture of qualifications, skills, backgrounds, and tenures that, when taken together, are fit for purpose to best serve our company and our shareholders.

In 2024, Ms. Martinez was identified by an external search firm for inclusion in the pool of potential director candidates, and was appointed to the Board in January 2025 following Committee evaluation and nomination.

For 2025, the Board selected our 14 director nominees based on their satisfaction of the core attributes and key considerations described on page 7 and above and the Board’s belief that each can continue making substantial contributions to our Board and company. The Board believes the nominees’ breadth of experience and broad mix of attributes strengthen its independent leadership and effective oversight of management and our long-term strategy.

See “Electing directors” on page 6 and “Our director nominees” on page 9.

8	Bank of America

Proposal 1: Electing directors

Our director nominees

Our director nominees bring complementary backgrounds and viewpoints, and a broad range of skills and experiences that are critical to the Board’s ability to provide effective oversight of the company and directly relevant to our business, strategy, and operations. They are seasoned leaders from research academia, government service, private organizations, and global public companies that are subject to extensive regulations and operate in highly competitive environments. They serve or have served as chief executive officers or C-suite executives leading business innovation and transformation, and they have expertise managing risk, operations, finance, technology, human capital, and other areas important to our business, strategy, and operations. Their varying tenure on the Board strengthens our Board’s oversight with a balance of historical insights about our company and new perspectives.

2025 Proxy Statement	9

Proposal 1: Electing directors

Our Board recommends a vote “FOR” each of the 14 nominees listed below for election as a director (Proposal 1).

Set forth below are each nominee’s name, age as of our annual meeting date, principal occupation, business experience, and U.S.-listed public company directorships held during the past five years. We also discuss the qualifications, attributes, and skills that led our Board to nominate each for election as a Bank of America director.

Age: 73 Director since: August 2012

Ms. Allen is an experienced director
who brings deep auditing and consulting services, financial reporting, and corporate governance experience to our Board.

As a corporate leader, Ms. Allen has broad experience leading and working with large, complex businesses and brings an international perspective on risk management and strategic planning. During her nearly 40-year career with Deloitte, the largest professional services organization in the U.S. and member firm of Deloitte Touche Tohmatsu Limited (DTTL), she became the first woman elected to serve as Chairman of the Board and also served as a member of DTTL’s Global Board of Directors, the chair of its Global Risk Committee, and the U.S. representative of its Global Governance Committee. During her tenure at Deloitte, Ms. Allen oversaw relationships with major multinational corporations and provided oversight and guidance to management.

Sharon L. Allen

Former Chairman, Deloitte LLP (Deloitte)

Committee membership:

Audit Committee (chair)

Corporate Governance Committee

Professional highlights:

•  Served as Chairman of Deloitte, a firm that provides audit, consulting, financial advisory, risk management, and tax services, as the U.S. member firm of DTTL, from 2003 to 2011

•  Employed at Deloitte for nearly 40 years in various leadership roles, including Partner and Regional Managing Partner; and responsible for audit and consulting services for a number of Fortune 500 and large private companies

•  Former member of the Global Board of Directors, Chair of the Global Risk Committee, and U.S. Representative on the Global Governance Committee of DTTL, from 2003 to 2011

•  Member of the Board of Directors of Albertsons Companies, Inc. and its Audit & Risk Committee, and Chair of its Governance, Compliance and ESG Committee

•  Former member of the Board of Directors of First Solar, Inc., Chair of its Audit Committee and a member of its Technology Committee

Other leadership experience and service:

•  Former Director and Chair of the National Board of Directors of the YMCA of the USA, a leading nonprofit organization for youth development, healthy living, and social responsibility

•  Former Vice Chair of the Board of Trustees of the Autry National Center, the governing body of the Autry Museum of the American West

•  Appointed by President George W. Bush to the President’s Export Council, which advised the President on export enhancement

Other U.S.-listed company boards:

•  Albertsons Companies, Inc.

•  First Solar, Inc. (past five years)

10	Bank of America

Proposal 1: Electing directors

Age: 62 Director since: September 2022

Mr. Almeida is a former chief executive officer and public company director with experience leading large, global companies subject to regulatory oversight. His service as a board member for global companies in a variety of industries also brings additional perspective to our Board.

As former Chairman, President, and Chief Executive Officer of Baxter, Mr. Almeida led the company through a period of transformation driven by innovation, operational excellence, and strategic execution. Prior to joining Baxter, Mr. Almeida served as Chairman, President and Chief Executive Officer and on the Board of Directors of Covidien and served in leadership roles at Tyco Healthcare (Covidien’s predecessor), Wilson Greatbatch Technologies Inc., American Home Products’ Acufex Microsurgical division, and Johnson & Johnson’s Professional Products division. He began his career as a management consultant at Andersen Consulting (Accenture) and previously served on the Boards of Directors of Walgreens Boots Alliance, Inc., Analog Devices, Inc., EMC Corporation, and State Street Corporation.

José (Joe) E. Almeida

Former Chairman, President, and Chief Executive Officer,
Baxter International Inc. (Baxter)

Committee membership:

Audit Committee

Compensation and Human Capital Committee

Professional highlights:

•  Former Chairman of the Board, President and CEO of Baxter, a global medtech leader, from 2016 to February 2025. Began serving as an executive officer of Baxter in October 2015

•  Served as Senior Advisor with The Carlyle Group, a multinational private equity, alternative asset management and financial services corporation, from May 2015 to October 2015

•  Served as Chairman, President and Chief Executive Officer and as President and Chief Executive Officer of Covidien, a global healthcare products company, from March 2012 through January 2015 and from July 2011 to March 2012, respectively, prior to the acquisition of Covidien by Medtronic plc

•  Prior to becoming Covidien’s President and Chief Executive officer, served in several leadership roles at Covidien, including President of its Worldwide Medical Devices business; also served as President of International and Vice President of Global Manufacturing for Covidien’s predecessor, Tyco Healthcare

•  Served on the Boards of Directors of: Baxter; Walgreens Boots Alliance, Inc., including on its Compensation Committee; State Street Corporation, including on its Executive Compensation Committee; Analog Devices, Inc.; and EMC Corporation

•  Served on the Board of Trustees of Partners in Health

Other leadership experience and service:

•  Serves on the Board of Trustees of Northwestern University

Other U.S.-listed company boards:

•  Baxter (past five years)

•  Walgreens Boots Alliance, Inc. (past five years)

2025 Proxy Statement	11

Proposal 1: Electing directors

Age: 74 Director since: July 2013

Mr. de Weck is a Swiss national
based in Europe with deep knowledge
of the global financial services industry.

As a senior executive with a tenure of more than three decades in global financial services, including as a member of the Group Executive Committee and Global Head of Private Wealth Management of Deutsche Bank AG in London, and as Chief Executive Officer of North America, Chief Executive Officer of Europe, and a member of the Group Executive Board at UBS AG, and as Chief Executive Officer of UBS Capital, Mr. de Weck has extensive experience in risk management, including credit risk management. He brings valuable international perspective to our company’s business activities, including to our European subsidiaries through his service on the Boards of Directors of Merrill Lynch International (MLI), our U.K. broker-dealer subsidiary, and BofA Securities Europe S.A. (BofASE), our French broker-dealer subsidiary.

Pierre J.P. de Weck

Former Chairman and Global Head of Private Wealth Management, Deutsche Bank AG

Committee membership:

Compensation and Human Capital Committee

Enterprise Risk Committee

Professional highlights:

•  Served as the Chairman and Global Head of Private Wealth Management and as a member of the Group Executive Committee of Deutsche Bank AG, from 2002 to May 2012

•  Served on the Management Board of UBS, from 1994 to 2001; as Head of Institutional Banking, from 1994 to 1997; as Chief Credit Officer and Head of Private Equity, from 1998 to 1999; and as Head of Private Equity, from 2000 to 2001

•  Held various senior management positions at Union Bank of Switzerland, a predecessor firm of UBS, from 1985 to 1994

•  Chair of the Board of Directors of MLI (and previously chair of the MLI Board’s Risk Committee); and Chair of the Board of Directors of BofASE

•  Member of the Board of Directors of 360 ONE WAM Limited, a company listed on the National Stock Exchange of India and the BSE

Other U.S.-listed company boards:

•  N/A

12	Bank of America

Proposal 1: Electing directors

Age: 70 Director since: January 2013

Mr. Donald has more than three decades of strategic planning, global operations, and risk management experience in regulated, consumer, retail, and distribution businesses.

He brings expertise in business transformation through his service as President and Chief Executive Officer of Carnival, one of the world’s largest leisure travel companies with operations worldwide, his leadership roles with global responsibilities at Monsanto, and his experience as a public company director. Through his leadership of nonprofit organizations, including The Executive Leadership Council and the Juvenile Diabetes Research Foundation International, Mr. Donald also brings focus and perspective on our work to promote talent, inclusion, and opportunity for our employees and the communities we serve.

Arnold W. Donald

Former President and Chief Executive Officer, Carnival Corporation and Carnival plc (Carnival);
Incoming Lead Independent Director, Salesforce, Inc. (Salesforce)

Committee membership:

Audit Committee

Compensation and Human Capital Committee

Professional highlights:

•  Served as President, Chief Executive Officer, and Chief Climate Officer of Carnival, a cruise and vacation company, from July 2013 to November 2022; began serving on Carnival’s Board of Directors in 2001

•  Served as President and Chief Executive Officer, from November 2010 to June 2012 of The Executive Leadership Council, a nonprofit organization providing a professional network and business forum to African-American executives at major U.S. companies

•  Served as President and Chief Executive Officer of the Juvenile Diabetes Research Foundation International, from January 2006 to February 2008

•  Served as Chairman and Chief Executive Officer of Merisant, from 2000 to 2003, a privately held global manufacturer of tabletop sweeteners, and remained as Chairman until 2005

•  Joined Monsanto in 1977 and held several senior leadership positions with global responsibilities, including President of its Agricultural Group and President of its Nutrition and Consumer Sector, over a more than 20-year tenure

•  Member of the Board of Directors of GE Vernova, Chair of its Compensation and Human Capital Committee and member of its Nominating and Governance Committee

•  Member of the Board of Directors of MP Materials Corp. and its Compensation Committee

•  Incoming Lead Independent Director of Salesforce, Inc., member of its Audit & Finance and Nominating & Corporate Governance Committees

•  Served as a member of the Board of Directors of Carnival and its Executive Committee

Other leadership experience and service:

•  Appointed by President Clinton and re-appointed by President George W. Bush to the President’s Export Council

Other U.S.-listed company boards:

•  GE Vernova

•  MP Materials Corp.

•  Salesforce, Inc.

•  Carnival (past five years)

2025 Proxy Statement	13

Proposal 1: Electing directors

Age: 74 Director since: August 2012

Ms. Hudson has extensive executive leadership experience, with a focus on risk management.

She brings international perspective, geopolitical insights, and broad knowledge in strategic planning, technology, global operations, and risk management to our Board through a career in the defense, aerospace, and security industries that spanned more than 40 years. As the former President and Chief Executive Officer of BAE and the first woman to lead a major national security corporation, Ms. Hudson oversaw a global, highly regulated, and complex U.S.-based defense, aerospace, and security company, wholly owned by London-based BAE Systems plc (BAE Systems), where she also served as an executive director. Through her leadership positions, including with General Dynamics Corporation and its Armament and Technical Products division, Ms. Hudson also brings focus and perspective to the Board’s oversight of technology and related risks, including cybersecurity risks.

Linda P. Hudson

Former President and Chief Executive Officer,
BAE Systems, Inc. (BAE)

Committee membership:

Corporate Governance Committee

Enterprise Risk Committee

Professional highlights:

•  Served as Chairman and Chief Executive Officer of The Cardea Group, LLC, a management consulting business, from May 2014 to January 2020

•  Served as CEO Emeritus of BAE, a U.S.-based subsidiary of BAE Systems, a global defense, aerospace, and security company headquartered in London, from February 2014 to May 2014, and as President and Chief Executive Officer of BAE, from October 2009 until January 2014

•  Served as President of BAE Systems’ Land and Armaments operating group, the world’s largest military vehicle and equipment business, from October 2006 to October 2009

•  Prior to joining BAE, served as Vice President of General Dynamics Corporation and President of its Armament and Technical Products division; held various positions in engineering, production operations, program management, and business development for defense and aerospace companies

•  Served as a member of the Executive Committee and as an executive director of BAE Systems, from 2009 until January 2014; and as a member of the Board of Directors of BAE, from 2009 to April 2015

•  Member of the Board of Directors of Trane Technologies plc and its Human Resources and Compensation Committee and its Sustainability, Corporate Governance & Nominating Committee; and Chair of its Technology and Innovation Committee

•  Served as a member of the Board of Directors of TPI Composites, Inc. and its Nominating and Corporate Governance Committee and Technology Committee

Other leadership experience and service:

•  Elected member to the National Academy of Engineering, one of the highest professional honors accorded an engineer

•  Member of the Board of Directors of the University of Florida Foundation, Inc. and the advisory board of the University of Florida Engineering Leadership Institute

•  Former member of the Charlotte Center Executive Board for the Wake Forest University School of Business

•  Former member of the Board of Trustees of Discovery Place, a nonprofit education organization dedicated to inspiring exploration of the natural and social world

•  Member of the Board of Directors of Shands Teaching Hospital and Clinics, Inc., the healthcare system affiliated with the University of Florida College of Medicine

•  Member of the Board of Directors of University of Florida’s Gator Boosters, Inc.

Other U.S.-listed company boards:

•  Trane Technologies plc (formerly Ingersoll-Rand plc)

•  TPI Composites, Inc. (past five years)

14	Bank of America

Proposal 1: Electing directors

Age: 68 Director since: April 2006

Ms. Lozano brings a broad range of leadership experience in the public and private sectors through her active participation in public service and her service as chief executive officer and as a public company director. She also brings a track record as a champion for talent, inclusion, and opportunity.

As Chief Executive Officer of College Futures Foundation, a charitable foundation focused on increasing the rate of bachelor’s degree completion among California student populations who are low-income and have had a historically low college success rate, she worked to increase the rate of college graduation and improve opportunity for low-income students and students of color in California. With 30 years at La Opinión, the largest Spanish-language newspaper in the U.S., including as editor and publisher, as Chairman and Chief Executive Officer of its parent company, ImpreMedia LLC, and as co-founder of the Aspen Institute Latinos and Society Program, Ms. Lozano possesses deep insights into the issues that impact the Hispanic-Latino community. As a director serving on the boards of large organizations with diversified international operations, including Apple Inc. and Target Corporation, and previously The Walt Disney Company, Ms. Lozano has long-standing experience overseeing matters ranging from corporate governance, human capital management, and executive compensation, to risk management and financial reporting. In addition, as a member of California’s Task Force on Jobs and Business Recovery, Ms. Lozano has valuable perspective on important public policy, societal, and economic issues.

Monica C. Lozano

Former Chief Executive Officer, College Futures Foundation

Former Chairman, US Hispanic Media Inc.

Committee membership:

Compensation and Human Capital Committee (chair)

Enterprise Risk Committee

Professional highlights:

•  Served as Chief Executive Officer of College Futures Foundation, from December 2017 to July 2022 and a member of the Board of Directors, from December 2019 to July 2022

•  Served as Chair of the Board of Directors of U.S. Hispanic Media Inc., the parent company of ImpreMedia, a leading Hispanic news and information company, from June 2014 to January 2016

•  Served as Chairman of ImpreMedia, from July 2012 to January 2016; Chief Executive Officer, from May 2010 to May 2014; and Senior Vice President, from January 2004 to May 2010

•  Served as Publisher of La Opinión, a subsidiary of ImpreMedia and the leading Spanish-language daily print and online newspaper in the U.S., from 2004 to May 2014; and Chief Executive Officer, from 2004 to July 2012

•  Strategic advisor to multiple media companies

•  Member of the Board of Directors of Apple Inc. and its Audit and Finance Committee

•  Member of the Board of Directors of Target and its Governance & Sustainability Committee, Chair of its Compensation & Human Capital Management Committee, and former Lead Independent Director

Other leadership experience and service:

•  Member of California’s Task Force on Jobs and Business Recovery

•  Served as a member of President Obama’s Council on Jobs and Competitiveness, from 2011 to 2012; and served on President Obama’s Economic Recovery Advisory Board, from 2009 to 2011

•  Served on COMEXUS, a binational commission dedicated to strengthening ties between the two countries through business, education, and cultural collaboration

•  Member of the Board of Directors of the Weingart Foundation

•  Served as the Chair of the Board of Regents of the University of California; as a member of the Board of Trustees of The Rockefeller Foundation; as a member of the Board of Trustees of the University of Southern California; and as a member of the State of California Commission on the 21st Century Economy

Other U.S.-listed company boards:

•  Apple Inc.

•  Target Corporation

2025 Proxy Statement	15

Proposal 1: Electing directors

Age: 67 Director since: January 2025

Ms. Martinez brings extensive technology, risk management, and strategic planning experience for global businesses to our Board.

Ms. Martinez’s experience at Cisco Systems, Salesforce, and Microsoft enables her to bring extensive technology knowledge to our Board. Her leadership roles provide her with strategic planning, risk management, and executive leadership experience. Her history of public company board experience gives her insight into governance of large, complex, and regulated companies.

Maria N. Martinez

Former Executive Vice President and Chief Operating Officer,
Cisco Systems, Inc.

Committee membership:

Corporate Governance Committee

Enterprise Risk Committee

Professional highlights:

•  Served as Executive Vice President and Chief Operating Officer from 2021 to 2024, and as Executive Vice President and Chief Customer Experience Officer from 2018 until 2021 at Cisco Systems, Inc., a multinational digital communications technology company

•  Served in a variety of senior executive roles at Salesforce, Inc. between 2010 and 2018, including: President, Global Customer Success and Latin America; President, Sales and Customer Success; Executive Vice President and Chief Growth Officer; and Executive Vice President, Customers for Life

•  Managed the Global Services business for Microsoft Corporation, including professional services and customer support for all products during her tenure there from 2003 to 2007

•  Member of the Board of Directors of McKesson Corporation and its Compliance Committee and Chair of its Governance and Sustainability Committee

•  Member of the Board of Directors of Tyson Foods, Inc. and its Governance and Nominating Committee and Strategy and Acquisitions Committee

•  Served as a member of the Board of Directors of Cue Health Inc. and its Audit and Compensation Committees and Chair of its Nominating and Governance Committee

Other leadership experience and service:

•  Former member of the Board of Trustees of the Computer History Museum

•  Former member of the Board of Trustees of Silicon Valley Education Foundation

Other U.S.-listed company boards:

•  McKesson Corporation

•  Tyson Foods, Inc.

•  Cue Health Inc. (past five years)

16	Bank of America

Proposal 1: Electing directors

Age: 65 Director since: January 2010

As our Chief Executive Officer, Mr. Moynihan leads a team of more than 200,000 employees focused on driving Responsible Growth for our teammates, clients, communities, and shareholders.

Under his leadership, the company provides core financial services to three client groups through our eight lines of business. This has delivered record earnings and significant capital return to shareholders. Mr. Moynihan has demonstrated leadership qualities, management capability, knowledge of our business and industry, and a long-term strategic perspective. In addition, he has many years of international and domestic financial services experience, including wholesale and retail businesses.

Brian T. Moynihan

Chair of the Board and Chief Executive Officer,
Bank of America Corporation

Committee membership:

Attends meetings of all of the Board committees

Professional highlights:

•  Appointed Chair of the Board of Directors of Bank of America Corporation in October 2014 and President and Chief Executive Officer in January 2010. Prior to becoming Chief Executive Officer, Mr. Moynihan led each of the company’s operating units

•  Member (and prior Chair) of the Board of Directors of Bank Policy Institute (Chair of the Global Regulatory Policy Committee)

•  Member (and prior Chair) of Financial Services Forum

•  Chair of the Supervisory Board of The Clearing House Association L.L.C.

•  Member of Business Roundtable

•  Member (and prior Chairman) of the World Economic Forum’s International Business Council (Chair of Stakeholder Capitalism Metrics Initiative)

•  Past Chair of the Board of The U.S. Council on Competitiveness

•  Chair of the Sustainable Markets Initiative

Other leadership experience and service:

•  Chancellor (Chair) and current member of Board of Fellows of Brown University

•  Member of Advisory Council of Smithsonian’s National Museum of African American History and Culture

•  Member of Charlotte Executive Leadership Council

•  Chair of Massachusetts Competitive Partnership

Other U.S.-listed company boards:

•  N/A

2025 Proxy Statement	17

Proposal 1: Electing directors

Age: 70 Director since: January 2013

Mr. Nowell is an active board leader
with a deep range of corporate audit,
financial expertise, risk management,
operational, and strategic planning experience.

During his more than 30-year career with multinational consumer products conglomerates, he oversaw the worldwide corporate treasury functions, including debt and investment activities, capital markets strategies, and foreign exchange as Senior Vice President and Treasurer of Pepsi, finance functions as Chief Financial Officer of Pepsi Bottling Group, and held responsibilities for strategy and business development as a Senior Vice President at RJR Nabisco. Mr. Nowell brings a robust corporate governance and board leadership perspective through his current and prior service on public company boards across varying industries and through his ongoing dialogue with institutional shareholders as our Board’s Lead Independent Director. In 2022, Mr. Nowell was named “Independent Director of the Year” by Corporate Board Member

Lionel L. Nowell III

Lead Independent Director, Bank of America Corporation

Former Senior Vice President and Treasurer, PepsiCo, Inc. (Pepsi)

Committee membership:

Attends meetings of all of the Board committees

Professional highlights:

•  Served as Senior Vice President and Treasurer of Pepsi, a leading global food, snack, and beverage company, from 2001 to May 2009; and as Chief Financial Officer of The Pepsi Bottling Group and Controller of Pepsi

•  Served as Senior Vice President, Strategy and Business Development at RJR Nabisco, Inc., from 1998 to 1999

•  Held various senior financial roles at the Pillsbury division of Diageo plc, including Chief Financial Officer of its Pillsbury North America, Pillsbury Foodservice, and Häagen-Dazs divisions; and also served as Controller and Vice President of Internal Audit of the Pillsbury Company

•  As our Board’s Lead Independent Director, Mr. Nowell has an extensive set of responsibilities that brings him into frequent communications with our primary regulators, institutional shareholders, other stakeholders, and our employees and customers. See page 26

•  Member of the Board of Directors of Ecolab Inc., Chair of its Audit Committee and member of its Finance Committee

•  Member of the Board of Directors of Textron Inc. and Chair of its Audit Committee

•  Served as a member of the Board of Directors of American Electric Power Company, Inc., from July 2004 to April 2020; Chair of its Audit Committee and as a member of its Directors and Corporate Governance, Policy, Executive, and Finance Committees

•  Served as Lead Director of the Board of Directors of Reynolds American, Inc., from January 2017 to July 2017; and as a Board member, from September 2007 to July 2017

Other leadership experience and service:

•  Former member of the Dean’s Advisory Council at The Ohio State University Max M. Fisher College of Business

Other U.S.-listed company boards:

•  Ecolab Inc.

•  Textron Inc.

•  American Electric Power Company, Inc. (past five years)

18	Bank of America

Proposal 1: Electing directors

Age: 68 Director since: July 2019

Ms. Ramos is an experienced public company executive who brings global business leadership, financial expertise, and strategic planning experience to our Board.

Ms. Ramos served as Chief Executive Officer of ITT, a diversified manufacturer of engineered components and customized technology solutions for the transportation, industrial, and energy markets, focusing on innovation and technology. She was Chief Financial Officer at ITT, Furniture Brands International, and the U.S. KFC division of Yum! Brands, and served as the corporate treasurer at Yum! Brands. Through her public company board service on the Boards of Phillips 66 and RTX Corporation, Ms. Ramos brings board-level insights into issues facing complex, regulated global public companies and oversight experience in finance, audit, corporate governance, public policy, and sustainability.

Denise L. Ramos

Former Chief Executive Officer and President, ITT Inc. (ITT)

Committee membership:

Audit Committee

Compensation and Human Capital Committee

Professional highlights:

•  Chief Executive Officer and President of ITT, a diversified manufacturer of critical components and customized technology solutions, from 2011 to 2019; and Senior Vice President and Chief Financial Officer of ITT, from 2007 to 2011

•  Served as Chief Financial Officer for Furniture Brands International, a former home furnishings company, from 2005 to 2007

•  Served in various roles at Yum! Brands Inc., an American fast-food company, from 2000 to 2005, including Chief Financial Officer of the U.S. Division of KFC Corporation and as Senior Vice President and Treasurer

•  Began her career at Atlantic Richfield Company, where she spent more than 20 years in a number of finance positions

•  Member of the Board of Directors of Phillips 66 and its Human Resources and Compensation Committee and Public Policy and Sustainability Committee

•  Member of the Board of Directors of RTX Corporation and its Audit Committee and Governance and Public Policy Committee

Other U.S.-listed company boards:

•  Phillips 66 (through May 2025)(1)

•  RTX Corporation

(1)	Ms. Ramos has announced her intent not to stand for reelection to the board of Phillips 66 at its 2025 annual meeting of shareholders.

2025 Proxy Statement	19

Proposal 1: Electing directors

Age: 66 Director since: October 2018

Dr. Rose is an executive leader in academics and the private sector who brings risk management experience, public policy and social thought leadership, broad global financial services industry knowledge, and strategic planning experience to our Board.

As former President of Bowdoin College, Dr. Rose has a legacy of promoting intellectual engagement with a diverse set of ideas and issues; increasing access and opportunity for students; enhancing programs for post-graduate success; advancing inclusion; and addressing mental health challenges facing youth. As a Harvard Business School faculty member, Dr. Rose has taught and written on issues of leadership, ethics, the financial crisis, and the role of business in society. Dr. Rose spent the first 20 years of his career with JPMorgan Chase & Co. and its predecessor company, where he retired as Vice Chairman after leading the global investment banking and equities businesses, as well as holding leadership roles in securities, derivatives, and corporate finance in New York and London. Following retirement from JPMorgan Chase, Dr. Rose received a master’s degree and PhD with distinction in sociology from the University of Pennsylvania. Dr. Rose also holds an MBA from the University of Chicago. Dr. Rose has served on several financial institutions boards and currently serves as Chair of the Board of Trustees of the Howard Hughes Medical Institute, the U.S.’s largest private supporter of academic biomedical research.

Clayton S. Rose

Baker Foundation Professor of Management Practice, Harvard Business School

Committee membership:

Compensation and Human Capital Committee

Enterprise Risk Committee (chair)

Professional highlights:

•  Baker Foundation Professor of Management Practice at Harvard Business School

•  Former President of Bowdoin College

•  Served as a professor at Harvard Business School prior to his appointment as President of Bowdoin College

•  Served as Vice Chairman, headed two lines of business–Global Investment Banking and Global Equities–and was a member of JPMorgan Chase’s senior management team during his approximately 20-year tenure at JPMorgan Chase

•  Served as a member of the Boards of Directors of XL Group, plc, Federal Home Loan Mortgage Corporation (Freddie Mac), and Mercantile Bankshares Corp.

Other leadership experience and service:

•  Trustee and Chair of the Board of Trustees for Howard Hughes Medical Institute and formerly Chair of the Audit and Compensation Committee

•  Member of the Board of Directors of Pew Charitable Trusts

•  Served on the company’s Board of Directors, from 2013 to 2015

Other U.S.-listed company boards:

•  N/A

20	Bank of America

Proposal 1: Electing directors

Age: 73 Director since: June 2016

Mr. White is a seasoned executive and public company director with experience leading the global operations and strategic direction of complex and highly regulated multinational consumer retail and distribution businesses.

He possesses executive and board leadership experience and provides broad ranging operational and strategic insights, an international perspective, and financial expertise to our Board. Mr. White was President, Chief Executive Officer, and Chairman of the Board of Directors of DIRECTV, where he oversaw the operations and strategic direction of the company in the U.S. and in Latin America. Prior to joining DIRECTV, he served as the Chief Executive Officer of PepsiCo International, Frito-Lay’s Europe, Africa, and Middle East division, and Snack Ventures Europe, PepsiCo’s partnership with General Mills International. He also served as Chief Financial Officer of PepsiCo., Inc., Pepsi-Cola Company worldwide, and Frito-Lay International. Mr. White began his career as a management consultant at Bain & Company and Arthur Andersen & Co.

Michael D. White

Former Chairman, President, and Chief Executive Officer, DIRECTV

Committee membership:

Audit Committee

Corporate Governance Committee (chair)

Professional highlights:

•  Served as Chairman, President, and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from January 2010 to August 2015; and as a Director of the company, from November 2009 until August 2015

•  Chief Executive Officer of PepsiCo International, from February 2003 until November 2009; and served as Vice Chairman and director of PepsiCo, from March 2006 to November 2009, after holding positions of increasing importance with PepsiCo since 1990

•  Served as Senior Vice President at Avon Products, Inc.

•  Served as a Management Consultant at Bain & Company and Arthur Andersen & Co.

•  Served as Lead Director of the Board of Directors of Kimberly-Clark Corporation; and Chair of its Executive Committee

•  Served as a member of the Board of Directors of Whirlpool Corporation; Chair of its Audit Committee; and a member of its Corporate Governance and Nominating Committee

Other leadership experience and service:

•  Vice Chair of The Partnership to End Addiction

Other U.S.-listed company boards:

•  Kimberly-Clark Corporation (past five years)

•  Whirlpool Corporation (past five years)

2025 Proxy Statement	21

Proposal 1: Electing directors

Age: 72 Director since: April 2016

Mr. Woods is a veteran financial
services executive with experience
in risk management, corporate strategy,
finance, and the corporate and
investment banking businesses.

Mr. Woods began his nearly 40-year tenure at CIBC and its predecessor firms in its investment banking department and later served as Head of Canadian Corporate Banking, Chief Financial Officer, and Chief Risk Officer, before retiring as Vice Chairman. As Senior Executive Vice President and Chief Risk Officer of CIBC during the financial crisis, Mr. Woods focused on risk management and CIBC’s risk culture. He chaired CIBC’s Asset Liability Committee, served as CIBC’s lead liaison with regulators, and was an active member of CIBC’s business strategy group. He brings international perspective, including to our European subsidiaries through his service on the Boards of Directors of Merrill Lynch International (MLI), our U.K. broker-dealer subsidiary, and BofA Securities Europe S.A. (BofASE), our French broker-dealer subsidiary.

Thomas D. Woods

Former Vice Chairman and Senior Executive Vice President, Canadian Imperial Bank of Commerce (CIBC)

Committee membership:

Corporate Governance Committee

Enterprise Risk Committee

Professional highlights:

•  Served as Vice Chairman and Senior Executive Vice President of CIBC, a leading Canada-based global financial institution, from July 2013 until his retirement in December 2014

•  Served as Senior Executive Vice President and Chief Risk Officer of CIBC, from 2008 to July 2013; and Senior Executive Vice President and Chief Financial Officer of CIBC, from 2000 to 2008

•  Began his career at CIBC in 1977 through Wood Gundy, a predecessor firm; served in various senior leadership positions, including as Controller of CIBC; as Chief Financial Officer of CIBC World Markets (CIBC’s investment banking division); and as the Head of CIBC’s Canadian Corporate Banking division

•  Served as Chair of the Board of Directors of Hydro One Limited, an electricity transmission and distribution company serving the Canadian province of Ontario, and publicly traded and listed on the Toronto Stock Exchange, from August 2018 to July 2019

•  Member of the Board of Directors of MLI; Chair of its Risk Committee; and member of its Governance Committee

•  Member of the Board of Directors of BofASE

Other leadership experience and service:

•  Chair of Board of Directors of Institute of Corporate Directors (Institut des Administrateurs de Sociétés)

•  On the advisory committee of Cordiant Capital Inc., a global infrastructure and real assets manager

•  Member of the University of Toronto College of Electors and of the Boards of Directors of Catholic Health Sponsors of Ontario and St. Michael’s Hospital Foundation

•  Former member of the Board of Directors of Alberta Investment Management Corporation, a Canadian institutional investment fund manager from 2015 to 2024; of the Board of Directors of Jarislowsky Fraser Limited, a global investment management firm, from 2016 to 2018; of the Boards of Directors of DBRS Limited and DBRS, Inc., an international credit rating agency, from 2015 to 2016; and of the Board of Directors of TMX Group Inc., a Canada-based financial services company, from 2012 to 2014

Other U.S.-listed company boards:

•  N/A

22	Bank of America

Proposal 1: Electing directors

Age: 66 Director since: December 2017

Dr. Zuber is a distinguished research scientist and academic leader who brings a breadth of risk management, technology, geopolitical insights, and strategic planning thought leadership to our Board.

Dr. Zuber is the first woman to lead a science department at MIT and the first woman to lead a NASA planetary mission. While serving as Vice President for Research at MIT, Dr. Zuber oversaw multiple interdisciplinary research laboratories and centers focusing on cancer research, energy and environmental solutions initiatives, plasma science and fusion, electronics, nanotechnology, and radio science and technology. She also led the development of MIT’s initial Climate Action Plan, and is responsible for intellectual property, research integrity and compliance, and research relationships with the federal government. Dr. Zuber has held leadership roles on 10 space exploratory missions with NASA. She also served on the National Science Board under President Obama and President Trump and was Co-Chair of President Biden’s Council of Advisors on Science and Technology.

Maria T. Zuber

Presidential Advisor for Science and Technology Policy and
E. A. Griswold Professor of Geophysics,
Massachusetts Institute of Technology (MIT)

Committee membership:

Corporate Governance Committee

Enterprise Risk Committee

Professional highlights:

•  Presidential Advisor for Science and Technology Policy at MIT, a leading research institution, since 2023, where she tracks trends and seizes opportunities to inform and advance state and federal science and technology policy and provides strategic direction to campus labs, centers, and initiatives connected to defense or national security and represents MIT with external stakeholders

•  Served as Vice President for Research at MIT, from 2013 to 2024, where she oversaw MIT Lincoln Laboratory and more than a dozen interdisciplinary research laboratories and centers and led the development of MIT’s initial Climate Action Plan

•  Served as a Professor at MIT since 1995, and was Head of the Earth, Atmospheric, and Planetary Sciences Department, from 2003 to 2011

•  Served in a number of positions at NASA, including as a Geophysicist, from 1986 to 1992, a Senior Research Scientist, from 1993 to 2010; and as Principal Investigator of the Gravity Recovery and Interior Laboratory (GRAIL) mission, from 2008 to 2017, which was designed to create the most accurate gravitational map of the moon to date and give scientists insight into the moon’s internal structure, composition, and evolution; and held leadership roles associated with scientific experiments or instrumentation on 10 NASA missions

•  Member of the Board of Directors of Textron Inc. and Chair of its Nominating and Corporate Governance Committee

Other leadership experience and service:

•  Appointed by President Biden in 2021 as Co-Chair of the President’s Council of Advisors on Science and Technology

•  Appointed by President Obama in 2013 and reappointed by President Trump in 2018 to the National Science Board, a 25-member panel that serves as the governing board of the National Science Foundation and as advisors to the President and Congress on policy matters relating to science and engineering; and served as Board Chair, from 2016 to 2018

•  Co-Chair of the National Academies of Science, Engineering and Medicine’s National Science, Technology, and Security Roundtable

•  Chair of NASA’s Mars Sample Return Mission Standing Review Board

•  Board of Trustees of Brown University

Other U.S.-listed company boards:

•  Textron Inc.

Accordingly, our Board recommends a vote “FOR” each of the 14 nominees listed above for election as a director (Proposal 1).

2025 Proxy Statement	23

Corporate governance

Corporate governance

Our Board of Directors

Our Board and its committees oversee:

•	Management’s development and implementation of a multi-year strategic business plan and an annual financial operating plan, and tracking our progress to meet these plans

•

Our Risk Framework and management’s identification, measurement, monitoring, and control of our company’s key risks: strategic, credit, market, liquidity, operational (including third-party, model, conduct, technology, information security, and data risks), compliance (including financial crimes compliance risk), reputational, and other risks that span multiple key risk types

•	Our company’s maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business

•

Our corporate audit function, our independent registered public accounting firm, the integrity of our consolidated financial statements, and compliance by our company with legal and regulatory requirements

•	Our company’s establishment, maintenance, and administration of appropriately designed compensation programs and plans

Our Board and its committees are also responsible for:

•

Evaluating the Board’s composition, leadership structure, and succession planning, including identifying and evaluating director candidates, and nominating qualified individuals for election to our Board, and approving succession plans for our Board’s Chair and Lead Independent Director

•	Reviewing and monitoring succession plans for our CEO and other key executives to promote senior management continuity

•	Reviewing our CEO’s performance and approving the total annual compensation for our CEO and other executive officers

•

Reviewing our activities for driving Responsible Growth, including how we share success with our communities, our human capital management policies and practices to be a great place to work, and Operational Excellence

•	Overseeing and participating in our shareholder engagement activities to ascertain perspectives and topics of interest from our shareholders

•	Conducting an annual, formal self-evaluation of our Board and its committees

Director independence

The New York Stock Exchange (NYSE) listing standards require a majority of our directors and each member of our Audit Committee, Compensation and Human Capital Committee, and Corporate Governance Committee to be independent. The Federal Reserve Board’s Enhanced Prudential Standards require the chair of our Enterprise Risk Committee to be independent. In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards) as an annex to our Corporate Governance Guidelines to assist it in determining each director’s independence. Our Board considers directors and director nominees “independent” if they meet the criteria for independence in both the NYSE listing standards and our Categorical Standards.

In early 2025, our Board, in coordination with our Corporate Governance Committee, evaluated the relevant relationships between each director or director nominee (and immediate family members and affiliates) and Bank of America Corporation and its subsidiaries, and affirmatively determined that all of our directors and director nominees are independent, except for Mr. Moynihan due to his employment by our company. Specifically, the following directors and director nominees are independent under the NYSE listing standards and our Categorical Standards: Ms. Allen, Mr. Almeida, Mr. de Weck, Mr. Donald, Ms. Hudson, Ms. Martinez, Ms. Lozano, Mr. Nowell, Ms. Ramos, Dr. Rose, Mr. White, Mr. Woods, and Dr. Zuber.

In making its independence determinations, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years and those applicable transactions reported under “Related person and certain other transactions” on page 41, and determined that none of the relationships for the directors and director nominees set forth below constituted a material relationship between the director or director nominee and our company:

•

Our company or its subsidiaries provided ordinary course financial products and services to all of our directors and director nominees, some of their immediate family members, and entities affiliated with some of them or their immediate family members (Mr. Almeida, Mr. de Weck, and Dr. Rose). In each case, the fees we received for these products and services were below the thresholds of the NYSE listing standards and our Categorical Standards, and, where applicable, were less than 2% of the consolidated gross annual revenues of our company and of the other entity.

•

Our company or its subsidiaries purchased products or services in the ordinary course from entities where some of our directors and director nominees are executive officers or employees or their immediate family members serve or served in the past three years as executive officers (Mr. Almeida, Mr. Donald, Ms. Martinez, Dr. Rose, and Mr. Woods). In each case, the fees paid to each of these entities were below the thresholds of the NYSE listing standards and our Categorical Standards.

24	Bank of America

Corporate governance

Independent board leadership

Our Board is committed to objective, independent Board leadership. It believes that independent board oversight involves not only having a properly defined independent board leader, such as a strong Lead Independent Director when the Chair is the CEO, but also having robust governance structures that promote active oversight. Our Board embraces multiple, interlinked practices that support the Board’s effective functioning as a whole and engender strong and objective Board oversight. These practices include:

•	Regular reviews of our Board leadership structure and governance practices, taking into account contemporaneous shareholder and stakeholder perspectives;

•

A robust, well-defined, and transparent Lead Independent Director structure that applies when our Chair is not an independent director and empowers the Lead Independent Director with extensive authority and responsibilities. The Lead Independent Director’s comprehensive authority and responsibilities are formalized in our Corporate Governance Guidelines and regularly reviewed. They give our Lead Independent Director significant authority with respect to the operation and functioning of the Board as well as direct engagement with stakeholders;

•

Active leadership, involvement, and influence by the Lead Independent Director. The Lead Independent Director regularly convenes and presides over executive sessions of our independent directors outside the presence of management and our CEO, and develops topics for discussion during these closed sessions. In addition, the Lead Independent Director speaks individually with each Board member at least quarterly, meets with our CEO at least monthly and with other members of management regularly, has regular calls with our primary bank regulators, and plays a central role in overseeing and participating in shareholder engagement efforts;

•

A Board composed of experienced and skilled directors, all of whom stand for election annually and all of whom are independent aside from the CEO. Each standing committee of the Board is presided over by an independent chair and is composed entirely of independent directors. Under this approach, independent directors are empowered and entrusted with oversight of critical issues that are within the purview of these committees; and

•	A robust Board and committee formal self-evaluation process and thoughtful director succession practices as described on pages 27 to 28 and 7 to 8, respectively, of this proxy statement.

We believe these practices, coupled with our Board’s other governance processes, provide for strong, independent Board leadership and effective engagement with, and oversight of, management.

Our Board leadership structure

Our Bylaws provide that our Board has the flexibility to determine the Board leadership structure best suited to the needs and circumstances of our company and our Board. This Bylaw provision was ratified by our shareholders at a 2015 special meeting called solely for that purpose. Our shareholders reaffirmed their support for allowing this flexibility by voting against shareholder proposals seeking Bylaw amendments requiring an independent Chair at each of our 2017, 2018, 2023, and 2024 annual meetings of shareholders. At least annually, our Board, in coordination with our Corporate Governance Committee, deliberates on and discusses the appropriate Board leadership structure, including the considerations described above.

Our Board’s optimal leadership structure may change over time to reflect our company’s evolving needs, strategy, and the operating environment; changes in our Board’s composition and leadership needs; and other factors, including the perspectives of shareholders and other stakeholders. The Board evaluates the Board’s leadership structure at least annually to determine what, if any, changes are appropriate based on the then-existing needs and circumstances of our company and our Board and input from shareholders and other stakeholders. If at any time the Board’s review of its leadership structure resulted in the conclusion that an independent Chair would best serve the interests of our shareholders based on the company’s needs and circumstances at that time, the Board would appoint an independent Chair.

Under our Board’s current leadership structure, we have a Chair and a Lead Independent Director. Our Board, through its annual assessment, with input from shareholders, believes that the existing structure continues to be the optimal leadership framework at this time.

Our Lead Independent Director, Mr. Nowell, exemplifies objective, independent Board leadership and effectively engages with and oversees management. Mr. Nowell leads the other independent directors in providing objective oversight of management, reviewing the CEO’s performance, determining and approving CEO compensation, helping to establish our company’s long-term strategy and regularly assessing its effectiveness, and serving the best interests of our company and our shareholders by overseeing management’s work to create long-term value. He is joined by our Chair, Mr. Moynihan, who, as CEO, serves as the primary voice to articulate our long-term strategy and Responsible Growth. Mr. Moynihan brings deep leadership experience in and knowledge of the financial services industry, our company, its businesses, and our focus on Responsible Growth. He is a global leader who serves as chair of the Sustainable Markets Initiative, on the board of Bank Policy Institute, and as a member of the World Economic Forum’s (WEF) International Business Council, the Business Roundtable, and the Financial Service Forum.

2025 Proxy Statement	25

Corporate governance

Empowered and highly-engaged Lead Independent Director

Our Lead Independent Director, Mr. Nowell, is empowered with and exercises robust, well-defined duties formalized in our Corporate Governance Guidelines.(1)

Board leadership

•   Presiding at all meetings of our Board at which the Chair is not present, including at executive sessions of the independent directors

•   Calling meetings of the independent directors, as appropriate

•   Providing Board leadership if the CEO Chair’s role may be (or may be perceived to be) in conflict

Board focus

•   In consultation with our Board and executive management, providing that our Board focuses on key issues and tasks facing our company, and on topics of interest to our Board

•   Assisting our Board, our Corporate Governance Committee, and management in complying with our Corporate Governance Guidelines and promoting corporate governance best practices

•   Working with our Corporate Governance Committee, our Compensation and Human Capital Committee, and members of our Board, contributing to the annual performance review of the CEO, and participating in CEO succession planning

Board meetings

•   In coordination with the CEO and the other members of our Board, (i) planning, reviewing, and approving meeting agendas for our Board, and (ii) approving meeting schedules to provide sufficient time for discussion of all agenda items

•   Advising the CEO of the information needs of our Board and approving information sent to our Board

•   Developing topics of discussion for executive sessions of our Board

Board culture

•   Serving as a liaison between the CEO and the independent directors

•   Establishing a close relationship and trust with the CEO, providing support, advice, and feedback from our Board while respecting executive responsibility

•   Acting as a “sounding board” and advisor to the CEO

Board performance and development

•   Together with the CEO and the other members of our Board, promoting the efficient and effective performance and functioning of our Board

•   Consulting with our Corporate Governance Committee on our Board’s annual formal self-evaluation

•   Providing guidance on the ongoing development of directors

•   With our Corporate Governance Committee and the CEO, consulting in the identification and evaluation of director candidates’ qualifications (including candidates recommended by directors, management, third-party search firms, and shareholders) and consulting on committee membership and committee chairs

Shareholders and other stakeholders

•   Being available for consultation and direct communication, to the extent requested by major shareholders

•   Having regular communication with primary bank regulators (with or without management present) to discuss the appropriateness of our Board’s oversight of management and our company

In addition to his formalized responsibilities, Mr. Nowell takes an active role with our shareholders, regulators, Chair and CEO, independent directors, and management.

Shareholders

•   Plays a leading role in our shareholder engagement process, representing our Board and independent directors in investor meetings and providing information from those investor meetings directly to our Board. See “Shareholder engagement” on page 36

Regulators

•   Holds calls with our primary bank regulators to discuss any issues of concern, and attends conferences provided by our primary bank regulators with directors of other large financial institutions to discuss industry issues

Directors

•   Regularly speaks with our Chair and CEO; holding calls at least monthly to discuss Board meeting agendas and discussion topics, schedules, and other Board governance matters

•   Speaks individually with each Board member at least quarterly to receive input on Board agendas, Board effectiveness, Board planning matters, and other related topics of management oversight

•   Attends meetings of all Board committees

Management	• Meets regularly with other management members, including our Chief People Officer and our Chief Risk Officer

(1)	See our Corporate Governance Guidelines available at http://investor.bankofamerica.com under the heading “Governance.”

26	Bank of America

Corporate governance

Board leadership succession planning

Our Corporate Governance Guidelines include an emergency succession plan for our Lead Independent Director and Board Chair that provides for an interim succession process in the event of extraordinary circumstances. In addition, our Corporate Governance Committee has a process for implementing an orderly independent director leadership transition for our Lead Independent Director.

Board evaluation

Our Board and our Board committees regularly evaluate their own effectiveness through a comprehensive and multifaceted process. This process has two complementary components: an ongoing, year-round component and a formal, annual component. The ongoing year-round component of the process allows directors to provide real-time input and response. The formal annual component, developed and administered under the direction of the Corporate Governance Committee, assesses the Board’s effectiveness against characteristics frequently identified with highly effective boards (see next page). The Committee annually examines the areas of focus for the self-evaluation and reviews industry trends, practices of peers, investors’ views, and regulatory developments related to board and committee self-evaluations and determines the scope and format of the Board’s formal self-evaluation.

Year-round evaluation

ONE-ON-ONE DISCUSSIONS WITH LEAD INDEPENDENT DIRECTOR

Our Lead Independent Director speaks individually with each independent Board member at least quarterly and receives input regarding Board and committee practices and management oversight.

DIRECT INPUT TO COMMITTEE CHAIRS AND MANAGEMENT

Throughout the year, directors have regular opportunities to provide input directly to committee chairs and to management on meeting process enhancements, resources, and agenda topics for Board and committee meetings and strategic planning sessions.

EXECUTIVE SESSIONS

The Board and each committee meet regularly in executive sessions without management present.

Annual self-evaluation

DETERMINE FOCUS AREAS, SCOPE, AND FORMAT

The formal self-evaluation may be in the form of written and/or oral questionnaires administered by Board members, management, or third parties. Our Corporate Governance Committee reviews industry trends, practices of peers, investors’ views, and regulatory developments related to board and committee self-assessments to determine the appropriate scope and format for soliciting feedback. Areas of focus for the self-evaluation are examined annually based on the then-current operating environment, input from the company’s shareholder engagement process, areas of focus from prior years’ self-evaluations, and regulatory requirements. In 2024, the formal annual self-evaluation consisted of a written questionnaire and, as discussed on the next page, leveraged research that identified a broad set of characteristics frequently identified with highly effective boards.

CONDUCT EVALUATION

Members of our Board and each of its committees participate in the formal evaluation process. In 2024, each responded to a questionnaire that included a mix of questions soliciting ratings and written input to elicit information to be used in improving Board and committee effectiveness.

REVIEW RESULTS

The Board and each committee review the results in executive session without management present. In 2024, the results incorporated aggregated data, including average ratings for rated questions, consolidated written responses, and trend data showing changes in ratings year-over-year for each of the five board effectiveness categories on the next page and for those questions that are the same or similar to prior years. Results are shared with management, as appropriate, to assist the Board and its committees in making enhancements to address any opportunities identified.

RESPOND TO DIRECTOR INPUT

In response to input from the multi-faceted evaluation process, our Lead Independent Director, committee chairs, and other directors work with management to take concrete steps to improve practices, processes, and procedures to enhance the Board’s and committees’ effectiveness. Key actions taken in response to the 2024 self-evaluation results are described on the next page.

2025 Proxy Statement	27

Corporate governance

Areas of focus—characteristics of highly effective boards

Research previously commissioned by the Board identified a broad set of characteristics frequently identified with highly effective boards across the five key categories set forth below. The Board’s formal annual self-evaluation is organized around these five categories. Through the self-evaluation process:

Composition. Our Board identifies qualities, relevant skills, and experiences of potential director candidates that are consistent with the company’s current strategy and Responsible Growth, and that allow the Board to effectively perform its risk oversight responsibilities. Our Board also assesses its optimal size.

Board culture. Our Board considers its role in setting the standard for the company’s culture and values, including by evaluating interactions among directors and with members of management. Directors assess how the Board’s culture encourages candor and participation by all directors. Directors also assess how they interact with management, including the ability to communicate expectations and concerns to management.

Focus. Our Board and committees consider their effectiveness in performing key oversight responsibilities in a number of areas, including the company’s culture and values, strategy, risk, Responsible Growth, and management talent and succession planning. They evaluate the time spent in these areas and provide input on additional information and resources desired to support their oversight responsibilities. Directors also regularly reassess their oversight focus by engaging in dialogue with management, soliciting input from shareholders and other stakeholders, and receiving third-party perspectives on the competitive environment, opportunities for growth, macroeconomic trends, and geopolitics.

Process. Directors review overall Board and committee structure, the allocation of meeting time, cadence of meetings, and other meeting processes. Directors also provide input on process enhancements to allow ample time during meetings for discussion, debate, and in-depth review of strategic topics.

Information and resources. Our Board and committees assess the quality of meeting materials and presentations and the overall amount and type of information, education, and training opportunities they receive both from management and outside advisors and experts. Our directors continue to highlight the need for clear, comprehensive, and concise information.

Enhancements made in response to year-round and annual Board self-evaluations

Our directors and management work together to respond to the Board and committees’ self-evaluation results. In response to the formal and informal components of the Board’s self-evaluation processes in 2024, we have:

Composition	Enhanced the Board’s technology expertise through the addition of a new director and continued to support Board succession planning and respond to input on desired Board composition.

Board culture	Continued to provide opportunities for our Board to interact with senior management and emerging talent, both formally and informally, to strengthen relationships and support the Board’s talent and succession planning responsibilities.

Focus

Provided deep dives during the Board’s strategic planning session and other Board meetings on topics requested by directors, including key competitor analysis and artificial intelligence. Management also provided one-on-one meetings with directors to discuss regulatory matters. Also provided additional presentation and training on environmental issues including a standalone Board information session on sustainability, which included discussion of our climate strategy, reporting, and sustainable finance goals.

Enhanced discussion of risk topics identified by directors during Board and Enterprise Risk Committee meetings, including regular reviews of climate risk and technology and cybersecurity risks.

Process

Adapted Board and committee meeting processes and practices to enhance opportunities for engagement and discussion, including by increasing the number and length of executive sessions, reducing the number of management present during meetings, and expanding the use of video conferencing when meetings are not held in person.

Modified Board and committee meetings and agendas to prioritize strategic topics and provide ample time for questions and comments.

Information and resources	Continued multi-year efforts to streamline meeting materials to improve clarity, focus on key information, and avoid duplication. Continued to enhance presentation materials to better facilitate dialogue between directors and management, with a specific emphasis on regulatory matters.

28	Bank of America

Corporate governance

Director education

Director education is vital to the ability of directors to fulfill their roles, and supports Board members in their continuous learning. The Board encourages directors to participate annually in external continuing director education programs, and our company reimburses directors for their expenses associated with this participation. Our directors also attend forums and conferences convened by our primary banking regulators.

Continuing director education is also provided during Board and committee meetings and other discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Among other topics, during 2024, our Board heard from our primary banking regulators, outside legal counsel, and an expert on the Executive Branch of the federal government, and from management on numerous subjects, including generative artificial intelligence, cybersecurity, technology, the macroeconomic environment, risk management, climate strategy and sustainable finance, and human capital management.

All new directors also participate in our director orientation program during their first six months on our Board. New directors have a series of meetings over time with management representatives from all of our business and staff areas to review and discuss, with increasing detail, information about our company, industry, and regulatory framework, as well as compliance training. Based on input from our directors, we believe this gradual on-boarding approach over the first six months of Board service, coupled with participation in regular Board and committee meetings, provides new directors with a strong foundation in our company’s businesses, connects directors with members of management with whom they will interact and oversee, and accelerates their effectiveness to engage fully in Board deliberations. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

CEO and senior management succession planning

Our Board oversees CEO and senior management succession planning, which is formally reviewed at least annually. Two such planning sessions were held in 2024. Our CEO and our Chief People Officer provide our Board with recommendations and evaluations of potential CEO successors, and review their development progress. Our Board reviews potential internal senior management candidates with our CEO and our Chief People Officer, including the qualifications, experience, and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow directors to personally assess candidates. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure, and experience.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our company to respond to unexpected position vacancies, including those resulting from a major catastrophe, by continuing our company’s safe and sound operation and minimizing potential disruption or loss of continuity to our company’s business and operations.

Board meetings and attendance

Directors are expected to attend our annual meetings of shareholders and our Board and committee meetings. Each of our incumbent directors and nominees, aside from Ms. Martinez who did not serve as a director in 2024, attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2024. In addition, all of the directors serving on our Board at the time of our 2024 annual meeting attended the meeting.

Our independent directors regularly meet privately in executive session without our Chair and CEO or other members of management present, and held 13 such executive sessions in connection with Board meetings in 2024. Our Lead Independent Director leads these Board executive sessions.

(1)

The number of formal Board meetings reflected includes the Board’s standalone risk oversight meetings. In addition to the number of formal meetings reflected, from time to time, the Board also held informational sessions.

2025 Proxy Statement	29

Corporate governance

Committees and membership

Our Board has four committees. Charters describing the responsibilities of each of the Audit Committee, Compensation and Human Capital Committee, Corporate Governance Committee, and Enterprise Risk Committee can be found at http://investor.bankofamerica.com, and their membership is set forth below.

Our Board committees regularly make recommendations and report on their activities to the entire Board. Each committee may obtain advice from internal or external financial, legal, accounting, or other advisors at their discretion. Our Board, in considering the recommendations of our Corporate Governance Committee, reviews our committee charters and committee membership at least annually. In 2025, the Board, with input from the Corporate Governance Committee, reassessed the committees’ membership in consideration of Ms. Martinez’s appointment to the Board. Also in 2025, the Board changed the Committee’s name, following recommendation by the Committee. The Committee benchmarked the naming conventions of similar committees at peers and other large U.S. corporations, and concluded that its prior name, Corporate Governance, ESG, and Sustainability Committee, was repetitive and did not reflect the Committee’s spectrum of responsibilities. The Board did not otherwise change the Committee’s charter or oversight responsibilities.

Audit Committee	No. of meetings in 2024: 14

Members Sharon L. Allen (Chair) José (Joe) E. Almeida Arnold W. Donald Denise L. Ramos Michael D. White

Key responsibilities

•  Oversees the qualifications, performance, independence, and appointment of our company’s independent registered public accounting firm

•  Oversees the performance of our company’s corporate audit function

•  Oversees the integrity of our company’s consolidated financial statements’ preparation

•  Oversees our compliance with legal and regulatory requirements

•  Makes inquiries of management or of the Chief Audit Executive to assess the scope and resources necessary for the corporate audit function to execute its responsibilities

Independence / qualifications

All members are independent under the NYSE listing standards and our Categorical Standards and the heightened independence requirements applicable to audit committee members under SEC rules

All members are financially literate in accordance with NYSE listing standards and qualify as audit committee financial experts under SEC rules

Compensation and Human Capital Committee	No. of meetings in 2024: 8

Members Monica C. Lozano (Chair) José (Joe) E. Almeida Pierre J.P. de Weck Arnold W. Donald Denise L. Ramos Clayton S. Rose

Key responsibilities

•  Oversees establishing, maintaining, and administering our compensation programs and employee benefit plans

•  Approves and recommends our CEO’s compensation to the Board for further approval by the independent directors, and reviews and approves all of our other executive officers’ compensation

•  Recommends director compensation for Board approval

•  Reviews our human capital management practices

•  Oversees the qualifications, performance, and independence of the Committee’s independent compensation consultant

Independence / qualifications

All members are independent under the NYSE listing standards and our Categorical Standards and the independence requirements applicable to compensation committee members under NYSE rules and the heightened independence requirements (similar to those applicable to Audit Committee members) under SEC rules

Corporate Governance Committee	No. of meetings in 2024: 7

Members Michael D. White (Chair) Sharon L. Allen Linda P. Hudson Maria N. Martinez Thomas D. Woods Maria T. Zuber

Key responsibilities

•  Oversees the Board’s governance processes

•  Identifies and reviews the qualifications of potential Board members; recommends nominees for election to the Board

•  Leads the Board in Board and committee succession planning

•  Leads the Board and its committees in their formal annual self-evaluations

•  Reviews and reports to the Board on our sustainability activities, other than human capital matters

•  Reviews and assesses shareholder input and our shareholder engagement process

Independence / qualifications All members are independent under the NYSE listing standards and our Categorical Standards

Enterprise Risk Committee	No. of meetings in 2024: 11

Members Clayton S. Rose (Chair) Pierre J.P. de Weck Linda P. Hudson Monica C. Lozano Maria N. Martinez Thomas D. Woods Maria T. Zuber

Key responsibilities

•  Oversees our company’s overall Risk Framework, risk appetite, and management of key risks: strategic, credit, market, liquidity, operational (including third-party, model, conduct, technology, information security, and data), compliance (including financial crimes compliance), reputational, and other risks that span multiple key risk types

•  Approves the Risk Framework and Risk Appetite Statement and further recommends each to the Board for approval

•  Oversees management’s alignment of our company’s risk profile to our strategic and financial plans

•  Oversees management’s progress in developing our company’s Comprehensive Capital Analysis and Review submission to the Federal Reserve Board, and reviews and recommends our company’s Capital Plan to the Board for approval

•  Reviews periodically with the Chief Risk Officer the adequacy of the resources of the company’s independent risk management function

Independence / qualifications

All members are independent under the NYSE listing standards and our Categorical Standards

All members satisfy the risk expertise requirements for directors of a risk committee under the Federal Reserve Board’s Enhanced Prudential Standards

30	Bank of America

Corporate governance

Board oversight of risk

At Bank of America, we are guided by a common purpose to make financial lives better by connecting those we serve with the resources they need to be successful. Our purpose and values form the foundation of our culture—a culture that is rooted in accountability, disciplined risk management, and delivering together as a team to better serve our clients, strengthen our communities, and deliver value to our shareholders. This all comes together as an engine for Responsible Growth. Our culture comes from how we operate the company every day, by acting responsibly and managing risk well, which includes our commitments to ethical behavior, acting with integrity, and complying with laws, rules, regulations, and policies that reinforce such behavior. Managing risk is central to everything we do.

Conduct and culture

Our Board and its committees play a key role in establishing and maintaining our culture, setting the tone at the top, and holding management accountable for its maintenance of high ethical standards and effective policies and practices to protect our reputation, assets, and business. Our Board and its committees do this in a number of ways, including by:

•	prioritizing the importance of the character, integrity, and qualifications of each director, and the overall Board and committee leadership structures and composition;

•	overseeing management’s identification, measurement, monitoring, and control of our material risks, including compliance risk and operational risk, a critical component of which is conduct risk;

•	regularly requesting and receiving briefings from senior management on matters relating to compliance risk and operational risk, including conduct risk;

•	holding management accountable for the timely escalation of issues for review with the Board and its committees; and

•	overseeing our incentive plan design and governance processes to provide for an appropriate balance of risk and compensation outcomes.

Our risk governance documents

Risk is inherent in all of our business activities. One of the tenets of Responsible Growth is: “we must grow within our risk framework.” We execute on that mandate through our commitment and comprehensive approach to responsible and rigorous risk management that leverages a defined Risk Framework and an articulated Risk Appetite Statement, which are approved annually by the Enterprise Risk Committee and the Board. The Board and management review the Risk Framework and Risk Appetite Statement for enhancements and improvements at least annually. The Risk Framework serves as the foundation for consistent and effective risk management by setting forth clear roles, responsibilities, and accountability for the management of risk and describing how our Board oversees the establishment of our risk appetite, which indicates the amount of capital, earnings, or liquidity the Board and management believe appropriate to put at risk to achieve our strategic objectives and business plans, consistent with applicable regulatory requirements. This framework of objective, independent Board oversight and management’s robust risk management better enables us to serve our clients, deliver long-term value for our shareholders, achieve our strategic objectives, and make our company a great place to work.

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Corporate governance

Our risk governance structure

BOARD OF DIRECTORS ________
Our Board provides objective, independent oversight of risk by:

•  Receiving regular updates from our Audit Committee and Enterprise Risk Committee that provide our Board with integrated, thorough insight about our company’s risk profile and how our company manages risk

•  Receiving regular risk reporting from management, including a report that addresses and provides updates on key ongoing and emerging risks

•  Regularly holding stand-alone sessions at Board meetings to discuss the risks that are considered prevailing or urgent, including those identified in management’s report on key risks

•  Overseeing senior management’s development of our Risk Framework, our Risk Appetite Statement, and our capital, strategic, and financial operating plans

•  Overseeing directly and through committees our financial performance, execution against capital, strategic, and financial operating plans, performance against our risk appetite, and the adequacy of internal controls, each of which our management monitors

•  Approving our Risk Framework and Risk Appetite Statement annually

AUDIT COMMITTEE ________	ENTERPRISE RISK COMMITTEE ________	COMPENSATION & HUMAN CAPITAL COMMITTEE ________
Our Audit Committee provides additional risk management oversight for compliance risk and regularly receives updates from management on compliance risk-related matters.

Our Enterprise Risk Committee has primary responsibility for overseeing the Risk Framework, our overall risk appetite, and key risks facing our company. During Committee meetings, line of business and risk leadership provide regulator risk reporting and risk management updates on key risks and deeper presentations on selected risk topics, including emerging risks. The Committee oversees senior management’s development of our Risk Framework and Risk Appetite Statement, and management’s alignment of our risk profile to our capital, strategic, and financial plans. In addition, the Committee approves our Risk Framework and Risk Appetite Statement on an annual basis and recommends them to the Board for approval, and also approves key risk policies of the company.

Our Compensation and Human Capital Committee oversees the development of our compensation policies and practices, which are designed to balance risk and reward in a way that does not encourage unnecessary or excessive risk-taking by our employees.

Our directors have relevant risk management oversight experience; see “Electing directors” and “Our director nominees” on pages 6 and 9. Our Chief Risk Officer, the company’s senior-most risk manager, who also oversees our Global Compliance and Operational Risk organization, reports jointly to the CEO and to the Enterprise Risk Committee, and participates in Board and Enterprise Risk Committee meetings, including meeting regularly in executive session with the Enterprise Risk Committee. In addition, our Lead Independent Director meets at least quarterly with our Chief Risk Officer. This governance structure is designed to complement our Board’s overall commitment to maintaining an objective, independent Board and committee leadership structure and fostering integrity over risk management throughout our company.

32	Bank of America

Corporate governance

Board oversight of cybersecurity and information security risk

The Board is actively engaged in the oversight of our global information security (GIS) program and devotes considerable time and attention to the oversight and mitigation of cybersecurity risk. The Board, which includes members with technology and cybersecurity experience, oversees management’s approach to staffing, policies, processes, and practices to address cybersecurity risk. The Board and the Enterprise Risk Committee, which is responsible for reviewing cybersecurity risk, each receive regular presentations, memoranda, and reports throughout the year from our Chief Technology and Information Officer and our Chief Information Security Officer on internal and external cybersecurity developments, threats, and risks. On a quarterly basis, GIS sends the Board a memorandum highlighting relevant cybersecurity developments and a document detailing the performance metrics for the GIS Program. Under the Board’s oversight, management works closely with key stakeholders, including regulators, government agencies, law enforcement, peer institutions and industry groups, and develops and invests in talent and innovative technology in order to better manage cybersecurity risk. Employees across the company also play a role in protecting the company from cybersecurity threats and receive periodic training and education on cybersecurity-related topics. Additional information about our company’s risk management policies and practices, including our Board’s oversight of cybersecurity and information security risk, is available under “Compliance and Operational Risk Management” in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our 2024 Form 10-K.

We believe our holistic, ongoing Board and committee risk oversight process has been designed to provide for consistent and effective oversight of current and emerging risks facing our company and demonstrates our commitment to a culture of rigorous risk management and compliance.

Compensation governance and risk management

Key practices in compensation governance and risk management

•	The independent members of the Board approve CEO compensation, and the Compensation and Human Capital Committee approves compensation for all other executive officers.

•	The Enterprise Risk Committee and Audit Committee further review and approve compensation for the Chief Risk Officer and Chief Audit Executive, respectively.

•

Independent control functions—including Corporate Audit, Risk and Compliance, Finance, Human Resources, and Legal—provide direct feedback to the Compensation and Human Capital Committee on executive officer performance and the pay-for-performance process.

•	Our incentive plan design and governance processes appropriately balance risks with compensation outcomes.

•	Senior management and independent control functions, including risk, annually review and certify our incentive plans.

Compensation governance

Our Compensation and Human Capital Committee follows processes intended to promote strong governance of our pay-for-performance philosophy. The Committee regularly reviews: (i) company performance; (ii) our executive compensation strategy, approach, trends, and regulatory developments; and (iii) other related topics, as appropriate. Each year, the Committee reviews, and makes available to our Board, an executive compensation statement, or “tally sheet,” for each executive officer. The tally sheets reflect each executive officer’s total compensation, including base salary, cash, and equity-based incentive awards, the value of prior restricted stock unit awards (including the status of achieving any performance goals), qualified and nonqualified retirement and deferred compensation benefit accruals, and the incremental cost to our company of the executive’s perquisites. The Committee uses this information to evaluate all elements of compensation and benefits provided to an executive officer. The Committee also annually reviews market pay practices, including compensation benchmarks at our primary competitor group, to evaluate market trends and competitive pay levels for our executive officers. For additional information, see “2024 Competitor group” section on page 64.

Annually, the Committee reviews with our Board its compensation decisions (including cash and equity-based incentive awards, if applicable) for executives who report directly to our CEO. With respect to the CEO’s compensation, the Committee makes a recommendation that is further reviewed and approved by the independent members of the Board. The CEO does not participate in Committee or Board deliberations about his compensation. Additionally, for our Chief Risk Officer and Chief Audit Executive, the Committee’s pay recommendations are further reviewed and approved by our Board’s Enterprise Risk Committee and Audit Committee, respectively.

Executive officers do not engage with the Committee in setting the amount of their own individual compensation. During annual performance reviews for executive officers other than our CEO, the Committee considers our CEO’s perspective and incentive award recommendations before approving compensation for each of these executive officers. In addition, the Committee considers the performance of our various lines of business, business segments, and functions, as well as performance feedback from our Chief People Officer and our independent control functions (Corporate Audit, Risk and Compliance, Finance, Human Resources, and Legal).

The Committee has the sole authority and responsibility under its charter to approve engaging any compensation consultant it uses and the fees for those services. In 2024, the Committee retained a new consultant, Semler Brossy, as its independent compensation consultant. Semler Brossy’s business with us is limited to providing independent executive and director compensation consulting services. Semler Brossy does not provide any other services to our company. For 2024, Semler Brossy provided the Committee external market and performance comparisons,

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Corporate governance

advised the Committee on senior executive, CEO, and director compensation, assisted in evaluating compensation program design, and assisted with other executive and director compensation-related matters. In performing these services, Semler Brossy met regularly with the Committee without management and privately with the Chair of the Committee.

The Committee may delegate to management certain duties and responsibilities regarding our benefit plans. Significant Committee delegations to management include authority to: (i) the Management Compensation Committee to direct the compensation for all of our employees except for our CEO and his direct reports; and (ii) the Corporate Benefits Committee to oversee substantially all of our employee benefit plans. See “Compensation governance structure” below.

Compensation risk management policies and practices

Our Compensation and Human Capital Committee is committed to a compensation governance structure that effectively contributes to our company’s overall risk management policies.

Compensation Governance Policy. The Committee has adopted and annually reviews our Compensation Governance Policy, which governs our incentive compensation decisions and defines the framework for oversight of enterprise-wide incentive compensation program design. Consistent with global regulatory initiatives, our Compensation Governance Policy requires that our incentive compensation plans do not encourage excessive risk-taking.

Our Compensation Governance Policy addresses...

•  Definition and process for identifying “risk-taking” employees

•  Key goals and process for incentive compensation plan design and governance to appropriately balance risks with compensation outcomes, including:

•  funding incentive compensation pools

•  determining individual incentive compensation awards

•  use of discretion as part of those processes

•  Policies on incentive compensation plan effectiveness through testing and monitoring to confirm that the plans appropriately balance risks with compensation outcomes, including developing processes to administer cancellations and clawbacks

•  Policies that provide for the independence of our company’s independent control functions and their appropriate input to the Committee

Compensation governance structure. Our compensation governance structure allocates responsibility so that our Board, Compensation and Human Capital Committee, or the appropriate management-level governing body makes compensation decisions with documented input from the independent control functions. This approach promotes effective oversight and review and facilitates the appropriate governance to balance risk and reward. Below is an illustration of our compensation governance structure, which is influenced by internal considerations and external factors:

Incentive plan certification process. Pursuant to our Compensation Governance Policy, our annual incentive plan certification and review process provides for a comprehensive review, analysis, and discussion of incentive design and operation. As part of the governance for incentive plans, each of the CEO’s direct reports who is responsible for an incentive plan, along with their management teams and independent control functions (including their respective risk officers), meet periodically to discuss how business strategy, performance, and risk align to compensation. The relevant participants certify that the incentive programs they review: (i) are aligned with the applicable lines of business and our company’s business strategy and performance objectives; (ii) do not encourage excessive or imprudent risk-taking beyond our company’s ability to effectively identify and manage risk; (iii) are compatible with effective controls and risk management; and (iv) do not incentivize impermissible proprietary trading. Our Chief Risk Officer also certifies all incentive plans across our company as part of the Management Compensation Committee’s governance process. Semler Brossy and the Compensation and Human Capital Committee review these management certifications.

34	Bank of America

Corporate governance

Incentive plan audit reviews.
Corporate Audit annually reviews the operational effectiveness of the incentive compensation program, using a risk-based approach to evaluate plan design, pay execution, program governance, and conformity with regulatory requirements.
Conduct reviews.
As part of our compensation governance practices, management reviews the results of the conduct review process so that conduct is consistently and appropriately considered in performance assessments and pay decisions across the company. These performance and pay outcomes are reviewed at least annually by the Committee.
Independent control function feedback.
In addition to reviewing the individual incentive compensation awards for executive officers and other senior executives who report directly to the CEO, the Committee also reviews the outcomes of our control function feedback process and individual incentive compensation awards for certain highly compensated employees. As part of its governance process, the Committee meets with the heads of our independent control functions and business lines to discuss their feedback on the pay-for-performance
process, including how risk management and conduct matters were factored into compensation decisions.
These processes and reviews, in combination with risk management and clawback features, are key components of our compensation programs. These programs are designed to appropriately hold employees accountable, while balancing risks and rewards in a way that does not encourage excessive or imprudent risk-taking or create risks that are reasonably likely to have a material adverse effect on our company.
Hedging policy.
Under our Code of Conduct and other policies, all Bank of America directors, executive officers, and certain other designated insiders are prohibited from hedging, speculative trading, or trading in derivative securities with respect to Bank of America securities. They may not engage in short sales and trading in puts, calls, prepaid variable forward contracts, equity swaps, collars, or exchange funds, and other options or derivatives with respect to our securities. All other employees may not engage in any such transactions other than transactions that hedge against an existing long position in our securities if the shares underlying the position are readily available for sale or delivery. No employee may hedge the value of outstanding restricted stock units or other equity-based awards, and such awards may be forfeited or recouped for violation of our anti-hedging and derivative transactions policies.
Additional corporate governance information
More information about our corporate governance can be found on our website at
http://investor.bankofamerica.com
under the heading “Governance,” including our: (i) Certificate of Incorporation; (ii) Bylaws; (iii) Corporate Governance Guidelines (including our related person transactions policy and our Director Independence Categorical Standards); (iv) Code of Conduct (applies to the required individuals associated with the company for purposes of SEC and NYSE rules) and related materials; and (v) composition and charters of each of our Board committees. This information is also available in print, free of charge, upon written request addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street,
NC1-007-56-06,
Charlotte, North Carolina 28255.
Bank of America Corporation has an Insider Trading Policy that governs the purchase, sale and other dispositions of its securities by its directors, officers, employees and Bank of America Corporation itself. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of the Insider Trading Policy is filed as Exhibit 19 to our 2024 Form 10-K.
Communicating with our Board
Shareholders and other parties may communicate with our Board, any director (including our Chair of the Board or Lead Independent Director), independent members of our Board as a group, or any committee. Depending on the nature of the communication, the correspondence either will be forwarded to the director(s) named or the matters will be presented periodically to our Board. The Corporate Secretary or the secretary of the designated committee may sort or summarize the communications as appropriate. Communications that are personal grievances, commercial solicitations, customer complaints, incoherent, or obscene will not be communicated to our Board or any director or committee of our Board.
Any shareholder who wishes to recommend a director candidate for consideration by our Corporate Governance Committee must submit a written recommendation to our Corporate Secretary. For our 2026 annual meeting of shareholders, the Committee will consider recommendations received by October 15, 2025. The recommendation must include the information set forth in our Corporate Governance Guidelines. See above for information on how to obtain a copy of our Corporate Governance Guidelines.
Communications should be addressed to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street,
NC1-007-56-06,
Charlotte, North Carolina 28255. For further information, refer to the “Contact the Board of Directors” section under the heading “Governance—Contact The Board” on our website at
http://investor.bankofamerica.com
.

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Shareholder engagement

Shareholder engagement

Conversations with shareholders inform and contribute to the achievement of governance objectives

Our Corporate Governance Guidelines and Corporate Governance Committee’s charter codify our Board’s commitment to shareholder engagement. We value the views and input of our shareholders. Input received from our engagement with shareholders is critical to how we drive progress in our corporate governance practices, executive compensation program, and Responsible Growth. Our Board-driven engagement process complements Responsible Growth and guides us in achieving our strategic objectives, creating long-term shareholder value.

DELIBERATE, ASSESS & PREPARE	OUTREACH & ENGAGE	RESPOND	EVALUATE

________

Our Board assesses and monitors investor sentiments, shareholder voting results, and trends in governance, executive compensation, human capital management, and sustainability matters. It then identifies and prioritizes potential topics for shareholder engagement.

________

Our independent directors and executive management regularly meet with shareholders to actively solicit input on a range of issues, and report shareholder views to our Board. Our management also engages with investors at conferences and other forums. A two-way dialogue is maintained to clarify and deepen our Board’s understanding of shareholder views and provide shareholders with insight into our Board’s processes.

________ Our Board responds, as appropriate, through continued discussion with shareholders and enhancements to our policies, practices, and disclosures.

________

Conversations with shareholders inform our Board’s ongoing process of continually enhancing governance and other practices. Our Board and executive management review shareholder input to identify consistent themes, and research and evaluate any identified issues or concerns.

Our 2024 and early 2025 shareholder engagement initiatives

In addition to the year-round routine engagement conducted by our Investor Relations team, during 2024 and in early 2025, we conducted proactive outreach to key stakeholders and shareholders. Through these engagements, we discussed shareholders’ views on the Board’s composition and ongoing commitment to orderly, thoughtful director succession planning, Board oversight of the company’s progress on sustainability matters, Board oversight of the company’s executive compensation program and recently enhanced compensation-related disclosures, and other areas.

Our Board’s Lead Independent Director, Mr. Nowell, played a leading role in the shareholder engagement process and joined senior management on a majority of our shareholder engagement meetings, actively participating and seeking input from shareholders on topics of interest. Our Compensation and Human Capital Committee Chair, Ms. Lozano, also participated in numerous shareholder engagements. Mr. Nowell and Ms. Lozano regularly shared insights from these meetings directly with the Board and its committees.

36	Bank of America

Shareholder engagement

OUTREACH(1)

During 2024 and early 2025, we reached out to 80 shareholders, representing approximately 58% of institutionally held shares

~58%

of institutionally held shares

________

ENGAGEMENT

We held a total of 57 meetings with 39 shareholders, representing approximately 46% of institutionally held shares

~46%

of institutionally held shares

________

INDEPENDENT DIRECTOR PARTICIPATION

Mr. Nowell and Ms. Lozano played a leading role in the shareholder engagement process and one or both of them participated in 37 meetings with shareholders, representing approximately 41% of institutionally held shares

~41%

of institutionally held shares

We continue to refine our shareholder engagement process to connect shareholders and key stakeholders with our Lead Independent Director, other independent directors, and executive management to ascertain their perspectives and discuss topics of interest.

To further our engagement with all shareholders, including retail and employee shareholders, our dedicated retail shareholder annual meeting webpage provides shareholders with a platform to easily access information about our annual meeting, our director nominees, and the matters for shareholder vote.

Input from shareholders

Our ongoing dialogue with shareholders over the past decade has led to enhancements to our corporate governance, sustainability, and executive compensation practices that our Board believes are in the best interests of the company and our shareholders.

In meetings held during 2024 and early 2025, shareholders provided valuable insights regarding our corporate governance, sustainability, and executive compensation practices. We also spoke with shareholders about matters related to the proposals voted on at our 2024 annual meeting. Among other things, shareholders:

•  are supportive of our approach to Board leadership, composition, and refreshment, including our deliberate process for director succession planning

•  appreciate the time that Mr. Nowell and Ms. Lozano have taken to meet with them to share the Board’s priorities and to hear from them directly

•  appreciated the updates made to our proxy statement in recent years to provide more specific detail on directors’ experience and background

•  appreciated the responsiveness to shareholders on executive compensation, including the enhancements we made in last year’s proxy statement to provide more transparency on the pay decision process

•  supported the changes made to our compensation peer group in 2024 to better reflect our industry, size, and business characteristics

•  recognize our continued focus on Responsible Growth and appreciate the breadth and depth of our disclosures in these areas, including through our Human Capital Management Update and the Sustainability at Bank of America document

•  are supportive of the Board’s position against shareholder proposals at the 2024 annual meeting, including regarding the clean energy financing ratio and reporting on lobbying activity that have been submitted again by the same shareholders for this year’s meeting

(1) Information based on stock ownership as of December 31, 2024 and additional analysis.

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Responsible Growth: Growth that is Sustainable

Responsible Growth: Growth that is Sustainable(1)

Responsible Growth has four straightforward tenets:

•  We have to grow — no excuses

•  We have to be client focused in our growth

•  We have to grow within our risk appetite

•  We must grow in a sustainable manner

To drive Responsible Growth, our growth must be sustainable. This includes: sharing our success with our communities; being a great place to work; and driving Operational Excellence(2) so that we can continue to invest in our employees and our capabilities.

By focusing on Responsible Growth, we deliver for our teammates, our clients, and our shareholders.

See our 2024 Annual Report for more information on how we grow in a sustainable manner.

Board oversight of our drive for Responsible Growth

Our Board actively oversees our drive to grow in a sustainable manner through comprehensive governance and oversight practices directly and through its committees.

	Oversight responsibilities	Key topics discussed in 2024 include:

Board	Oversees our drive for Responsible Growth through comprehensive board governance and risk oversight practices that further the independent examination of our activities, processes, and strategies supporting Responsible Growth.

Management’s initiatives to drive Operational Excellence, including updates on the core pillars of management focus, headcount management, information security, strategies for each line of business, and employee engagement. Results of our annual Employee Satisfaction Survey.

Audit Committee	Oversees the integrity of our financial reporting, including sustainability-related disclosures.	The regulatory landscape and developments on sustainability- related financial disclosure requirements.

Compensation and Human Capital Committee	Oversees the company’s human capital management practices.	Our strategies to recruit, retain, and develop our workforce, including recognizing and rewarding performance and focusing on physical, emotional, and financial wellness.

Corporate Governance Committee	Oversees how the company shares our success with our communities, and our environmental sustainability strategies.

Our philanthropic, community reinvestment, and public policy engagement and lobbying activities. Progress on our sustainable investments and sustainable finance activities and updates to our 2030 financed emissions targets and sustainability disclosures.

Enterprise Risk Committee	Oversees risks, including reputational risk and climate risk, a risk that spans all key risk types.	Our climate risk management efforts, including our implementation of regulatory requirements.

(1)	For cautionary information and forward-looking statements, see page immediately following table of contents.
(2)	See our 2024 Annual Report for additional information.

38	Bank of America

Responsible Growth: Growth that is Sustainable

Sharing our success

Sharing success with our communities. For Responsible Growth to be sustainable, we must share our success with the communities in which we work and live. We do this in numerous ways. We help provide economic opportunities for people and communities through access to lending and capital for homeowners, business owners, and entrepreneurs. Through our philanthropic partnerships, we focus on improving the lives of individuals and families by investing in basic needs, such as healthcare and hunger relief, workforce development, and education, while also strengthening broader community vitality by addressing needs related to affordable housing, small businesses, and neighborhood revitalization. How we share success with our communities is dynamic and multifaceted. See our 2024 Annual Report for more information.

Working with our clients to support and finance their sustainability goals. One of the ways we drive Responsible Growth is through our work to serve our clients’ financial needs, including those clients helping deliver more secure, affordable, and sustainable energy. In 2021, we set a 10-year goal to mobilize and deploy $1.5 trillion of sustainable finance by 2030, $1 trillion of which is dedicated toward the environmental transition.

We believe there is a business opportunity in assisting our clients with their sustainability goals. To meet demand and capture this opportunity, our bankers engage with consumers and companies, deepening relationships with our existing clients, building relationships with new clients in the innovative clean energy sector, and deploying our full suite of financial solutions to meet clients’ needs as they take steps to transition to a more sustainable future.

We use risk identification, measurement, and monitoring tools to drive policies, processes, and testing efforts to manage and mitigate exposure to climate-related risks. We have incorporated climate considerations into our Risk Framework and Risk Appetite Statement and developed an internal Climate Risk Framework to address various global climate-related laws, rules, regulations, and guidance. We conduct enhanced due diligence and take additional measures to identify, evaluate, and mitigate environmental risks for certain clients, business activities, industries, sectors, and geographies through a client- and deal-specific process that considers portfolio-level credit, operational, reputational, and other risks, including climate risk.

Our approach to managing client-related opportunities and risks is embedded in our three-pronged climate strategy. We overlay these strategies with transparent and regular disclosures about our climate goals and progress, including in our Sustainability at Bank of America document and our Environmental and Social Risk Policy Framework. See our Sustainability at Bank of America document, our Environmental and Social Risk Policy Framework, and our 2024 Annual Report for more information.

Being a great place to work

Bank of America has always been the bank of opportunity, for our shareholders, our clients and customers, our communities, and our teammates. We strive to make Bank of America a great place to work for our teammates by providing access to a broad range of opportunities to achieve their professional goals and by maintaining a culture of caring for them and their families. We are a company of approximately 213,000 talented employees who represent a diverse range of experiences, skills, backgrounds, and perspectives across many dimensions. We are deliberate about the many ways we seek to create an inclusive environment where everyone has the opportunity to achieve their career goals. This is core to our values and to delivering on Responsible Growth for our clients, customers, and communities around the globe. Our Board and its Compensation and Human Capital Committee provide oversight of our human capital management strategies, programs, initiatives, and practices. Our senior management provides regular briefings and reporting on human capital matters to the Board and its committees to facilitate the Board’s oversight.

Talent, inclusion, and opportunity. A key aspect of Responsible Growth is attracting and retaining exceptional talent from around the world to our company. This starts with how we recruit new employees and extends to the many ways we support their professional development and career growth. We have built a strong pipeline of talent, which means finding and hiring external candidates who are committed to our purpose and have a passion for serving our clients and communities. We also provide a variety of resources to help employees grow in their current roles and build new skills, including resources to help employees find new opportunities, re-skill, and seek leadership positions. We have 11 Employee Networks with over 320,000 voluntary memberships which provide teammates opportunities to meet new people, have an impact across multiple business lines, and grow personally and professionally. They are open to all employees and participation is voluntary. As part of our ongoing efforts to make our company a great place to work, we conduct a confidential annual Employee Engagement Survey and have done so for nearly two decades. The survey results are reviewed by the Board and senior management and used to assist in reviewing the company’s human capital strategies, programs, initiatives, and practices.

2025 Proxy Statement	39

Responsible Growth: Growth that is Sustainable

Employee Engagement Survey(1) and turnover results

Recognizing and rewarding performance. Our pay-for-performance compensation approach strives to recognize and reward performance with market competitive pay at all levels of our company. We regularly benchmark against other companies both within and outside our industry to confirm our pay is competitive. We have consistently been an industry leader in establishing an internal minimum rate of pay. In October 2024, we took a step closer to our goal of increasing our minimum hourly wage for U.S. employees to $25 by 2025, and increased our minimum wage to $24 per hour. In addition, in January 2025, for the eighth year since 2017, we announced that we will recognize our teammates with Sharing Success compensation awards for their efforts during 2024. Most awards are in the form of company common stock that vests over four years, providing the opportunity to further share in our company’s long-term success and align employees interests with shareholders.

We are committed to equal pay for equal work and we maintain robust policies and practices that reinforce our commitment. This includes hiring practices with pay inquiry restrictions in the U.S., annual analysis with outside experts to examine individual employee pay for our global workforce, compensation adjustments where appropriate, and oversight from our Board and senior management. In 2024, results from our reviews showed that compensation received by employees who self-identified as women globally, was on average more than 99% of that received by men in comparable positions. In the U.S., compensation received by employees who self-identified as other than White under Equal Employment Opportunity Commission classifications was on average more than 99% of that received by White employees in comparable positions.

Physical, emotional, and financial wellness. We are committed to providing employees with access to leading benefits and programs that help promote their physical, emotional, and financial wellness. Investments we make in our teammates are designed to help them thrive, enabling them to better deliver for our clients, communities, and each other. For example, teammates celebrating at least 15 years of continuous service with the company can participate in our paid Global Sabbatical Program for time off to recharge and refocus.

More information about our focus on being a great place to work is available in our 2024 Annual Report.

In October 2024, we increased our hourly minimum wage for U.S. employees to

$24

per hour

________________

~97%

of employees

globally will receive Sharing Success compensation awards in the first quarter of 2025; most are in the form of company common stock

(1)	An overall measure of employee satisfaction with the company. Survey was not conducted in 2015.

40	Bank of America

Related person and certain other transactions

Related person and certain other transactions

The related person transactions policy in our Corporate Governance Guidelines sets forth our policies and procedures for reviewing and approving or ratifying any transaction with related persons (directors, director nominees, executive officers, shareholders holding more than 5% of our voting securities, or any of their immediate family members or affiliated entities). Our policy covers any transactions where the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, our company is a participant, and a related person has or will have a direct or indirect material interest.

Under our related person transactions policy, our Corporate Governance Committee must approve or ratify any related person transactions, and when doing so, consider: the related person’s interest in the transaction; whether the transaction involves arm’s-length bids or market prices and terms; the transaction’s materiality to each party; the availability of the product or services through other sources; the implications of our Code of Conduct or reputational risk; whether the transaction would impair a director’s or executive officer’s judgment to act in our company’s best interest; the transaction’s acceptability to our regulators; and in the case of an independent director, whether the transaction would impair his or her independence or status as an “outside” or “non-employee” director.

Our Board has determined that certain types of transactions do not create or involve a direct or indirect material interest on the part of the related person and therefore do not require review or approval under the policy. These include transactions involving financial services, including: loans and brokerage; banking, insurance, investment advisory, or asset management services; and other financial services we provide to any related person, if the services are provided in the ordinary course of business, on substantially the same terms as those prevailing at the time for comparable services provided to non-affiliates, and comply with applicable law, including the Sarbanes-Oxley Act of 2002 and Federal Reserve Board Regulation O.

A number of our directors, director nominees, and executive officers, their family members, and certain business organizations associated with them are or have been clients of our banking subsidiaries. All extensions of credit to these persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with persons not related to our company and did not involve more than the normal risk of collectability.

Occasionally, we may have employees who are Immediate Family Members of our executive officers, directors, or director nominees. The son of Mr. D. Steve Boland, an executive officer in 2024 who has announced his retirement, and the brother of Dr. Zuber, a director and nominee, are each employed by the company in non-executive, non-strategic positions, and each received compensation in 2024 of approximately $205,000 and $490,000, respectively. Dr. Zuber’s brother’s compensation is primarily commissions based. The methodology through which his compensation is calculated is consistent with that used for other financial advisors in similar roles. The compensation and other terms of employment of both Mr. Boland’s son and Dr. Zuber’s brother are determined on a basis consistent with the company’s human resources policies.

Our company and Mr. Moynihan are parties to an aircraft time-sharing agreement, as disclosed in prior proxy statements and approved by our Corporate Governance Committee in December 2010. In addition, the company and each of our executive officers have entered into nonexclusive aircraft time-sharing agreements. These agreements provide a means under Federal Aviation Administration regulations for our executive officers to reimburse the company for incremental costs of permitted personal travel on our company’s aircraft. To the extent such aircraft usage exceeds the dollar threshold in our related person transactions policy, it will be reviewed for approval or ratification by our Corporate Governance Committee.

Based on information contained in separate Schedule 13G filings with the SEC, each of Warren E. Buffett/Berkshire Hathaway Inc. (Berkshire Hathaway), BlackRock, Inc. (BlackRock), and The Vanguard Group (Vanguard) reported that it beneficially owned more than 5% of the outstanding shares of our common stock as of December 31, 2024 (see “Stock ownership of directors, executive officers, and certain beneficial owners” on the next page). In the ordinary course of our business during 2024, our subsidiaries provided and are expected to continue to provide financial advisory, sales and trading, treasury, and other financial or administrative services to Berkshire Hathaway, BlackRock, and Vanguard and their subsidiaries.

These and other routine business transactions between the companies were entered into on an arm’s-length basis and contain customary terms and conditions. Our company and its subsidiaries may also, in the ordinary course, invest in BlackRock or Vanguard funds or other products or buy or sell assets to or from BlackRock or Vanguard funds and separate accounts.

2025 Proxy Statement	41

Stock ownership of directors, executive officers, and certain beneficial owners

Stock ownership of directors, executive officers, and certain beneficial owners

The following table shows the number of shares of our common stock beneficially owned as of March 3, 2025 (except to the extent indicated otherwise in the footnotes below) by: (i) each director; (ii) each named executive officer; (iii) all directors and executive officers as a group; and (iv) beneficial owners of more than 5% of any class of our voting securities (as determined under SEC rules). As of that date, none of our directors and executive officers owned any shares of any class of our voting securities or other preferred stock, other than as reported in the table below, or had any outstanding options or warrants for such shares. Each director, each named executive officer, and all directors and current executive officers as a group beneficially owned less than 1% of our outstanding common stock or other preferred stock. Unless otherwise noted, all shares of our common stock are subject to the sole voting and investment power of the directors and executive officers. The table below also contains information about other stock units that are not deemed beneficially owned under SEC rules.

	Other stock units

Name	Common stock beneficially owned	Deferred director stock awards(1)	Unvested restricted stock units(2)	Total

Directors

Sharon L. Allen(3)	99,927	31,623	—	131,550

José (Joe) E. Almeida	20,935	—	—	20,935

Pierre J.P. de Weck	95,169	—	—	95,169

Arnold W. Donald	118,533	7,341	—	125,874

Linda P. Hudson	19,507	118,421	—	137,928

Monica C. Lozano	3,000	227,056	—	230,056

Maria N. Martinez(4)	1,778	—	—	1,778

Lionel L. Nowell III	3,930	175,742	—	179,672

Denise L. Ramos	—	69,853	—	69,853

Clayton S. Rose(5)	25,515	59,770	—	85,285

Michael D. White(6)	85,650	88,590	—	174,240

Thomas D. Woods(7)	118,460	—	—	118,460

Maria T. Zuber	60,434	—	—	60,434

Named Executive Officers

Brian T. Moynihan(8)	2,794,827	—	1,759,727	4,554,554

Alastair M. Borthwick(9)	388,100	—	592,237	980,337

Dean C. Athanasia(10)	573,344	—	760,929	1,334,273

James P. DeMare(11)	371,798	—	1,180,264	1,552,062

Matthew M. Koder	794,825	—	823,680	1,618,505

All directors and current executive officers as a group (30 persons)(12)	10,736,884	778,396	11,142,990	22,658,270

Name	Common stock beneficially owned	Percent of class

Certain Beneficial Owners

Warren E. Buffett/Berkshire Hathaway Inc.(13)	680,233,587	8.9%

The Vanguard Group(14)	608,297,711	8.0%

BlackRock, Inc.(15)	494,523,426	6.5%

(1)

For non-management directors, includes stock units credited to their accounts pursuant to deferrals made under the terms of the Director Deferral Plan (DDP). These stock units do not have voting rights and are not considered beneficially owned under SEC rules. Each unit has a value equal to the fair market value of a share of our common stock. These units, which are held in individual accounts in each director’s name, will be paid in cash upon the director’s retirement if vested at that time.

42	Bank of America

Stock ownership of directors, executive officers, and certain beneficial owners

(2)

Includes the following stock units, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of March 3, 2025 and/or the stock units will be paid in cash and therefore do not represent the right to acquire stock:

Name	Time-based RSUs (TRSUs)	Cash-settled RSUs (CRSUs)	Performance RSUs (PRSUs)	Total stock units

Brian T. Moynihan	378,036	214,698	1,166,993	1,759,727

Alastair M. Borthwick	288,893	—	303,344	592,237

Dean C. Athanasia	384,259	—	376,670	760,929

James P. DeMare	632,872	—	547,392	1,180,264

Matthew M. Koder	396,010	—	427,670	823,680

All current executive officers as a group	5,755,898	214,698	5,172,394	11,142,990

Each stock unit has a value equal to the fair market value of a share of our common stock, but does not confer voting rights. TRSUs will be settled in shares of our common stock or cash at vesting or, in certain circumstances, after termination of employment, and may include the right to receive dividend equivalents. CRSUs do not include the right to receive dividend equivalents and will be paid in cash. PRSUs include the right to receive dividend equivalents and vest subject to attaining pre-established performance goals. To the extent earned, PRSUs will be settled 100% in shares of our common stock. For unearned PRSUs, the stock units shown include the number of PRSUs granted assuming 100% of the award will be earned; however, the actual number of stock units earned may vary depending upon achieving performance goals. Because they are economically comparable to owning shares of our common stock, certain of these stock units currently qualify for purposes of compliance with our stock ownership and retention requirements, except for PRSUs, which qualify only when earned. The reported stock units do not include any stock units held in the Bank of America Deferred Compensation Plan (formerly known as the Bank of America 401(k) Restoration Plan).

(3)	Includes 1,000 shares of our common stock for which Ms. Allen shares voting and investment power with her spouse.

(4)	Includes 465 shares of our common stock for which Ms. Martinez shares voting and investment power with her account manager.

(5)	Includes 25,515 shares of our common stock for which Dr. Rose shares voting and investment power with his spouse.

(6)	Includes 77,000 shares of our common stock for which Mr. White shares voting and investment power with his spouse.

(7)

Includes 50,003 shares of our common stock for which Mr. Woods shares voting and investment power with his spouse and 25,000 shares of our of common stock for which Mr. Woods shares investment power with his spouse.

(8)	Includes 38,376 shares of our common stock for which Mr. Moynihan shares voting and investment power with his spouse.

(9)	Includes 388,100 shares of our common stock for which Mr. Borthwick shares voting and investment power with his spouse.

(10)	Includes 573,344 shares of our common stock for which Mr. Athanasia shares voting and investment power with his spouse.

(11)	Includes 371,798 shares of our common stock for which Mr. DeMare shares voting and investment power with his spouse.

(12)

Such persons have sole voting and investment power over 6,534,760 shares of our common stock and shared voting and investment power over 4,202,124 shares of our common stock. Also, as of March 3, 2025, an executive officer held 40,000 depositary shares of Non-Cumulative Preferred Stock, Series LL and 60,000 depositary shares of Non-Cumulative Preferred Stock, Series NN, with each depositary share representing a 1/1,000th interest in a share of such preferred stock.

(13)

Consists of common stock held indirectly by Warren E. Buffett, 3555 Farnam Street, Omaha, NE 68131 and Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131. According to a Schedule 13G/A filed with the SEC on February 14, 2025, Mr. Buffett and Berkshire Hathaway Inc. had shared voting and investment power with respect to all 680,233,587 shares. National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., had shared voting power with respect to 460,580,980 shares and shared investment power with respect to 460,850,980 shares, representing 6.1% of our common stock. Information about other entities deemed to share beneficial ownership of the shares, including their voting and investment power, is disclosed in the Schedule 13G/A.

(14)

Consists of common stock held by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355. According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group had sole investment power with respect to 577,653,871 shares, shared voting power with respect to 8,796,957 shares, and shared investment power with respect to 30,643,840 shares.

(15)

Consists of common stock held by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001. According to a Schedule 13G/A filed with the SEC on January 29, 2024, BlackRock, Inc. had sole voting power with respect to 445,519,442 shares and sole investment power with respect to 494,523,426 shares.

2025 Proxy Statement	43

Director compensation

Director compensation

Our director compensation philosophy is to appropriately compensate our non-management directors for the time, expertise, and effort required to serve as a director of a large, complex, and highly regulated global company, and to align the interests of directors and long-term shareholders.

Annual payments are made after the directors are elected by shareholders. Directors who begin their Board or committee chair service other than at the annual meeting of shareholders receive a prorated amount of annual compensation. Mr. Moynihan receives no compensation for his services as a management director.

2024 Director pay components

The primary elements of 2024 annual compensation and incremental awards for our non-management directors, all of whom are independent, are provided in the table below. Incremental awards recognize additional responsibilities and the time commitment of these critical Board leadership roles.

		Incremental awards for board leadership

Annual award components	Non- management directors ($)	Lead Independent Director ($)	Audit & Enterprise Risk Committee chairs ($)	Compensation and Human Capital & Corporate Governance Committee chairs ($)

Cash Award	120,000	75,000	40,000	30,000

Restricted Stock Award	270,000	125,000	N/A	N/A

The annual restricted stock award in 2024 was made pursuant to the Bank of America Corporation Equity Plan (BACEP). The number of restricted shares awarded is equal to the dollar value of the award divided by the closing price of our common stock on the NYSE on the grant date, rounded down to the next whole share, with cash paid for any fractional share. The annual restricted stock award is subject to a one-year vesting requirement. Dividends accrue during the one-year vesting period and are paid when the award vests. If a director retires before the one-year vesting date, a prorated amount of the award vests based on the number of days the director served during the vesting period before retirement. Any unvested amount of the award is forfeited.

Director compensation review

Our Compensation and Human Capital Committee annually reviews and periodically recommends updates to the director compensation program to our Board for approval. The Committee’s recommendation takes into account our director compensation philosophy, changes in market practices, and consultation with the Committee’s independent compensation consultant, Semler Brossy.

In 2024, the Committee reviewed director compensation, taking into account multiple factors including pay practices at publicly traded companies and the continued expansion of non-management director responsibilities and growing time commitments. Based on that review and the Committee’s recommendation, our Board approved an increase to the annual cash award to $130,000 and an increase to the annual restricted stock award to $280,000 for all non-management directors.

The Board also approved an increase to the incremental annual restricted stock award for our Lead Independent Director to $175,000, in light of the Lead Independent Director’s expanding time commitment, active involvement in shareholder engagement and regulator communication, and external and internal recognition of his effective Board leadership. Our Board also approved increasing incremental annual cash awards for all committee chair service to $50,000, which acknowledges that serving as the chair of any of the committees is a significant responsibility.

These changes will take effect as of our 2025 annual meeting and will be payable to our director nominees who are successfully elected at the meeting.

Director compensation limit (new for 2025)

Subject to shareholder approval of Proposal 4, the amended and restated BACEP will limit the maximum number of shares that may be awarded to a non-management director in a calendar year, together with any cash fees paid to that director, to $1 million in total value, with certain exceptions described in Proposal 4 and the BACEP.

Director deferral plan

Non-management directors may elect to defer all or a portion of their annual restricted stock or cash awards through the Bank of America Corporation Director Deferral Plan (Director Deferral Plan). When directors elect to defer their restricted stock award, their stock account is credited with stock units equal in value to the restricted stock award and subject to the same vesting requirement applicable to restricted stock

44	Bank of America

Director compensation

awards to directors. Each stock unit is equal in value to a share of our common stock but because it is not an actual share of our common stock, it does not have any voting rights. When directors elect to defer their cash award, they may choose to defer into either a stock account or a cash account. Deferrals into a stock account are credited with dividend equivalents in the form of additional stock units and deferrals into the cash account are credited with interest at a long-term bond rate. Following retirement from our Board and depending on the director’s selection, a non-management director may receive the stock account balance (to the extent vested) and cash account balance in a single lump-sum cash payment or in a series of cash installment payments.

Stock retention requirements and hedging prohibition for directors

•

Under our stock retention requirements, non-management directors are required to hold and cannot sell the restricted stock they receive as compensation (except as necessary to pay taxes on taxable events such as vesting) until termination of their service. All non-management directors are in compliance with these requirements.

•	Our Code of Conduct prohibits our directors from hedging and speculative trading of company securities.

•	The BACEP prohibits our directors from pledging equity-based awards, including restricted stock awards.

•	See “Hedging policy” on page 35 for additional information about our hedging prohibition rules.

2024 Director compensation

The following table shows the compensation paid for services in 2024 to our non-management directors, all of whom are independent:

Director	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)

Sharon L. Allen	160,000	270,000	0	430,000

José (Joe) E. Almeida	120,000	270,000	0	390,000

Pierre J.P. de Weck	120,000	270,000	324,630	714,630

Arnold W. Donald	120,000	270,000	0	390,000

Linda P. Hudson	120,000	270,000	0	390,000

Monica C. Lozano	150,000	270,000	0	420,000

Lionel L. Nowell III	195,000	395,000	5,000	595,000

Denise L. Ramos	120,000	270,000	0	390,000

Clayton S. Rose	160,000	270,000	0	430,000

Michael D. White	159,453	270,000	0	429,453

Thomas D. Woods	120,000	270,000	231,262	621,262

Maria T. Zuber	120,000	270,000	0	390,000

(1)

The amounts in this column represent the annual cash award plus any Lead Independent Director or committee chair cash retainers paid in 2024, including amounts deferred under the Director Deferral Plan. In addition, our Board appointed Mr. White as Chair of the Corporate Governance Committee, effective January 1, 2024. For his services as Chair of the Corporate Governance committee from January 1, 2024 to the 2024 annual meeting, Mr. White received a prorated committee chair cash retainer of $9,453, which is reflected in the table above in addition to the $120,000 non-management director cash retainer and $30,000 committee chair cash retainer he received for service beginning after the 2024 annual meeting.

For 2024, no directors deferred cash awards into the stock account under the Director Deferral Plan.

2025 Proxy Statement	45

Director compensation

(2)

The amounts in this column represent the aggregate grant date fair value of restricted stock awards granted during 2024, whether or not those awards were deferred under the Director Deferral Plan. The grant date fair value is based on the closing price of our common stock on the NYSE on the grant date. As of December 31, 2024, our non-management directors held the number of unvested shares of restricted stock or, if deferred, unvested stock units shown in the table below:

Director	Unvested shares of restricted stock or stock units (#)

Sharon L. Allen	7,046

José (Joe) E. Almeida	7,045

Pierre J.P. de Weck	7,045

Arnold W. Donald	7,045

Linda P. Hudson	7,046

Monica C. Lozano	7,046

Lionel L. Nowell III	10,308

Denise L. Ramos	7,046

Clayton S. Rose	7,046

Michael D. White	7,046

Thomas D. Woods	3,796

Maria T. Zuber	7,045

(3)

Our directors are eligible to participate in our matching gifts program, under which our charitable foundation matches up to $5,000 in donations made annually by our employees and active directors to approved charitable organizations. Eligibility for matching gifts is based on the year the charitable donation was made by the director although the match may be completed in a subsequent year. This program is also available to all U.S.-based, benefits eligible employees. The values in this column reflect the amounts that were donated to charities in 2024 on behalf of directors under the matching gifts program. The following amounts match director donations made in 2024: Mr. Nowell, $5,000.

Mr. de Weck is chair of the board of directors of Merrill Lynch International (MLI), a United Kingdom broker-dealer subsidiary of Bank of America. For his services as chair of the board of directors of MLI, Mr. de Weck received an annual cash retainer totaling £135,000. Mr. de Weck is also chair of the board of directors of BofA Securities Europe S.A. (BofASE), a French broker-dealer subsidiary of Bank of America. For his services as chair of the board of directors of BofASE, Mr. de Weck received an annual cash retainer totaling €140,000. The retainers paid in 2024 are reported in the table above based on a weighted average exchange rate of approximately 0.78 pounds sterling to one dollar for his MLI service and approximately 0.92 euros to one dollar for his BofASE service. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

Mr. Woods is a member of the board of directors of MLI. For his services as a non-management director of MLI and chair of the MLI board risk committee, Mr. Woods received an annual cash retainer totaling £110,000. In addition, Mr. Woods was appointed as a member of the board of directors of BofASE, effective January 29, 2024. For his services as a member of the board of directors of BofASE, Mr. Woods received an annual cash retainer totaling €90,000, prorated for commencement of services beginning January 29, 2024. The retainers paid in 2024 are reported in the table above based on a weighted average exchange rate of approximately 0.78 pounds sterling to one dollar for his MLI service and approximately 0.92 euros to one dollar for his BofASE service. The exchange rate used for each payment was based on the average exchange rate for the month prior to the month of payment.

MLI and BofASE are both subject to extensive foreign regulatory requirements. In light of the regulated status of these subsidiaries and Mr. de Weck’s and Mr. Woods’ responsibilities on these boards of directors for these entities, we believe the annual cash retainers paid to Mr. de Weck and Mr. Woods are commensurate with their roles and responsibilities.

This column excludes the perquisites received by a director to the extent the total value of such perquisites was less than $10,000 in aggregate, as permitted under SEC rules.

Note: Director nominee Maria N. Martinez was appointed to the Board January 29, 2025, and therefore, prorated compensation she received for service to the Board from January 29, 2025, to the 2025 annual meeting is not reflected in the table above.

46	Bank of America

Proposal 2: Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)

Proposal 2: Approving our executive compensation

(an advisory, non-binding “Say on Pay” resolution)

We are seeking an advisory vote to approve our executive compensation for 2024. At our 2023 annual meeting of shareholders, a majority of shareholders voted to have a “Say on Pay” vote each year. As a result, we will conduct an advisory vote on executive compensation annually at least until the next shareholder advisory vote on the frequency of such votes.

Although the “Say on Pay” vote is advisory and is not binding on our Board, our Compensation and Human Capital Committee will take into consideration the outcome of the vote when making future executive compensation decisions. At the 2024 annual meeting of shareholders, 91.4% of the votes cast favored our “Say on Pay” proposal. The Committee considered this result and input from investors during our shareholder engagement process, and in light of the strong support, maintained a consistent overall approach for compensating named executive officers for 2024 full year performance.

Our Board has designed our current executive compensation program to appropriately link compensation realized by our executive officers to our performance and properly align the interests of our executive officers with those of our shareholders. The details of this compensation for 2024, and the reasons we awarded it, are described in “Compensation discussion and analysis,” starting below.

Our Board recommends a vote “FOR” approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) (Proposal 2).

Our Board recommends that our shareholders vote in favor of the following resolution:

“Resolved, that our shareholders approve, on an advisory basis, the compensation of our company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation discussion and analysis, the compensation tables, and the accompanying narrative discussion disclosed in this proxy statement.”

Compensation discussion and analysis

2025 Proxy Statement	47

Compensation discussion and analysis

1. Executive summary

a. Shareholder engagement & “Say on Pay” results

We value the views and input of our shareholders. Input received from our shareholder engagement is critical to how we drive progress in our corporate governance practices, including our executive compensation program. Generally, we engage with our investors year-round through targeted, active outreach and responsiveness to inbound inquiries.

During 2024 and early 2025, we reached out to 80 institutional shareholders, representing approximately 58% of institutionally held shares,(1) and held a total of 57 meetings with 39 shareholders. We also engaged with the two largest U.S. proxy advisory firms.

Our Lead Independent Director, Mr. Nowell, played a central role in these discussions and our Compensation and Human Capital Committee Chair, Ms. Lozano, participated in engagement meetings when compensation-related topics were anticipated. Mr. Nowell and Ms. Lozano actively led 37 of our shareholder engagement meetings, representing approximately 41% of institutionally held shares.

At our 2024 annual meeting, of the approximately 5.6 billion votes cast at the meeting, 91.4% favored our “Say on Pay” proposal. Input from engagement with institutional shareholders, together with the 2024 “Say on Pay” results, indicated strong support for our compensation program and informed our decision to maintain a consistent executive compensation design and in applying our pay-for-performance philosophy.

Following our 2024 Annual Meeting, we continued our long-standing practice of engaging with our shareholders and used engagement as an opportunity to confirm that our compensation program and enhanced disclosures appropriately reflected shareholder input and perspectives. Overall, investors expressed support for our compensation program and structure, its alignment with the four tenets of Responsible Growth, and the enhancements implemented in 2023 and early 2024. As a result, the Committee retained these enhancements, summarized below, supporting our commitment to incorporating shareholder input into our disclosures and program design.

•

The Committee declared its philosophy on one-time awards, including only to be used infrequently and in exceptional circumstances, and did not grant any one-time equity awards to NEOs for 2024 performance (see page 49)

•

Enhanced disclosure of the Committee’s step-by-step performance evaluation and pay decision process, which more clearly illustrates that business judgment is applied after the Committee completes a robust and metric-oriented evaluation of performance (see page 51)

•

Included pay rationale highlights for each NEO, including the CEO, in addition to individual performance highlights to demonstrate the link from performance factors to the compensation decisions more clearly (see page 55)

•	Disclosure of relative performance results the Committee uses to evaluate company performance each year (see page 53)

•

Enhanced peer group including updates to our leading financial institutions peer group to include U.S. regional banks and credit card and wealth management companies to provide a broader range of competitors (see page 64)

•	Enhanced disclosure of the performance year compensation table to include multiple years of performance compensation determinations (see page 58)

•	Increased the percentage of variable pay delivered in long-term equity-based awards from 60% to 70% to further drive long-term alignment with shareholders (see page 59)

See additional details in the “Executive summary” of the Compensation discussion and analysis on page 55 of our 2024 proxy statement.

(1)	Based on stock ownership as of December 31, 2024.

48	Bank of America

Compensation discussion and analysis

b. Executive compensation philosophy

Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis. Our performance considerations include both financial and non-financial measures—including the manner in which results are achieved—for the company, line of business, and the individual.

The “Performance evaluation and pay decision process” section on page 51 presents the range of performance and governance considerations that the Compensation and Human Capital Committee considers as inputs into compensation decisions. These factors are evaluated each year and have remained generally consistent over time as part of a balanced and disciplined approach to the compensation decision process. Within that broader framework, the “Company performance” and “Segment performance” sections on pages 53 and 54 highlight key company and segment performance considerations for 2024, and the “Individual performance and pay rationale highlights” section beginning on page 55 focuses on performance for each of our NEOs.

These considerations reinforce and promote Responsible Growth and maintain alignment with our Risk Framework. Our executive compensation program provides a mix of salary, incentives, and benefits paid over time to align executive officer and shareholder interests. Our Compensation and Human Capital Committee has the primary responsibility for approving our compensation strategy and philosophy, and the compensation programs applicable to our NEOs listed below. With respect to Mr. Moynihan’s compensation, our Compensation and Human Capital Committee makes a recommendation that is further reviewed and approved by the independent members of the Board.

c. Philosophy on one-time awards

The Compensation and Human Capital Committee believes that one-time awards should be used infrequently and in exceptional circumstances to achieve business objectives beyond that which could be achieved through annual performance year compensation. The Committee has demonstrated its belief in this philosophy through a history of limiting the grant of one-time awards to executive officers. Mr. Moynihan, as CEO, has never received a one-time award.

Based on input received from our shareholders, the Committee will continue to limit the use of one-time awards to exceptional circumstances and disclose a clear rationale for any such award in the Compensation discussion and analysis when granted to NEOs.

Additionally, the Committee follows an approach aligned with the following principles:

•	One-time awards may be appropriate in exceptional circumstances to retain key executives, to drive stability in the organization, or in other unique circumstances.

•	Future one-time awards should include performance features, in the event that one-time awards are deemed appropriate.

•

The use of one-time awards allows the application of award provisions aligned with business objectives that may be different than annual performance year awards (e.g., back-loaded, retentive vesting schedule).

•	Granting one-time awards as separate and distinct from annual compensation helps to reinforce that these awards should not be expected in subsequent years.

•	One-time awards will not be granted to offset reduced performance year incentives or missed performance standards.

The Compensation and Human Capital Committee did not grant any one-time equity awards to NEOs in 2024.

2025 Proxy Statement	49

Compensation discussion and analysis

d. 2024 Executive compensation highlights

Named executive officers

Brian T. Moynihan	Chair of the Board and Chief Executive Officer

Alastair M. Borthwick	Chief Financial Officer

Dean C. Athanasia	President, Regional Banking

James P. DeMare	President, Global Markets

Matthew M. Koder	President, Global Corporate & Investment Banking

•	Our executive compensation design is aligned with our focus on Responsible Growth and has been consistent for over a decade; it includes:

•	a mix of fixed and variable pay,

•	cancellation and clawback features in all equity-based incentives,

•	the deferral of a majority of variable pay through equity-based incentives, and

•	stock ownership and retention requirements.

•	See “Executive compensation program features” for additional details on page 59.

•

To determine 2024 compensation for named executive officers, the Compensation and Human Capital Committee and Board undertook a robust performance evaluation and decision process, which included a detailed review of performance results under the four tenets of Responsible Growth. Disclosure of this step-by-step performance evaluation and pay decision process is on page 51.

•

The performance evaluation considered the “What,” which includes a thorough evaluation of performance against scorecard metrics, and the “How,” which includes the manner in which results, both financial and non-financial, were achieved.

•

The Compensation and Human Capital Committee and Board also reviewed market compensation benchmarks, which were considered in relation to the size, scope, complexity, and relative performance of our company and each NEO’s individual role.

•	Total compensation awarded to Mr. Moynihan for 2024 is $35.0 million, compared to last year’s total compensation of $29.0 million.

•	The pay rationale for Mr. Moynihan’s compensation can be found on page 55.

•	95.7% of Mr. Moynihan’s 2024 awarded total compensation is variable and directly linked to company performance.

•

Half of Mr. Moynihan’s 2024 variable pay is awarded as performance restricted stock units and must be re-earned, meaning vesting occurs only if performance standards are met over a subsequent three-year period; 100% of the award is the maximum that can be earned.

•	50% of net after-tax shares Mr. Moynihan receives as compensation must be retained until one year after retirement.

•

The variable pay mix for NEOs other than the CEO is 70% long-term equity and 30% cash. The variable pay mix was changed for performance year 2023 compensation to increase the percentage of long-term equity by 10% to further drive long-term alignment with shareholders.

50	Bank of America

Compensation discussion and analysis

2. Performance evaluation and pay decision process

Each year, our Compensation and Human Capital Committee undertakes a structured and disciplined approach to evaluate our NEOs’ performance and determine compensation.

I. Performance Metrics and Scorecards

At the start of each year, goals aligned to the tenets of Responsible Growth are set for each executive officer and progress to meeting those goals is tracked on scorecards. Individual scorecards are tailored to each NEO and include enterprise-wide and line of business metrics. These scorecards and additional performance information are reviewed by the Board over the course of the year and evaluated at the conclusion of each performance year.

In addition to evaluation of the scorecards, the Committee’s compensation decision process includes a robust review of company and line of business performance as well as individual performance for each NEO. The Committee considers both absolute and relative metrics when evaluating performance, including relative rankings for company performance against our peers and market share for relevant business segments. For relative metrics considered in 2024, see the “2024 Company, segment, & individual performance” section on page 53.

Our performance framework for NEOs is aligned to qualitative and quantitative metrics associated with the four tenets of Responsible Growth. Below are examples of key metrics considered under each tenet of Responsible Growth that are tracked and evaluated across company, line of business, and individual performance, as appropriate by role. These metrics are generally consistent from year to year and support the Committee in tracking and evaluating progress over time.

Responsible Growth: Performance Metrics

Grow and win in the market • Net income • Revenue • Total shareholder return • Return on assets • Tangible book value	Grow with our customer-focused strategy • Customer satisfaction and client experience • Digital adoption • Deposit growth • New accounts	Grow within our Risk Framework • Driving a strong risk management culture • Asset quality/charge-offs • Year-over-year performance relative to established risk metrics	Grow in a sustainable manner • Focused sustainability leadership in support of strategy • Being a great place to work • Ongoing focus on Operational Excellence • Supporting our communities

II. Market Pay Practice and Governance

The Committee considers market pay practices and conducts governance practices annually as part of the compensation decision process. Market pay practices considered include:

•

CEO pay and compensation practices at our primary competitor and leading financial institution peer groups are reviewed at least annually for pay-for-performance analysis and perspectives on the global financial services industry.

•	A detailed review of market compensation benchmarks is conducted for our primary competitors for each NEO role.

•	Size, scope and complexity of our company and each NEO’s individual role is considered when reviewing market compensation benchmarks.

•	While these detailed reviews provide the Committee with market context, there is no formulaic benchmarking.

As part of its strong governance practices and over the course of multiple meetings, the Committee considers various inputs into the pay determination process:

•

The Committee reviews the executive compensation program features to determine pay components, variable pay mix, standards for performance restricted stock units, and compensation risk management features. See “Executive compensation program features” on page 59.

•	The Committee reviews performance metrics and scorecards for the CEO and each NEO. The CEO also provides perspective on performance and pay for our other NEOs.

•	Performance achievement aligned with Responsible Growth will generally result in pay that is expected to be in line with primary competitors.

2025 Proxy Statement	51

Compensation discussion and analysis

•

The Committee’s independent compensation consultant, Semler Brossy, provides perspectives on company performance, governance, and market pay practices for our NEOs as an input into our compensation decisions.

•	The Committee reviews feedback from our independent control functions (i.e., Corporate Audit, Risk and Compliance, Finance, Human Resources, Legal).

•	The Chief Financial Officer and Chief Risk Officer review full-year financial and risk performance with the Committee.

•	The Committee considers shareholder perspectives on compensation design, including a review of prior years’ “Say on Pay” results.

III. Evaluation and Pay Decisions

Evaluation and pay decisions begin with a robust and detailed review of performance results aligned with the four tenets of Responsible Growth. The evaluation considers the “What,” which includes an evaluation of performance against scorecard metrics, and the “How” which includes the manner in which results, both financial and non-financial, were achieved. Metrics are reviewed on an absolute basis against the scorecard and key metrics are also reviewed on a relative basis against primary competitors. This metric-driven evaluation drives the preliminary pay discussion.

After the Committee has completed its robust and metric-driven performance evaluation to determine preliminary pay, the Committee weighs additional considerations such as market and governance practices, scope of role, experience, and prior year compensation to help inform the final total compensation determination. The Committee believes its use of business judgment and discretion, structured within the framework and governance of the tenets of Responsible Growth, is in the best interests of our shareholders, customers and clients, employees, and the communities we serve. This enables the Committee to appropriately respond to the complexities of internal and external factors when determining performance year compensation, including the complexity of operating a business the size of Bank of America and the regulatory framework in which the company operates.

Compensation decisions are generally determined on a year-over-year basis without preset target levels of total compensation. Once performance year total compensation is determined for each NEO, the Committee applies the variable pay mix, which includes a majority of pay to be delivered over the long-term and subject to risk management features. See “Executive compensation program features” and “Compensation risk management features” on pages 59 and 61.

The Committee’s performance year total compensation recommendations are then subject to a multi-step review and approval process outlined below.

IV. Approval

During the final stage of the pay decision process, the Committee engages in a multi-step review and approval process involving our independent Board members and other Board committees.

•	The Committee approves compensation for all NEOs, excluding the CEO.

•	For our Chief Risk Officer and Chief Audit Executive, the Committee’s pay recommendations are further reviewed and approved by our Board’s Enterprise Risk Committee and Audit Committee, respectively.

•	For the CEO, the Committee’s pay recommendations are further reviewed and approved by the independent members of our Board.

52	Bank of America

Compensation discussion and analysis

3. 2024 Company, segment, & individual performance

a. Company performance

Following are financial highlights and key measures of company and line of business performance achieved in 2024. Our Compensation and Human Capital Committee and Board considered these metrics in evaluating the 2024 performance of our NEOs. In 2024, we delivered solid earnings and returns on equity, strong organic growth and more capital back to shareholders than 2023. These results were aided by our focus on Responsible Growth with a diverse operating model and risk management focus during a challenging interest rate environment. See the “Performance evaluation and pay decision process” section on page 51 for more details on factors used in compensation decisions.

•  Net income of $27.1 billion, or $3.21 diluted earnings per share (EPS), compared to $26.5 billion, $3.08 per diluted share in 2023. The increase in net income was primarily due to higher noninterest income, partially offset by higher provision for credit losses, higher noninterest expense and lower net interest income.

•  Revenue of $101.9 billion was up 3% primarily driven by strong fee income reflecting organic growth across our business segments including record sales and trading revenue, and double-digit growth across investment banking and asset management fees. Net interest income growth in both 3Q and 4Q showed solid momentum headed into 2025.

•  Noninterest expense of $66.8 billion, increased $967 million compared to 2023; increase was primarily driven by higher revenue-related expenses as well as investments in people, operations, and technology, partially offset by higher Federal Deposit Insurance Corporation (FDIC) expense in 2023, including $2.1 billion for the estimated special assessment, and lower expenses related to a liquidating business activity.

•  Provision for credit losses increased $1.4 billion to $5.8 billion in 2024 compared to 2023, primarily driven by credit card as well as small business loan growth, and asset quality deterioration in the commercial real estate office and credit card portfolios.

•  Net charge-offs of $6.0 billion increased from 2023, primarily driven by credit card and commercial real estate office.

•  Deposits increased by $41.6 billion, or 2%, to $1.97 trillion, primarily driven by growth in commercial client balances and time deposits.

•  Loans increased by $42.1 billion, or 4%, to $1.10 trillion primarily driven by growth in commercial loans.

•  Book value per share increased 7% to $35.79 in 2024.

•  Return on average assets (ROA) of 0.83%, return on average common shareholders’ equity of 9.53%, and return on average tangible common shareholders’ equity of
12.92%.(1)

•  $21 billion returned to shareholders in common stock dividends and repurchases representing a 75% increase from 2023.

•  Common equity tier 1 capital ratio of 11.9% under the Standardized approach, well above our 10.7% regulatory minimum requirement.

(1) Represents a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable GAAP financial measure and additional information about non-GAAP financial measures.

Relative company performance

In addition to absolute company performance, the Committee evaluated relative company performance on key metrics comparing Bank of America to our five primary competitors as part of the pay decisions for 2024. In its analysis of peer growth comparisons, the Committee also considered its peers’ public disclosures of significant items impacting their growth:

•  Ranked #2 on Net Income and sixth on year-over-year growth

•  Ranked #2 on Revenue and fifth on year-over-year growth

•  Ranked #2 on Market Capitalization

•  Ranked #6 on Diluted Earnings per Share growth

•  34% Total Shareholder Return in 2024, ranked #6 of primary competitors

2024 PERFORMANCE

Ranked #2

compared to our primary competitors on Net

Income, Revenue and Market Capitalization

   ___________

1 of only 4

U.S. companies to have delivered over $15.0 billion

in Net Income in each of the last ten years

Similarly, each of our business segments had strong relative results and are believed to position the company for strong performance in 2025 (see Segment performance highlights on the following page).

Rankings were determined based on publicly reported information for the fiscal year ended 12/31/24.

2025 Proxy Statement	53

Compensation discussion and analysis

b. Segment performance

Segment highlights(1)

The Compensation and Human Capital Committee and Board considered the 2024 company and segment performance highlights discussed below, as well as other company and business results, to confirm that management is delivering Responsible Growth, continuing to streamline and simplify our company, and driving Operational Excellence. The four reporting segments discussed below are comprised of our eight lines of business which are how we go to market to serve the core financial needs of people, companies, and institutions.

Consumer Banking

Consumer Banking, comprised of Retail Banking and Preferred Banking lines of business, offers a diversified range of credit, banking, and investment products and services to 68.7 million

$10.8B Net income

consumers and small businesses in the U.S.

•	Nationwide network of ~3,700 financial centers and ~15,000 ATMs, nationwide call centers and leading digital banking platforms with approximately 48 million active users, including approximately 40 million active mobile users

•	Added 34 new financial centers across existing and expansion markets, including opening first financial center in Omaha and Louisville in 2024

•	Average deposits of $945.5 billion and retained the #1 deposit market share position for Consumer deposits (2)

•	Average loans and leases increased 2% to $313.8 billion, primarily driven by growth in credit card, small business, and consumer vehicle lending; crossed 15th consecutive quarter of Small Business loan growth

•	Grew net new consumer checking accounts every quarter in 2024 extending a streak of 24 consecutive quarters adding more than 1 million net new checking accounts in 2024

•	3.9 million consumer investment accounts with record assets of $518 billion (+22%) and $25 billion net client flows in 2024

•	Digital logins exceeded 14.3 billion, digital sales represented 55% of total sales

•	Erica® users grew to nearly 20 million and crossed over more than 2.5 billion interactions processed since inception in 2018

•	78% of overall households actively using digital platforms

•	Certified by J.D. Power for Outstanding Client Satisfaction with Customer Financial Health Support – Banking & Payments

Global Wealth & Investment Management Global Wealth & Investment Management (GWIM) consists of two lines of businesses, Merrill and Private Bank, that provide	$4.3B Net income

investment and wealth management solutions to our affluent and ultra-high net worth clients.

•	Net income increased 8% in 2024 primarily due to higher revenue, partially offset by higher noninterest expense

•	Revenue increased 9% to $22.9 billion across Merrill and Private Bank

•	Client balances increased 12% to $4.3 trillion, primarily driven by the impact of higher market valuations and positive net client flows

•	Assets under management (AUM) flows of $79 billion in 2024 increased 52% reflecting new client acquisition and deepening of existing relationships

•	Added ~24,000 net new relationships and opened ~115,000 new bank accounts across Merrill and Private Bank in 2024

•	Average loans and leases of $223.9 billion increased 2% from 2023

•	Average deposits down 4% to $287.5 billion primarily driven by clients moving deposits to higher yielding investment cash alternatives

•	85% of Merrill households and 92% of Private Bank relationships digitally active across the enterprise

•	#1 in Forbes’ Best-in-State Wealth Advisors, Best-in-State Wealth Management Teams, and Top Next Generation Advisors and #1 on Barron’s Top 100 Women Financial Advisors List (2024)

Global Banking Global Banking provides a wide range of lending-related products and services, integrated working capital management and treasury solutions, and underwriting and advisory services—	$8.1B Net income

includes the Global Corporate and Investment Banking, Global Commercial Banking, and Business Banking lines of business.

•	Ranked #3 in investment banking fees while gaining market share;(3) total corporation investment banking fees, excluding self-led deals, of $6.2 billion grew 31% from 2023

•	Average loans and leases declined 1% to $373.2 billion

•	Average deposits grew 8% to $545.8 billion

•	Record number of CashPro App Payment Approvals of $1 trillion

•	Named World’s Best Bank for Trade Finance and for FX payments; North America’s Best Digital Bank, Best Bank for Sustainable Finance, and Best Bank for Small to Medium-sized Enterprises by Euromoney 2024

•	Named one of the World’s Most Innovative Banks 2024 by Global Finance

Global Markets

Global Markets offers sales and trading services, research services and lending solutions to institutional clients across fixed-income, credit, currency, commodity, and equity businesses.

$5.6B Net income

•	Increased net income 20% in 2024 and earned 12% return on average allocated capital

•	Record sales and trading revenue of $18.8 billion ($18.9 billion excluding net debit valuation adjustment (DVA)(4)), up 8% year-over-year; 11 consecutive quarters of year-over-year sales and trading growth

•	Fixed Income Currencies and Commodities (FICC) revenue increased 4% to $11.4 billion; Equities revenue increased 15% to $7.4 billion

•	Record average loan balances of $140.6 billion, up 8% from 2023

•	Return on average allocated capital of 12%, improved ~200bps from 2023

•	Named World’s Best Bank for Markets by Euromoney 2024

•	Named #1 All-America Trading by Extel, 2024

(1)	Segment highlights compare to 2023 unless otherwise noted.
(2)	Estimated U.S. retail deposits based on June 30, 2024 FDIC deposit data.
(3)	Source: Dealogic as of December 31, 2024.
(4)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable GAAP financial measure and additional information about non-GAAP financial measures.

54	Bank of America

Compensation discussion and analysis

c. Individual performance and pay rationale highlights

Material factors considered in the Committee’s and Board’s assessment of individual performance and pay rationale for 2024 include:

Brian T. Moynihan

Chair of the Board and Chief Executive Officer

Mr. Moynihan has served as the Chief Executive Officer of Bank of America Corporation since January 2010 and as Chair of our Board since October 2014. He continues to be recognized globally as a leader in the financial services industry.

GROW AND WIN IN THE MARKET

•	Net income of $27.1 billion, increased 2.3% compared to 2023

•	Reported revenue of $101.9 billion increased 3.4% compared to 2023

•	34% Total Shareholder Return in 2024, ranked #6 of primary competitors

•	Return on average assets of 0.83% decreased from 0.84% in 2023

•	Book value per common share of $35.79 improved 7% compared to 2023

•	Tangible book value per common share of $26.58 improved 9% since 2023(1)

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

•	Added more than 1 million net new checking accounts and consumer investment accounts grew to 3.9 million

•	Strong client engagement across digital platforms; 48 million active digital banking users, up from 46 million in 2023

•	New Zelle® records with 23.7 million active users, up 10% from 2023, and 424 million person-to-person payments, worth $127 billion, up 24% and 26%, respectively

•	Grew loans by $42.1 billion to $1.10 trillion

•	Added ~24,000 net new relationships across Merrill and Private Bank; Assets Under Management flows of $79 billion, up 52% year-over-year

•	Deposits increased 2% year-over-year to $1.97 trillion

GROW WITHIN OUR RISK FRAMEWORK

•	Proactively managed risk, enabling us to continue to support our clients and be a source of strength for the economy

•	CET1 level improved to $201.1 billion, and the CET1 ratio rose to 11.9%, remaining above new regulatory minimum of 10.7%

•	Demonstrated strong credit risk management and asset quality; net charge-off ratio of 0.57%

•	Strong balance sheet management

GROW IN A SUSTAINABLE MANNER

•	Committed more than $290 million in philanthropic investments driving impact to our local communities around the world

•	Ongoing focus on Operational Excellence, allowing us to reinvest for growth

•	Continued focus on employee engagement, retention, and inclusion

•	Continued to support teammates impacted by local and world events, including the recent California wildfires and hurricanes in the Southeast U.S.

ADDITIONAL PERFORMANCE HIGHLIGHTS

•	Continued our leadership position on minimum rate of pay, increasing U.S. minimum hourly wage to $24/hour in our next step toward $25 by 2025

•	In 2025, announced the eighth year of Sharing Success awards with approximately 97% of teammates receiving an award—most receiving shares of the company’s common stock to further align interests with shareholders

•	Industry leader in being a great place to work:

•	Named to Fortune’s 100 Best Companies to Work For list for the sixth consecutive year

•	Recognized by TIME on World’s Best Companies list and the TIME100 Most Influential Companies

•	Ranked #1 on JUST Capital’s 2024 Top Companies for Workers list

•	Recognized by Forbes on the 2024 World’s Top Companies for Women list

•	Bank of America earned a 100 score on the Disability Equality Index by Disability:IN for the eighth year in a row

•	Recorded more than 2.5 million employee volunteer hours to support local communities

•	Continued to demonstrate global leadership serving as chair of the Sustainable Markets Initiative, on the board of Bank Policy Institute, and as a member of the World Economic Forum’s (WEF) International Business Council, the Business Roundtable, and the Financial Service Forum

(1)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable GAAP financial measure and additional information about non-GAAP financial measures.

2025 Proxy Statement	55

Compensation discussion and analysis

Alastair M. Borthwick

Chief Financial Officer

Mr. Borthwick has served as Chief Financial Officer for Bank of America since November 2021. In this role, he is responsible for the overall financial management of the company, including accounting, balance sheet management, financial planning and analysis, corporate treasury, investor relations, corporate investments, and tax.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE

•   Disciplined management of balance sheet, capital, liquidity for the company

•   Navigated uncertain interest rate environment to help the company grow revenue and control expenses while investing in the franchise

•   Peer benchmark data and trends were considered

•   Total compensation of $15.5 million is up 29% vs. 2023

● Salary $1.0M ● TRSU $5.075M ● Cash $4.35M ● PRSU $5.075M

GROW AND WIN IN THE MARKET

•	Reported revenue of $101.9 billion, up 3% compared to 2023

•	Reported $3.26 trillion in assets, compared to $3.18 trillion in 2023; grew deposits to $1.97 trillion, which were up 2% from 2023 and supported $1.10 trillion in loans

•	Maintained strong liquidity; $953 billion average Global Liquidity Sources in 4Q24

•	Grew book value and tangible book value (1) per common share by 7% and 9%

•	Recorded diluted earnings per share of $3.21, compared to $3.08 in 2023

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

•	Reported strong organic growth metrics, including generation of over 1 million net new checking accounts and ~24,000 net new wealth management relationships

•	Supported business leaders with timely and transparent forecasts and insights to help navigate uncertain interest rate environment, grow revenue, and control expenses while continuing to invest in the franchise

•	Continued to provide Treasury resource management through efficient liquidity management and disciplined management of capital and earnings to support our clients

•	Oversaw strong investor relations (IR) program, providing transparency and strengthening relationships with analyst and shareholder communities. Named top 3 IR team in Banking (Extel) and Best U.S. IR Website in the 2024 Transparency Awards (Labrador)

GROW WITHIN OUR RISK FRAMEWORK

•	Demonstrated strong credit quality, with a net charge-off ratio of 57 bps

•	Managed capital effectively, supporting loan growth of $42.1 billion and adding $6.2 billion of CET1 capital; increased dividends paid per common share by 9% and returned $20.9 billion to shareholders through common dividends and share repurchases

•	Enhanced CFO organization processes and controls through the company’s single process inventory, which documents key processes, potential risks and associated controls and performance metrics

•	Maintained strong credit ratings during 2024, with all three major rating agencies maintaining their ratings and stable outlooks for the company

GROW IN A SUSTAINABLE MANNER

•	Continued focus on employee engagement, retention and inclusion

•	Drove Operational Excellence and expense-discipline initiatives to mitigate inflation costs

•	Invested in employees and technology across our company

Dean C. Athanasia

President, Regional Banking

Mr. Athanasia is President of Regional Banking and has been an executive officer of the company since 2014. He oversees four of the company’s eight lines of business, including Retail Banking, Preferred Banking, Business Banking, and Global Commercial Banking. Located in over 200 U.S. and 15 international markets, these businesses serve approximately 69 million consumer and business clients that hold over $2.7 trillion in assets at Bank of America. In addition to his line of business responsibilities, Mr. Athanasia also oversees Data, Digital and Global Marketing, Workplace Benefits, Global Payments Solutions, and Consumer, Small Business & Wealth Management Banking and Lending Products for the company.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE

•   Strong business performance across business lines; extensive industry recognition

•   Continued success in Digital and maintained a keen focus on reducing operational risk

•   Prior role expansion considered (first full year with Global Payment Solutions remit)

•   Peer benchmark data and trends were considered

•   Total compensation of $18 million is up 24% vs. 2023

● Salary $1.0M ● TRSU $5.95M ● Cash $5.1M ● PRSU $5.95M

GROW AND WIN IN THE MARKET

•	Delivered $53.1 billion in revenue and $15.0 billion in net income in 2024

•	Maintained #1 position in estimated U.S. Retail Deposits

•	Grew global banking deposits to a record $578.2 billion, representing 9.7% growth year-over-year

•	Secured new partnerships with the Masters Tournament, FIFA Club World Cup 2025 and FIFA World Cup 2026 to provide unique opportunities to deliver value for our clients and drive business growth

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

•	Achieved record high 88.4% consumer client experience

•	Grew to 48.2 million digitally active users, up 4% from 2023

•	Combined Small Business’ size and scale with Business Banking’s local and advisory approach to better serve and win more business with companies from start-up to $50 million in annual revenue

•	Received 700 industry awards and accolades in 2024, including North America’s Best Bank for Small to Medium Sized Enterprises for 9th consecutive year (Euromoney) and #1 Investment Banking rank with Global Commercial Banking Relationship Clients

GROW WITHIN OUR RISK FRAMEWORK

•	Drove strategic investments and efficiencies that protected Consumer clients and yielded more than 20% reduction in consumer banking fraud losses

•	Sustained and increased focus on management of risk, including asset quality, regulatory requirements, and business controls

•	Continued to reduce operating risk through investment in integrating and streamlining operations and focus on business process and controls

•	Maintained commitment to the prevention and mitigation of cybersecurity threats to our digital platforms as usage continues to grow

GROW IN A SUSTAINABLE MANNER

•	Continued strong commitment to our communities and industry leader in financial centers located in low-to-moderate income areas

•	$13.3 billion of $15 billion Community Homeownership Commitment lent to-date since 2019

•	Record 73% of clients fully paperless, continuing to reduce expense and environmental impact

•	Maintained focus on employee engagement and development at all levels of the organization

(1)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable GAAP financial measure and additional information about non-GAAP financial measures.

56	Bank of America

Compensation discussion and analysis

James P. DeMare

President, Global Markets

Mr. DeMare is President of Global Markets and has been an executive officer of the company since October 2021. In this role, he oversees all aspects of the company’s Global Markets business, including equity and fixed income sales and trading efforts, Global Markets client coverage on a global basis, and Global Commercial Real Estate. Beginning December 2024, Mr. DeMare also oversees the Global Research division, which includes the Bank of America Institute.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE

•   Achieved record full-year sales and trading revenue

•   Record average loan balances; 17 consecutive quarters of growth

•   Grew market share and strong industry recognition

•   Peer benchmark data and trends were considered

•   Total compensation of $26 million is up 24% vs. 2023

● Salary $1.0M ● TRSU $8.75M ● Cash $7.5M ● PRSU $8.75M

GROW AND WIN IN THE MARKET

•	Global Markets revenue increased $2.3 billion to $21.8 billion, driven by higher sales and trading revenue and Global Markets’ share of investment banking fees

•	Record year for sales and trading revenues; sales and trading revenue increased $1.4 billion to $18.8 billion (and by $1.3 billion to $18.9 billion, excluding net DVA),(1) primarily driven by higher revenue in Equities

•	Global Markets average total loans and leases increased $10.9 billion to $140.6 billion in 2024

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

•	Sustained year-over-year growth in sales and trading revenues and market share

•	World’s Best Bank for Markets 2024 (Euromoney)

•	Several other product-specific awards, accolades, and Top 3 rankings across FICC and Equities businesses (World’s Best Bank for FX Payments (Euromoney), Derivatives House of the Year (Energy Risk), Equity Derivatives House of the Year (Risk Awards), Securitization Bank of the Year (GlobalCapital), #2 Top Global Research Leader (Extel), #2 All-America Research Team (Extel), #1 All-America Trading and Execution Team (Extel), Best Research House (DealCatalyst), Rising Issuer Award (SPi USA), and Best Non-Traditional Index Provider (SPi USA)

•	Ranked #1 underwriter of municipal bonds with 17.14% share (LSEG)

GROW WITHIN OUR RISK FRAMEWORK

•	Continued focus on managing risk in a responsible manner, with just one trading loss day in 2024

•	Sustained focus on simplifying and improving the operating environment and reducing operational risk

•	Focused on market conduct risk, by reinforcing importance of escalation, supervision, and formal training and leadership communications

GROW IN A SUSTAINABLE MANNER

•	Improved efficiency ratio by 379 bps compared to 2023 and delivered operating leverage in 2024

•	Continued to manage headcount with a focus on organizational health

•	Continued focus on employee engagement, retention and inclusion

Matthew M. Koder

President, Global Corporate & Investment Banking

Mr. Koder is President of Global Corporate and Investment Banking (GCIB) and has been an executive officer of the company since October 2021. In this role, he leads the day-to-day operations of the business and drives the firm’s strategy globally.

HIGHLIGHTS OF PAY RATIONALE AND PERFORMANCE

•   Delivered strong results and industry recognition

•   #3 investment banking fee ranking; gained market share year-over-year (Dealogic)

•   Average Global Corporate Banking deposits of $300.2 billion, up 10% year-over-year

•   Peer benchmark data and trends were considered

•   Total compensation of $20 million is up 21% vs. 2023

● Salary $1.0M ● TRSU $6.65M ● Cash $5.7M ● PRSU $6.65M

GROW AND WIN IN THE MARKET

•	Delivered $13.3 billion in revenue and $3.9 billion in net income

•	Continued strong momentum in growing responsibly and gaining market share and outperformed the overall market in Investment Banking fees (Dealogic)

•	Retained #3 position globally across products, while increasing market share and widening the gap from the #4 bank (Dealogic)

GROW WITH OUR CUSTOMER-FOCUSED STRATEGY

•	Continued focus on driving middle market investment banking coverage, with presence in 26 U.S. cities, through growth in client coverage and investment in the Emerging Growth & Regional Coverage division of Investment Banking

•	Average Global Corporate Banking deposits of $300.2 billion, up 10% year-over-year

•	Global winner of Best Equity Bank and Best Debt Bank, as part of the 2024 World’s Best Investment Banks awards (Global Finance)

•	Recognized as Best Bank in Corporate Banking in the U.S. (Coalition Greenwich)

GROW WITHIN OUR RISK FRAMEWORK

•	Sustained focus on regulatory requirements and risk management while driving growth in a responsible manner

•	Trained employees on best practices regarding protecting data and information

•	Reinforced conduct best practices and leadership accountability, focused on supervision and escalation

GROW IN A SUSTAINABLE MANNER

•	Actively managed expenses and implemented and reinforced expense monitoring controls

•	Remained focused on our talent which is the foundation of our business

•	Managed headcount and optimized organizational structure with a focus on increasing manager effectiveness and capacity

•	Continued focus on employee engagement, retention, and inclusion

(1)	Represents a non-GAAP financial measure. See Appendix A for a reconciliation to the most directly comparable GAAP financial measure and additional information about non-GAAP financial measures.

2025 Proxy Statement	57

Compensation discussion and analysis

4. 2024 Performance year total compensation decisions

The Compensation and Human Capital Committee determined performance year 2024 total compensation in January 2025 after completing its review of annual performance as described in “Performance evaluation and pay decision process” on page 51.

The table below summarizes the 2021-2024 performance year total compensation decisions for NEOs. This table aligns with the pay-for-performance decision made by the Committee and the Board each year. This table will vary from the Summary Compensation Table, which includes equity compensation in the year of grant and follows specific SEC rules.

Performance Year Total Compensation

Name	2021 ($)	2022 ($)	2023 ($)	2024 ($)	% Change 2024 to 2023	2024 Pay rationale

Brian T. Moynihan	32,000,000	30,000,000	29,000,000	35,000,000	21%	See page 55

Alastair M. Borthwick	11,000,000	10,500,000	12,000,000	15,500,000	29%	See page 56

Dean C. Athanasia	15,000,000	13,900,000	14,500,000	18,000,000	24%	See page 56

James P. DeMare	18,000,000	19,000,000	21,000,000	26,000,000	24%	See page 57

Matthew M. Koder	20,000,000	15,700,000	16,500,000	20,000,000	21%	See page 57

Note: Performance year total compensation includes base salary delivered during the performance year and incentives awarded for the performance year.

The following table summarizes the pay components of the performance year 2024 compensation decisions for NEOs.

Name	Base salary ($)	Annual cash incentive ($)	Cash-settled restricted stock units ($)	Performance restricted stock units ($)	Time-based restricted stock units ($)	Total 2024 compensation ($)

Brian T. Moynihan	1,500,000	0	10,050,000	16,750,000	6,700,000	35,000,000

Alastair M. Borthwick	1,000,000	4,350,000	0	5,075,000	5,075,000	15,500,000

Dean C. Athanasia	1,000,000	5,100,000	0	5,950,000	5,950,000	18,000,000

James P. DeMare	1,000,000	7,500,000	0	8,750,000	8,750,000	26,000,000

Matthew M. Koder	1,000,000	5,700,000	0	6,650,000	6,650,000	20,000,000

Note: Some of the 2024 compensation above differs from the “Summary compensation table” on page 66 and/or the information in the “Pay versus performance table” on page 78. SEC rules require that the “Summary compensation table” include equity compensation in the year granted, while the Committee awards equity compensation after the performance year. Therefore, equity-based incentives granted in 2024 for the 2023 performance year are shown in the “Summary compensation table” as 2024 compensation, whereas the equity-based incentives as shown above were granted in 2025 for the 2024 performance year. The “Summary compensation table” also includes elements of compensation not shown above, including management team stock awards.

For a description of the pay components above, see “Executive pay components & variable pay mix” on page 59.

58	Bank of America

Compensation discussion and analysis

5. Executive compensation program features

a. Executive pay components & variable pay mix

Our Compensation and Human Capital Committee determines the pay for our NEOs for each performance year. Our pay-for-performance structure is designed to emphasize variable pay and help motivate our executives to deliver sustained shareholder value and Responsible Growth.

Consistent with prior years, restricted stock units are divided into the following components, which are unchanged from performance year 2023: annual cash-settled (CEO only), time-based and performance-based. The following charts provide an overview of the 2024 pay components and 2024 variable pay mix for our NEOs, including the vesting, performance, and settlement standards that provide a multi-year look back on 2024 achievements.

Performance Year 2024 Pay Components

Cash Pay Components

Description	How it pays
Base Salary • Determined based on job scope, experience, and market comparable positions; provides fixed income to attract and retain executives and balance risk-taking	• Semi-monthly cash payment through 2024

Annual cash incentive—except CEO • Provides short-term variable pay for the performance year for non-CEO executives	• Single cash payment in February 2025

Restricted Stock Pay Components

Description	How it pays
Annual cash-settled restricted stock units (annual CRSUs)—CEO only
• Track stock price performance over 1-year vesting period • Vest in 12 equal installments from March 2025 – February 2026	• Granted in February 2025 • Cash-settled upon vesting

Performance restricted stock units (PRSUs)

•   Vest based on future achievement of specific tax-normalized return on assets (ROA) and growth in adjusted tangible book value (TBV) standards over 3-year performance period

•   Track company and stock price performance

•   Encourage sustained earnings during the performance period; future adverse performance below these standards will decrease the amount paid

•   Granted in February 2025

•   If performance standards are achieved, grants will be re-earned at the end of the performance period (2027)

•   100% is the maximum that can be re-earned

•   If both threshold standards are not achieved, the entire award is forfeited

•   Stock-settled to the extent re-earned

See “Results for performance restricted stock units” on page 63 for the vesting and value of prior awards

Time-based restricted stock units (TRSUs)
• Track stock price performance over 4-year vesting period • Align with sustained longer-term stock price performance

•   Granted in February 2025

•   Vests in four annual installments beginning in February 2026

•   100% stock-settled upon vesting for our CEO

•   50% stock-settled and 50% cash-settled upon vesting for other NEOs

Performance Year 2024 Variable Pay Mix

•   A majority of variable pay is delivered as equity-based awards that reflect the balance between short-term and long-term results.

•   The charts to the right illustrate the variable pay mix for our CEO and other NEOs.

Stock Retention Requirements

•   50% of net after-tax shares received from equity-based awards retained until one year after retirement for our CEO

•   50% of net after tax shares received from equity-based awards are retained until retirement for other NEOs

2025 Proxy Statement	59

Compensation discussion and analysis

b. Standards for performance restricted stock units

Re-earning the PRSUs granted in February 2025 (based on 2024 performance) requires the company to meet average ROA and average adjusted TBV growth standards (tax-normalized) over a three-year performance period from 2025-2027. The Committee made no change to the standards for performance year 2024 PRSU awards.

Under a hypothetical scenario, if our 2024 full-year average assets of $3.3 trillion remained constant during the performance period, our company would need to earn $78.8 billion in aggregate net income from 2025-2027 to achieve the PRSU 80 bps ROA standard. On an annualized basis, this equals approximately $26.3 billion in earnings which is higher than reported net income in six of the last twelve years.

These performance metrics and standards encourage the achievement of sustained shareholder value and Responsible Growth. PRSUs are forfeited if results are below both minimum standards. PRSUs granted since 2017 provide no upside payout opportunity (100% is the maximum that can be re-earned for these awards). For any portion of the PRSU standards achieved, payment will be made after the end of the performance period. The performance year 2024 PRSU standards are outlined below:

Three-year average ROA (tax-normalized)(1) (50% weighting)		Three-year average growth in adjusted TBV(2) (50% weighting)
Standard	% Earned	Standard	% Earned
<50bps	0%	<5.25%	0%
50bps	33 1⁄3%	5.25%	33 1⁄3%
65bps	66 2⁄3%	7.00%	66 2⁄3%
≥80bps	100%	≥8.50%	100%

Note: Any results achieved above 33 1⁄3% will be interpolated on a straight-line basis between the two nearest standards.

(1)

Three-year average ROA (tax-normalized) means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be determined at the conclusion of each year based on the generally accepted accounting principles (GAAP) definition and, to the extent necessary, normalized to exclude the material effects of changes to the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

(2)

Three-year average growth in adjusted TBV means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the cumulative impact of any capital actions approved by our company’s Board and completed by our company during the performance period, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year and, to the extent necessary, will be normalized to exclude the material effects of changes to the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

60	Bank of America

Compensation discussion and analysis

c. Compensation risk management features
Our Compensation and Human Capital Committee has designed our executive compensation program to encourage executive performance consistent with the highest standards of risk management.
i. Pay practices
Highlighted below are the key features of our compensation program for executive officers, inclu ding
the pay practices we have implemented to drive Responsible Growth, encourage executive retention, promote conduct consistent with our values, and align executive and shareholder interests. We also identify certain pay practices we have not implemented because we believe they do not serve our risk management standards or shareholders’ long-term interests.

What We Do	Pay for performance and allocate individual awards based on actual results and how results were achieved
Use balanced, risk-adjusted performance measures
Review feedback from independent control functions in performance evaluations and compensation decisions
Provide appropriate mix of fixed and variable pay to reward company, line of business, and individual performance
Defer a majority of variable pay as equity-based awards
Apply robust clawback features to all executive officer variable pay
Require stock ownership and retention to retirement of a significant portion of equity-based awards
Engage with shareholders on governance and compensation
Prohibit hedging and speculative trading of company securities
Grant equity-based awards on a pre-established date to avoid any appearance of coordination with the release of material non-public information
Prohibit pledging of equity-based awards

What We Don’t Do	Change in control agreements for executive officers
Severance agreements for executive officers
Multi-year guaranteed incentive awards for executive officers
Severance benefits to our executive officers exceeding two times base salary and bonus without shareholder approval per our policy
Accrual of additional retirement benefits under any supplemental executive retirement plans
Excise tax gross-ups upon change in control
Discounting, reloading, or repricing stock options without shareholder approval
Single-trigger vesting of equity-based awards upon change in control
Adjust PRSU results for the impact of litigation, fines, and penalties or non-tax impairment charges

Additionally, it has not been our policy to provide for the accelerated vesting of equity awards upon an employee’s voluntary resignation to enter government service.
During fiscal year 2024, we did not grant stock option awards to our NEOs. Additionally, we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for NEO grants.
The “Compensation governance and risk management” discussion beginning on page 33 contains more information about our Compensation Governance Policy and our compensation risk management practices. That section describes our Chief Risk Officer’s review and certification of our incentive compensation programs and our Chief Audit Executive’s risk-based review of our incentive plans. We also describe the extent to which our CEO participates in determining executive officer compensation, and the role of Semler Brossy, the Committee’s independent compensation consultant.

2025 Proxy Statement	61

Compensation discussion and analysis

ii. Multiple cancellation & clawback features

Our equity-based awards are subject to three separate and distinct features that can result in the awards being canceled or prior payments being clawed back in the event of certain detrimental conduct or financial losses. These features were designed to encourage appropriate behavior and manage risk in our compensation program.

Our NEOs are subject to all three cancellation and clawback features. For the avoidance of doubt, all CRSUs, PRSUs, and TRSUs awarded to our CEO and other NEOs are subject to all three cancellation and clawback features described below.

	Detrimental conduct cancellation & clawback	Performance-based cancellation	Incentive compensation recoupment policy

Who

•  Applies to over 19,600 employees who received equity-based awards as part of their 2024 incentive compensation, as well as all recipients of our Sharing Success equity-based awards granted in March 2024

•  Applies to approximately 4,900 employees who are deemed to be “risk takers” and received equity- based awards as part of their 2024 compensation

•  “Risk takers” defined according to banking regulations and company policies

• Applies to all our executive officers

When

•  An employee engages in certain “detrimental conduct,” including:

•  illegal activity

•  breach of a fiduciary duty

•  intentional violation or grossly negligent disregard of our policies, rules, and procedures

•  trading positions that result in a need for restatement or significant loss

•  conduct constituting “cause”

•  Our company, a line of business, a business unit, or an employee experiences a loss outside of the ordinary course of business and the employee is found to be accountable based on:

•  the magnitude of the loss

•  the decisions that may have led to the loss

•  the employee’s overall performance

• Our company restates its financial statements

What	• All unvested equity awards will be canceled • Any previously vested award may be recouped, depending on the conduct	• All or part of the outstanding award may be canceled

•  Any incentive compensation granted, earned or vested based on the attainment of a financial reporting measure that exceeds the amount that would have been paid after giving effect to the restatement must be recouped as determined by the Board or a Board committee

•  In addition, if the restatement is caused by an executive officer’s fraud or intentional misconduct, any action necessary to remedy the misconduct and prevent its recurrence may be taken

The Company’s Incentive Compensation Recoupment Policy reflects the SEC’s final rules and the NYSE’s listing standards implementing Section 954 of the Dodd-Frank Act. A copy of our Incentive Compensation Recoupment Policy is available as an exhibit to our 2024 Form 10-K.

Pursuant to our Incentive Compensation Forfeiture & Recoupment Disclosure Policy, we will disclose publicly the incentive-based compensation forfeited by or clawbacks recovered from certain senior executives in the aggregate pursuant to our Detrimental Conduct and Incentive Compensation Recoupment policies described above, subject to certain privacy, privilege, and regulatory limitations. We will also disclose any clawbacks to the extent required by SEC rules and NYSE listing standards.

62	Bank of America

Compensation discussion and analysis

iii. Stock ownership & retention requirements

Our stock ownership and retention requirements align executive officer and shareholder interests by linking the value realized from equity-based awards to sustainable company performance. Our Corporate Governance Guidelines require:

CHIEF EXECUTIVE OFFICER	OTHER EXECUTIVE OFFICERS
500,000	300,000
Minimum shares of common stock owned and	Minimum shares of common stock owned and
50%	50%
of net after-tax shares received from equity-based	of net after-tax shares received from equity-based
awards retained until one year after retirement	awards retained until retirement

In light of our policy, we expect new executive officers to be in compliance with these requirements within five years. Full-value shares and units owned, awarded, or deemed beneficially owned are included in the stock ownership calculations; PRSUs are included only when earned and stock options are not included. All NEOs are in compliance with their ownership requirements. Our Code of Conduct prohibits our executive officers from hedging and speculative trading of company securities. See the “Hedging policy” section on page 35 for more information on our hedging policy and rules.

6. Other compensation topics

a. Results for performance restricted stock units

PRSUs have been a component of our executive compensation program since 2011. PRSUs require recipients to re-earn awards over the performance period based on achievement of established performance standards and help align management with shareholder interests. Since 2013, PRSUs have been based 50% on three-year average ROA and 50% on three-year average growth in adjusted TBV standards. Our practice is not to make discretionary adjustments to PRSU results for the impact of legacy litigation, fines, and penalties, or impairment charges, which have contributed to outcomes for PRSU payouts since their introduction.

The 2022 PRSUs completed in 2024 were re-earned at 100% of the target opportunity based on ROA results of 85bps and adjusted TBV results of 11.41% (compared to 100% target opportunity based on 2022 PRSU performance standards set at ROA results of ≥ 80 bps and TBV results of ≥ 8.5%).(1) We did not adjust the calculation of these performance metrics to reflect the FDIC special assessment in 2024. See the description of the 2022 PRSUs and vesting terms following the “Grants of plan-based awards table” on page 71 of our 2023 proxy statement.

The maximum payout opportunity is 100% for all outstanding awards.

The award terms for these PRSUs provide for the calculation of performance results at the conclusion of each calendar year in the performance period. As a result, the performance results above may differ from the results reported under GAAP in our company’s audited financial statements.

(1)	The three-year average ROA and three-year average growth in adjusted TBV results for the 2022 PRSUs were calculated as follows:

Three-year Average ROA (tax-normalized) was the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” was determined at the conclusion of each year based on the generally accepted accounting principles (GAAP) definition and, to the extent necessary, normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

Three-year Average Growth in Adjusted TBV was the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year equaled our total common shareholders’ equity, less (a) the impact of any capital actions approved by our company’s Board and completed by our Company, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to (i) and (ii). Each year-over-year percentage change was measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year and, to the extent necessary, was normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

2025 Proxy Statement	63

Compensation discussion and analysis

b. 2024 Competitor group

Our Compensation and Human Capital Committee periodically reviews compensation practices of competitors to evaluate market trends, pay levels, and relative performance in executive compensation, but without any formulaic benchmarking. The Committee constructs a peer group that best reflects the unique complexity of our business. Given our size and scale, we consider five primary competitors and eleven leading financial institutions. All U.S. peers are used for CEO pay-for-performance benchmarking analysis:

•	Primary competitors: five leading U.S. financial institutions with which we compete directly for customers, employees, and investors, and which follow similar economic cycles to our own

•

Leading financial institutions: eleven companies that reflect broader competitors in business segments that we operate, including seven U.S. companies utilized for CEO pay-for-performance benchmarking analysis

The Committee did not make any changes to the primary competitors, leading financial institutions, or general industry peers for 2024. Our 2024 competitor group reflects the updates we implemented in 2023, when the Committee carefully selected and determined the appropriateness of companies from a competitive and strategic perspective, including evaluation of criteria such as industry, size, and business characteristics that would be relevant for pay-for-performance analysis. This peer group has been reaffirmed and supported by shareholders during engagement in 2024.

The 2024 competitor group is provided below.

2024 Competitor Group

Primary competitors		Leading financial institutions

• Citigroup	• Morgan Stanley	Global / Regional Banks		Money Managers	Credit Card / Payment

• Goldman Sachs	• Wells Fargo	• Barclays	• Truist	• BlackRock	• American Express

• JPMorgan Chase		• Deutsche Bank	• UBS	• Blackstone	• Capital One

		• HSBC	• U.S. Bancorp

• PNC

General industry peers. From time to time, the Committee also reviews executive compensation for a leading group of global companies headquartered in the U.S. spanning all industries to get a general perspective on compensation practices for companies of similar size and global scope. For 2024, these general industry peers were: Alphabet, Apple, Chevron, Cisco, Coca-Cola, Exxon Mobil, Home Depot, IBM, Intel, Johnson & Johnson, Meta Platforms, Microsoft, PepsiCo, Pfizer, Procter & Gamble, Verizon, and Walmart.

c. Retirement benefits

We provide our NEOs the opportunity to save for their retirement via employee and employer contributions to qualified and nonqualified defined contribution plans on the same terms as other U.S.-based salaried employees. These plans help us attract and retain key people by providing a means to save for retirement.

Certain NEOs also participate in various frozen qualified and nonqualified defined benefit pension plans. For more information about these plans, see “Pension benefits table” and “Nonqualified deferred compensation table” on pages 73 and 74, respectively.

d. Health and welfare benefits & perquisites

Our NEOs receive health and welfare benefits, such as medical, life, and long-term disability coverage, under plans generally available to all other U.S.-based salaried employees; in addition, our NEOs are eligible to receive an annual physical exam. Because we have internal expertise on financial advisory matters, we do not charge fees to our NEOs for their use of our financial advisory services for personal needs. We also may provide certain NEOs with secured parking. For information security purposes and efficiency, NEOs are permitted to use a car service when commuting to and from our offices or business-related events; participating NEOs reimburse the company for incremental costs incurred. In limited circumstances, we may occasionally provide meals and allow spouses or guests to accompany executives traveling for a business-related purpose and pay for other incidental expenses. Our policy provides for the use of corporate aircraft by senior management for approved travel. For reasons of security, personal safety, and efficiency, we require our CEO to use corporate aircraft for all business and personal air travel. Our executive officers, including our NEOs other than our CEO, are permitted to use corporate aircraft for limited personal travel with reimbursement to the company for incremental costs, pursuant to their aircraft time-sharing agreements.

64	Bank of America

Compensation and Human Capital Committee Report

e. Tax deductibility of compensation

U.S. tax law limits a public company’s deductions to $1 million per year for compensation paid to its CEO, chief financial officer, and each of its three other most highly compensated executive officers, as well as to any individual who was subject to the $1 million deduction limitation in 2017 or any later year. The Committee continues to retain the discretion to make awards and pay amounts that do not qualify as deductible.

Accordingly, our Board recommends a vote “FOR” this proposal (Proposal 2).

Compensation and Human Capital Committee Report

Our Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately precedes this report. Based on this review and discussion, our Compensation and Human Capital Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2024.

Submitted by the Compensation and Human Capital Committee of the Board: Monica C. Lozano, Chair José E. Almeida Pierre J.P. de Weck Arnold W. Donald Denise L. Ramos Clayton S. Rose

2025 Proxy Statement	65

Executive compensation

Executive compensation

Summary compensation table

The following table shows compensation paid, accrued, or awarded with respect to our named executive officers (NEOs) during the years indicated:

2024 Summary compensation table(1)

Name and principal position(2)	Year	Salary ($)(3)	Bonus ($)(4)	Stock awards ($)(5)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(6)	All Other compensation ($)(7)	Total ($)

Brian T. Moynihan Chair and Chief Executive Officer	2024	1,500,000	0	25,720,414	0	935,198	583,090	28,738,702
	2023	1,500,000	0	25,728,076	0	955,726	387,390	28,571,192
	2022	1,500,000	0	27,629,501	0	572,826	475,176	30,177,503

Alastair M. Borthwick Chief Financial Officer	2024	1,000,000	4,350,000	7,152,418	0	2,917	49,466	12,554,801
	2023	1,000,000	3,300,000	4,939,890	0	2,671	53,413	9,295,974
	2022	1,000,000	3,800,000	7,757,129	0	0	44,808	12,601,937

Dean C. Athanasia President, Regional Banking	2024	1,000,000	5,100,000	8,777,975	0	18,468	52,473	14,948,916
	2023	1,000,000	4,050,000	6,707,860	0	89,734	52,815	11,900,409
	2022	1,000,000	5,160,000	14,440,740	0	0	49,621	20,650,361

James P. DeMare President, Global Markets	2024	1,000,000	7,500,000	13,004,344	0	0	49,422	21,553,766
	2023	1,000,000	6,000,000	14,681,816	0	0	46,232	21,728,048
	2022	1,000,000	7,200,000	10,431,343	0	0	93,145	18,724,488

Matthew M. Koder President, Global Corporate & Investment Banking	2024	1,000,000	5,700,000	10,078,348	0	0	76,087	16,854,435
	2023	1,000,000	4,650,000	7,643,866	0	0	323,362	13,617,228
	2022	1,000,000	5,880,000	11,634,954	0	0	2,101,803	20,616,757

(1)

SEC rules require the “Summary compensation table” to include in each year’s amount the aggregate grant date fair value of stock awards granted during the year. Typically, we grant stock awards early in the year as part of total year-end compensation awarded for prior year performance. As a result, the amounts for stock awards generally appear in the “Summary compensation table” for the year after the performance year upon which they were based, and therefore the “Summary compensation table” does not fully reflect our Compensation and Human Capital Committee’s view of its pay-for-performance executive compensation program for a particular performance year. For example, amounts shown as 2024 compensation in the “Stock awards” column include stock awards granted in February 2024 for 2023 performance, as well as other stock awards granted during 2024 that are not part of performance year 2024 compensation. See “Compensation discussion and analysis” on page 47 for a discussion about how the Committee viewed its 2024 compensation decisions for the NEOs.

(2)	All listed NEO positions are those held as of December 31, 2024.

(3)	Includes any amounts voluntarily deferred under our qualified 401(k) plan and our nonqualified deferred compensation plan. See “Nonqualified deferred compensation table” on page 74.

(4)	Amounts reflect annual cash incentive awards received by the NEOs for performance in the applicable year.

(5)

Amounts shown are the aggregate grant date fair value of CRSUs, PRSUs, and TRSUs granted in the year indicated. Grants of stock-based awards (excluding CRSUs) include the right to receive cash dividends only if and when the underlying award becomes vested and payable. The grant date fair value is based on the closing price of our common stock on the applicable grant date ($34.07 on February 15, 2024). For the PRSUs granted in 2024, the actual number of PRSUs earned (0% up to the maximum level of 100%) will depend on our company’s future achievement of specific ROA and growth in adjusted TBV standards (tax-normalized) over a three-year performance period ending December 31, 2026. Values in the “Stock awards” column assume that 100% (the maximum level) of the PRSUs granted would vest as the probable outcome for purposes of determining the grant date fair value. For TRSUs granted in 2024, the award is settled 50% in shares and 50% in cash for all NEOs, except for Mr. Moynihan for whom the award is settled 100% in shares. The grant date fair value for PRSUs and TRSUs includes a discount rate to reflect the impact of post-vesting transfer restrictions on the value of these awards. The discount rate for each year is as follows:

•	2024: 12.5% for PRSUs and share-settled TRSUs

•	2023: ~12% for PRSUs and TRSUs

•	2022: ~12% for PRSUs and ~13% for TRSUs

No discount was applied to CRSUs, the cash-settled portion of TRSUs granted in 2024, or to the TRSUs granted to Mr. DeMare described in footnote 3 to the “Grants of plan-based awards table” in our 2024 proxy statement, to Messrs. Borthwick and Athanasia described in footnote 3 to the “Grants of plan-based awards table” in our 2023 proxy statement, and to Messrs. Borthwick, DeMare, and Koder described in footnotes 3, 4, and 5 to the “Grants of plan-based awards table” in our 2022 proxy statement.

66	Bank of America

Executive compensation

(6)	The following table shows the change in pension value and the amount of any above-market earnings on nonqualified deferred compensation for the NEOs:

Name	Change in pension value ($)	Above-market earnings on nonqualified deferred compensation ($)

Brian T. Moynihan	779,374	155,824

Alastair M. Borthwick	2,917	0

Dean C. Athanasia	18,468	0

James P. DeMare	0	0

Matthew M. Koder	0	0

The “Change in pension value” equals the change in the actuarial present value of all pension benefits from December 31, 2023 to December 31, 2024. For this purpose, in accordance with SEC rules, the present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See “Pension benefits table” on page 73.

Effective June 30, 2012, Bank of America froze pension plan accruals under all of its U.S. pension plans for all employees. As a result, the NEOs are not accruing any additional pension benefits with respect to any compensation or service after June 30, 2012.

For Mr. Moynihan, the amount reported above under “Change in pension value” is primarily the result of annuity benefits under a legacy supplemental retirement plan frozen since 2005. The monthly annuity benefit amount has not changed since the supplemental retirement plan was frozen. However, the present value of the benefit increases each year because he is one year older.

The above-market earnings on nonqualified deferred compensation result from Mr. Moynihan’s participation in a pre-1998 legacy FleetBoston deferred compensation plan. See “Nonqualified deferred compensation table” on page 74.

(7)

The following table shows amounts included in the “All other compensation” column for each NEO in 2024. This column includes the perquisites received by a NEO to the extent the total value of such perquisites was equal to or exceeded $10,000, as required under SEC rules.

2024 All other compensation table

Name	Benefit, tax, and financial advisory services ($)	Use of corporate aircraft ($)	Matching & other employer contributions to qualified plans ($)	Tax equalization and related fees ($)

Brian T. Moynihan	26,435	526,934	20,000	0

Alastair M. Borthwick	26,435	0	20,000	0

Dean C. Athanasia	26,435	0	20,000	0

James P. DeMare	26,435	0	20,000	0

Matthew M. Koder	26,435	0	7,500	40,521

For certain amounts reported in the “Summary compensation table” and this table, the incremental cost to us in providing the benefits differs from the out-of-pocket cost and is determined as follows:

Benefit	Determination of incremental cost

Benefit, tax, and financial advisory services	Determined using a method that takes into account our actual direct expenses (such as rent, applicable compensation and benefits, and travel) paid with respect to our employees who provide benefit, tax, and financial advisory services to our NEOs and other eligible executives. The tax equalization and related fees amount shown for Mr. Koder represents tax equalization payments and tax services for travel-related allocations and preparation fees for trailing income from restricted stock units granted prior to April 1, 2019. The agreement providing for tax equalization rights was entered into prior to Mr. Koder’s appointment as an executive officer and his relocation to the United States.

Use of corporate aircraft	For corporate-owned or leased aircraft, determined using a method that takes into account variable costs such as landing fees, aircraft fuel expense, and plane repositioning costs. Since we use our aircraft primarily for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries and the acquisition costs of corporate-owned or -leased aircraft. For aircraft provided by a third-party vendor, determined using a method that takes into account the contracted per-hour costs, fuel charges, segment fees, and taxes. Aggregate incremental cost, if any, of travel by the NEO’s spouse or guest when accompanying the NEO also is included.

All use of our corporate aircraft by our NEOs in 2024 was consistent with our policy. In late 2017, we amended our policy to require Mr. Moynihan to use only corporate aircraft for all business, and personal flights. We generally do not consider amounts related to business- and/or business-development related flights as compensation to Mr. Moynihan, and we consider the amounts related to Mr. Moynihan’s required personal and commuting use of our corporate aircraft to be necessary business expenses for reasons of security, personal safety, and efficiency. However, SEC rules require that we include in the “Summary compensation table” the value of certain flights or portions of certain flights as a perquisite.

Therefore, the amount shown for Mr. Moynihan for use of corporate aircraft primarily reflects the aggregate incremental cost to our company for: (i) elements of business- and/or business-development related flights and (ii) all personal flights taken for non-commuting, non-business purposes. Mr. Moynihan is responsible for his own taxes on any imputed income resulting from his personal use of our corporate aircraft.

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Executive compensation

The tax preparation fees amount shown for Mr. Koder represents tax equalization payments and related preparation fees for trailing income from restricted stock units granted prior to April 1, 2019. The agreement providing for tax equalization rights was entered into prior to Mr. Koder’s appointment as an executive officer and his relocation to the United States.

Though included in the “Summary compensation table” as “All other compensation,” this table does not include any incremental cost to us for certain meals received by NEOs while working in the office, any travel expenses to attend company meetings by NEOs’ spouses or guests, cybersecurity benefits, or any other incidental event-related expenses incurred during the year.

Neither the amounts noted in the “Summary compensation table” nor those noted in this table include any amounts for personal benefits provided to our NEOs for which we believe there is no aggregate incremental cost to us, including assistance with travel arrangements and use of corporate-owned or -leased apartments and vehicles, and travel by spouses or guests on corporate or third-party vendor aircraft and the use of ground transportation and shared lodging when accompanying an executive traveling for a business-related purpose.

Grants of plan-based awards table

The following table shows additional information regarding CRSUs, PRSUs, and TRSUs granted to our NEOs in 2024. For information about equity-based awards granted to our NEOs in February 2024 for 2023 performance, see “Compensation discussion and analysis” beginning on page 47.

Grants of plan-based awards in 2024

Name	Award type	Grant date	Approval date	Estimated future payouts under equity incentive plan awards(1)			All other stock awards: number of shares or units (#)	Grant date fair value of stock awards ($)(2)
				Threshold (#)	Target (#)	Maximum (#)

Brian T. Moynihan	CRSU	2/15/2024	1/31/2024	—	—	—	248,195	8,456,004

	PRSU	2/15/2024	1/31/2024	137,886	413,659	413,659	—	12,331,713

	TRSU	2/15/2024	1/31/2024	—	—	—	165,464	4,932,697

Alastair M. Borthwick	PRSU	2/15/2024	1/30/2024	38,608	115,825	115,825	—	3,452,894

	TRSU	2/15/2024	1/30/2024	—	—	—	115,825	3,699,524

Dean C. Athanasia	PRSU	2/15/2024	1/30/2024	47,382	142,149	142,149	—	4,237,646

	TRSU	2/15/2024	1/30/2024	—	—	—	142,149	4,540,329

James P. DeMare	PRSU	2/15/2024	1/30/2024	70,196	210,590	210,590	—	6,277,962

	TRSU	2/15/2024	1/30/2024	—	—	—	210,590	6,726,382

Matthew M. Koder	PRSU	2/15/2024	1/30/2024	54,402	163,207	163,207	—	4,865,413

	TRSU	2/15/2024	1/30/2024	—	—	—	163,207	5,212,935

(1)

The number of PRSUs reported above assumes that the performance standard achieved is at threshold, target, or maximum for both the three-year average ROA, and average growth in adjusted TBV performance metrics; see “PRSUs” on page 69. There is no upside payout opportunity for this award: the target amount is the maximum that can be re-earned.

(2)

The number of CRSUs, PRSUs, and TRSUs granted in 2024 was calculated by dividing the original award value determined by our Compensation and Human Capital Committee by the average closing price of our common stock for the 10-day period ending on, and including, the grant date. For Messrs. Borthwick, Athanasia, DeMare, and Koder, 50% of the TRSUs granted in 2024 are settled in shares and 50% are settled in cash. For Mr. Moynihan, 100% of the TRSUs granted in 2024 are settled in shares. Because the grant date fair value for these awards is based on the closing price of our common stock on the grant date ($34.07) on February 15, 2024, the dollar amount of the grant date fair value will differ slightly from the original award value determined by our Compensation and Human Capital Committee. The grant date fair value of the PRSUs and the share-settled TRSUs granted in 2024 includes a discount of 12.5% to reflect the impact of post-vesting transfer restrictions on the value of these awards. The discount rate does not apply to the CRSUs or cash-settled portion of the TRSUs. For additional information about the applicable assumptions for determining the grant date fair value of restricted stock unit awards, see footnote 5 to the “Summary compensation table” on page 66.

Equity-based awards granted in 2024

The following describes the material terms of the CRSUs, PRSUs, and TRSUs granted to our NEOs in 2024 in recognition of their performance in 2023 and to encourage their long-term service to the company:

Clawbacks and covenants applicable to all equity-based awards

•	Each equity-based award may be forfeited or recouped for detrimental conduct or the violation of anti-hedging/derivative transactions policies.

•	Awards also are subject to recoupment under our Incentive Compensation Recoupment Policy.

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CRSUs (only for Mr. Moynihan)

•

The CRSU award granted in February 2024 vested and was paid monthly in cash over 12 months from March 2024 through February 2025, based on the closing price of our common stock as of the 15th day of each month.

•

Any unpaid portion of the award was subject to immediate full vesting and payment in case of termination of employment due to death or disability, and would have been forfeited for any other termination reason during the vesting period.

PRSUs

•

The PRSUs granted in February 2024 are re-earned based on ROA and growth in adjusted TBV standards (tax-normalized) over a three-year performance period from January 1, 2024 through December 31, 2026. The following highlights the performance metrics and standards of these PRSU awards:

•

“Three-year Average ROA (tax-normalized)” means the average “return on assets” for the three calendar years in the performance period. For this purpose, “return on assets” will be determined at the conclusion of each year based on the generally accepted accounting principles (GAAP) definition and, to the extent necessary, normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

•

“Three-year Average Growth in Adjusted TBV” means the average year-over-year percentage change in “adjusted tangible book value” for the three calendar years in the performance period. For this purpose, “adjusted tangible book value” for each year will equal our total common shareholders’ equity, less (a) the cumulative impact of any capital actions approved by our company’s Board and completed by Bank of America during the performance period, and less (b) the sum of the carrying value of: (i) goodwill and (ii) intangible assets excluding mortgage servicing rights; adjusted for (iii) deferred tax liabilities directly related to (i) and (ii). Each year-over-year percentage change is measured after the conclusion of each calendar year using the beginning balance as of January 1 and the ending balance as of December 31 of that year and, to the extent necessary, will be normalized to exclude the material effects of changes in the Internal Revenue Code of 1986 and related regulations adopted after the first day of the performance period.

•

The awards are equally weighted with 50% based on ROA standards (tax-normalized) and 50% based on adjusted TBV growth standards. The portion of the PRSUs earned for the performance period depends on the level of our average ROA and adjusted TBV growth. No PRSUs will be earned if results are below the minimum standards. Results above the 33 1⁄3% minimum standard will be interpolated on a straight-line basis between the two nearest standards.

Three-year average ROA (tax-normalized) (50% weighting)		Three-year average growth in adjusted TBV (50% weighting)
Standard	% Earned	Standard	% Earned

<50bps	0%	<5.25%	0%

50bps	33 1⁄3%	5.25%	33 1⁄3%

65bps	66 2⁄3%	7.00%	66 2⁄3%

≥80bps	100%	≥8.50%	100%

•

Any PRSUs earned for the performance period will be settled on March 1, 2027 in shares of our common stock, net of applicable taxes. There is no upside payout opportunity for this award: 100% is the maximum that can be re-earned.

•	Cash dividend equivalents, if any, are accrued and paid only if and when the underlying units become vested and payable.

•

To encourage sustainable, long-term performance, PRSUs are subject to performance-based cancellation, and payment on a settlement date is specifically conditioned on our company or the applicable segments remaining profitable over the performance period. If a loss is determined to have occurred, our Compensation and Human Capital Committee, together with key control functions, will review losses and the executive officer’s accountability. The Committee will then make a final determination to either take no action or to cancel all or a portion of the part of the executive officer’s award otherwise payable as of the applicable settlement date. All such determinations will be final and binding.

•	The following chart shows how the PRSUs are treated if a NEO terminates employment:

Reason for termination	Impact on vesting and payment date

Death	Full vesting at the maximum level; immediate payment

Disability	Continue to earn and pay per schedule, subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation

Involuntary for cause(2)	Canceled

Involuntary without cause or voluntary	Canceled, unless eligible for Qualifying Termination

Qualifying Termination(3)	Continue to earn and pay per schedule, generally provided the executive officer does not subsequently work for a competitive business and annually provides a written certification of compliance and subject to return on assets and adjusted TBV performance, covenants,(1) and performance-based cancellation

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(1)

Covenants for vesting purposes are nonsolicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies. Awards also are subject to recoupment: (i) under our Incentive Compensation Recoupment Policy, and (ii) in case of violation of covenants regarding detrimental conduct and anti-hedging/derivative transactions policies.

(2)

For purposes of these awards, “cause” is generally defined as a termination of an employee’s employment if it occurs in conjunction with a determination that the employee has: (i) committed an act of fraud or dishonesty in the course of his employment; (ii) been convicted of (or pleaded no contest with respect to) a crime constituting a felony or a crime of comparable magnitude under applicable law (as determined by Bank of America in its sole discretion); (iii) committed an act or omission which causes the employee or Bank of America or its subsidiaries to be in violation of federal or state securities laws, rules or regulations, and/or the rules of any exchange or association of which Bank of America or its subsidiaries is a member, including statutory disqualification; (iv) failed to perform job duties where such failure is injurious to Bank of America or any subsidiary, or to Bank of America’s or such subsidiary’s business interests or reputation; (v) materially breached any written policy applicable to employees of Bank of America Corporation and its subsidiaries, including, but not limited to, the Bank of America Corporation Code of Conduct and General Policy on Insider Trading; or (vi) made an unauthorized disclosure of any confidential or proprietary information of Bank of America Corporation or its subsidiaries or has committed any other material violation of Bank of America’s written policies regarding confidential and proprietary information.

(3)

A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or “cause”) after the executive has met certain specified age and/or service requirements. For awards granted before February 15, 2022, the NEOs must have at least 10 years of service and their age and years of service must add up to at least 60 (sometimes referred to in prior years as “Rule of 60”). For awards granted on or after February 15, 2022, but before February 15, 2024, the NEOs must have at least 10 years of service and reached at least age 50. For awards granted on or after February 15, 2024, the NEOs must have at least 10 years of service and reached at least age 55 or must have reached at least age 60. Pursuant to a March 4, 2019, letter agreement, Mr. Koder has a special eligibility standard. A November 9, 2021, letter agreement provides for continued vesting of Mr. DeMare’s restricted stock units upon his termination, subject to his compliance with certain covenants, including not working for named competitive businesses.

TRSUs

•	The TRSUs granted in February 2024 for performance in 2023 vest ratably over four years and are payable in shares of our common stock or cash, net of applicable taxes.

•	Cash dividend equivalents are accrued and paid only if and when the underlying units become vested and payable.

•	Treatment upon termination of employment is substantially the same as for the PRSUs noted above.

•	The TRSUs are subject to substantially the same performance-based cancellation as the PRSUs noted above in case of losses during the vesting period.

•

Beginning with TRSUs granted in February 2024, for Messrs. Borthwick, Athanasia, DeMare, and Koder, 50% of the TRSUs are share-settled and 50% are cash-settled. For Mr. Moynihan, 100% of the TRSUs granted in 2024 are settled in shares.

Retention requirements applicable to NEOs

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2024 to the Chief Executive Officer must be retained until one year after retirement.

•	50% of the net after-tax shares received from PRSUs and TRSUs granted in February 2024 to the other NEOs must be retained until retirement.

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Year-end equity values and equity exercised or vested table

As of December 31, 2024, there were no outstanding stock options. The table below shows certain information about unvested restricted stock unit awards held by our NEOs as of December 31, 2024:

Outstanding equity awards as of December 31, 2024

	Stock awards
Name	Number of shares/ units of stock that have not vested (#)		Market value of shares/ units of stock that have not vested ($)(1)	Equity incentive plans awards: number of unearned shares/ units of stock that have not vested (#)		Equity Incentive plan awards: market value of unearned shares/ units of stock that have not vested ($)(1)

Brian T. Moynihan	35,637	(2)	1,566,246	—		—

	63,410	(3)	2,786,870	—		—

	317,048	(4)	13,934,260	—		—

	118,652	(5)	5,214,755	395,504	(6)	17,382,401

	41,366	(7)	1,818,036	—		—

	165,464	(8)	7,272,143	413,659	(9)	18,180,313

Alastair M. Borthwick	39,317	(2)	1,727,982	—		—

	25,000	(10)	1,098,750	—		—

	32,225	(3)	1,416,289	—		—

	64,450	(4)	2,832,578	—		—

	50,000	(11)	2,197,500	—		—

	59,326	(5)	2,607,378	79,101	(6)	3,476,489

	115,825	(8)	5,090,509	115,825	(9)	5,090,509

Dean C. Athanasia	24,636	(2)	1,082,752	—		—

	150,000	(11)	6,592,500	—		—

	43,660	(3)	1,918,857	—		—

	87,319	(4)	3,837,670	—		—

	80,559	(5)	3,540,568	107,411	(6)	4,720,713

	142,149	(8)	6,247,449	142,149	(9)	6,247,449

James P. DeMare	35,196	(2)	1,546,864	—		—

	17,470	(10)	767,807	—		—

	25,000	(10)	1,098,750	—		—

	126,127	(3)	5,543,282	—		—

	112,407	(5)	4,940,288	149,876	(6)	6,587,050

	210,590	(8)	9,255,431	210,590	(9)	9,255,431

	150,000	(12)	6,592,500	—		—

Matthew M. Koder	45,194	(2)	1,986,276	—		—

	25,000	(10)	1,098,750	—		—

	22,433	(10)	985,930	—		—

	140,680	(3)	6,182,886	—		—

	91,800	(5)	4,034,610	122,399	(6)	5,379,436

	163,207	(8)	7,172,948	163,207	(9)	7,172,948

(1)	Value is based on the closing price of our common stock on December 31, 2024, which was $43.95 per share.

(2)	2021 TRSUs. This award vested and was paid on February 15, 2025.

(3)	2022 TRSUs. One-half of the outstanding award vested and was paid on February 15, 2025, and one-half is scheduled to vest and be paid on February 15, 2026.

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Executive compensation

(4)

2022 PRSUs (Performance Period Complete). Represents restricted stock units re-earned at the conclusion of the performance period at 100% of the set performance standard and that were outstanding as of December 31, 2024. These restricted stock units vested and were paid on March 1, 2025. See the description of our company’s performance and satisfaction of the performance measures for the 2022 PRSUs in “Compensation discussion and analysis” beginning on page 47. See also the description of the 2022 PRSUs and vesting terms following “Grants of plan-based awards table” on page 70 of our 2023 proxy statement.

(5)

2023 TRSUs. One-third of the outstanding award vested and was paid on February 15, 2025, one-third is scheduled to vest and be paid on February 15, 2026, and one-third is scheduled to vest and be paid on February 15, 2027.

(6)

2023 PRSUs (Performance Period Not Complete). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period ending December 31, 2025. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2023 PRSUs and vesting terms following “Grants of plan-based awards table” on page 76 of our 2024 proxy statement.

(7)	2024 CRSUs. These vested and were paid on January 15 and February 15, 2025.

(8)

2024 TRSUs. One-fourth of the outstanding award vested and was paid on February 15, 2025, one-fourth is scheduled to vest and be paid on February 15, 2026, one-fourth is scheduled to vest and be paid on February 15, 2027, and one-fourth is scheduled to vest and be paid on February 15, 2028. This award is settled 50% in shares and 50% in cash for all NEOs, except for Mr. Moynihan for whom the award is settled 100% in shares.

(9)

2024 PRSUs (Performance Period Not Complete). Vesting is based on our company’s achievement of specific ROA and growth in adjusted TBV goals over a three-year performance period ending December 31, 2026. The number of PRSUs shown in the table above is based on achievement of maximum performance. See the description of the 2024 PRSUs and vesting terms following “Grants of plan-based awards table” on page 68.

(10)	This award vested and was paid on February 15, 2025.

(11)	One-half of the outstanding award vested and was paid on February 15, 2025, and one-half is scheduled to vest and be paid on February 15, 2026.

(12)	One-half of the outstanding award is scheduled to vest and be paid on February 15, 2026, and one-half is scheduled to vest and be paid on February 15, 2027.

The following table shows information regarding the value of restricted stock units that vested during 2024:

Stock vested in 2024

	Stock awards

Name	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)

Brian T. Moynihan	709,641	25,553,925

Alastair M. Borthwick	150,205	5,523,484

Dean C. Athanasia	171,862	5,882,931

James P. DeMare	245,667	8,862,526

Matthew M. Koder	315,999	11,579,354

(1)

This column includes the gross number of CRSUs (Mr. Moynihan only), PRSUs, and/or TRSUs that were settled and paid in cash or stock during 2024 and includes any amounts that were withheld for applicable taxes. Cash-settled units vested for the following NEOs: Mr. Moynihan, 246,380; Mr. Borthwick, 50,000; Mr. DeMare, 50,000; and Mr. Koder, 50,000.

(2)

The value represents the gross number of shares or units that vested, multiplied by the closing price of our common stock on the applicable vesting date, including the value of shares withheld for applicable taxes. Shares acquired by our NEOs are subject to our stock ownership and retention requirements, as applicable. These requirements are discussed in “Stock ownership & retention requirements” on page 63.

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Pension benefits table

The following table provides information regarding the retirement benefits our NEOs may receive under our defined benefit pension plans in which they participate, all of which have been frozen (meaning that benefits are no longer accruing for compensation or service after the plan freeze date).

Pension benefits in 2024

Name	Plan name	Number of years of credited service (#)(1)	Present value of accumulated benefit ($)(2)

Brian T. Moynihan	Legacy Pension Plan(3)	19.25	525,934

	Legacy RIAP	19.25	326,794

	Legacy Supplemental Retirement Plan	12.75	12,182,632

Alastair M. Borthwick	Legacy Pension Plan(3)	6.83	73,863

	Legacy Pension Restoration Plan	6.83	1,740

Dean C. Athanasia	Legacy Pension Plan(3)	16.25	320,884

	Legacy RIAP	16.25	28,470

James P. DeMare(4)	N/A	—	—

Matthew M. Koder(4)	N/A	—	—

(1)

The years of credited service for Messrs. Moynihan, Borthwick, and Athanasia are less than their actual service with us, which at December 31, 2024 was as follows for each NEO: 31.75 years for Mr. Moynihan, 19.33 years for Mr. Borthwick, 28.75 years for Mr. Athanasia, 16.17 years for Mr. DeMare, and 13.58 years for Mr. Koder. In addition, Mr. Moynihan’s years of credited service under the Legacy Supplemental Retirement Plan are less than his years of credited service under the pension plan because Mr. Moynihan requested his Legacy Supplemental Retirement Plan be frozen in 2005 (six and a half years before the pension plan was frozen).

(2)

The value of plan benefits reflects the actuarial present value of each NEO’s accumulated benefits under the pension plans in which the NEO participates. The present value was determined using the same assumptions applicable for valuing pension benefits in our financial statements. See Note—Employee Benefit Plans to the Consolidated Financial Statements for the 2024 fiscal year included in our 2024 Form 10-K.

(3)

The Bank of America Pension Plan includes the Fleet Legacy Pension Plan and the Bank of America Legacy Pension Plan as component plans. Messrs. Moynihan and Athanasia are participants in the legacy Fleet component plan. Mr. Borthwick is a participant in the legacy Bank of America component plan.

(4)	Messrs. DeMare and Koder do not participate in any tax-qualified pension plans or restoration or supplemental retirement plans.

The following describes the material features of our pension plans in which the NEOs participate.

Qualified pension plan. During 2024, Messrs. Moynihan, Borthwick, and Athanasia each participated in one of the legacy components of The Bank of America Pension Plan (Legacy Pension Plan). The component plans are cash balance pension plans where notional cash balance accounts grow based on notional credits. As of June 30, 2012, participants no longer receive compensation credits or years of credited service under the Legacy Pension Plan.

Participants in the legacy Fleet component plan continue to receive notional interest credits based on the one-year U.S. Treasury Note yield, subject to a minimum annual rate of 3.25%. Participants in the legacy Bank of America component plan continue to receive notional interest credits based on the 10-year U.S. Treasury Note yield for their post-2007 accounts and notional investment credits based on selected investment choices for their pre-2008 accounts.

All participating NEOs are vested under the Legacy Pension Plan and can receive their cash balance account in a lump-sum, or an actuarial equivalent form of benefit.

Nonqualified pension plans. During 2024, certain NEOs held accounts in one or more of the following:

•	The Bank of America Pension Restoration Plan (Legacy Pension Restoration Plan)

•	Retirement Income Assurance Plan for Legacy Fleet (Legacy RIAP)

•	FleetBoston Financial Corporation Supplemental Executive Retirement Plan (Legacy Supplemental Retirement Plan)

The Legacy Pension Restoration Plan and Legacy RIAP provide benefits for qualified pension plan participants whose retirement benefits were reduced due to IRS limits on qualified plans. These plans were frozen, at the same time the qualified plan was frozen, effective June 30, 2012. Each participating NEO’s nonqualified pension plan benefits are fully vested and payable as either a lump-sum or annual installments over a period of up to 10 years beginning in a year after termination (other payment options may be available for legacy benefits).

Mr. Moynihan’s Legacy Supplemental Retirement Plan benefit is equal to a percentage of final average compensation (based on compensation previously frozen in 2005), reduced by benefits from the legacy Fleet component of the Legacy Pension Plan, and the Legacy RIAP.

Mr. Moynihan’s participation in the Legacy Supplemental Retirement Plan was frozen at his request effective December 31, 2005, and he elected this benefit to be payable as a lump-sum payment determined using the actuarial assumptions in effect under the Legacy Pension Plan in 2005.

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Nonqualified deferred compensation table

The following table shows information about the participation by each NEO in our nonqualified deferred compensation plans.

Nonqualified deferred compensation in 2024

Name	Plan name	Executive contributions in 2024 ($)	Aggregate earnings in 2024 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at December 31, 2024 ($)(2)

Brian T. Moynihan	Deferred Compensation Plan	0	181,527	0	1,081,516

	Legacy Deferred Compensation Plan	0	424,010	0	3,957,427

	Legacy Supplemental Plan	0	530,637	0	2,208,597

Alastair M. Borthwick	Deferred Compensation Plan	0	73,415	0	293,549

Dean C. Athanasia	Deferred Compensation Plan	0	1,329,406	0	7,331,847

	Legacy Deferred Compensation Plan	0	24,269	0	628,388

	Legacy Supplemental Plan	0	7,762	0	43,545

	Legacy ESA Plan	0	48,069	0	1,036,941

James P. DeMare	Deferred Compensation Plan	0	0	0	0

Matthew M. Koder	Deferred Compensation Plan	0	0	0	0

(1)

The Deferred Compensation Plan allows participants to direct their deferrals among the same investment choices as available under The Bank of America 401(k) Plan. The Legacy Deferred Compensation Plan credits pre-1998 deferrals with interest at an annual rate of 12%, which cannot be changed due to the FleetBoston acquisition. Deferrals made under the plan between 1998 and 2001 are credited with interest at an annual rate of 4% and 2002 deferrals receive interest based on the return for the one-year Treasury Bill. The Legacy Supplemental Plan offered participants the following investment options, which posted the corresponding returns for 2024: Columbia Core Bond Fund, 2.77%; Columbia Large Cap Growth Fund, 31.87%; Invesco Equity & Income Fund, 11.81%; and Stable Value Fund, 2.71%. The Legacy ESA Plan credits plan accounts with interest at a rate equal to the prior month’s one-year constant maturity Treasury rate, as determined each month by the Federal Reserve Board, compounded daily.

(2)	The following table identifies amounts that have already been reported as compensation in our “Summary compensation table” for the current or prior years:

Name	Amount of 2024 contributions and earnings reported as compensation in our “2024 Summary compensation table” ($)	Amounts in “Aggregate balance at December 31, 2024” column reported as compensation in our “Summary compensation tables” for prior years ($)

Brian T. Moynihan	155,824	1,398,830

Alastair M. Borthwick	0	0

Dean C. Athanasia	0	220,000

James P. DeMare	0	0

Matthew M. Koder	0	0

The following describes the material features of our nonqualified deferred compensation plans in which the NEOs participate.

Deferred compensation plan. Each of our NEOs is eligible to participate in the Bank of America Deferred Compensation Plan (Deferred Compensation Plan), which is a nonqualified retirement savings plan that allows for deferrals above the IRS limits on qualified plans.

Participants may elect to defer up to 50% of base salary and up to 75% of certain eligible incentive awards. Employer contributions made under the plan, if any, when combined with the employer contributions under the 401(k) plan, will not exceed the maximum employer contributions allowable under the 401(k) Plan—$12,500 for matching contributions and $7,500 for annual company contributions. Participants may generally elect to receive their distribution in a lump-sum payment or installments payable up to 15 years. Participants are not subject to U.S. federal income tax on amounts that they deferred or any notional investment earnings until those amounts are distributed to them, and we do not take a tax deduction on these amounts until they are distributed.

Legacy deferred compensation plan. Messrs. Moynihan and Athanasia each have an account under the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 (Legacy Deferred Compensation Plan), which is a nonqualified retirement savings plan. Prior to being closed to deferrals in 2002, participants could defer base salary and certain bonuses under the plan. Participants can elect payments in a lump-sum or up to 15 annual installments either on or after termination of employment, but not beyond the year in which the participant turns 65.

74	Bank of America

Executive compensation

Legacy supplemental plan. Messrs. Moynihan and Athanasia each have an account under the FleetBoston Financial Corporation Executive Supplemental Plan (Legacy Supplemental Plan), which is a nonqualified retirement savings plan that allowed deferrals above the IRS limits on qualified plans. This plan was closed to contributions in 2004. Payments are made in a lump-sum or up to 15 annual installments beginning in the year of termination of employment or any later year elected by the participant, but not beyond the year in which the participant turns 65.

Legacy ESA plan. Mr. Athanasia has a nonqualified deferred compensation account that was established prior to FleetBoston’s merger with Bank of America Corporation and funded by employer contributions (Legacy ESA Plan). This plan was closed to contributions in 2004. Upon his termination of employment, Mr. Athanasia will be paid in equal installments over a one-year restrictive covenant period, unless he terminates due to death or disability.

Potential payments upon termination or change in control

We do not have any agreements with our NEOs that provide for cash severance payments upon termination of employment or a change in control. In addition, since 2002, we have maintained the Bank of America Corporation Corporate Policy Regarding Seeking Stockholder Approval of Future Severance Agreements (the Severance Agreement Approval Policy). Under our Severance Agreement Approval Policy, we will not enter into employment or severance agreements with our executive officers that provide severance benefits exceeding two times base salary and bonus (as defined under the Severance Agreement Approval Policy), unless the agreement has been approved by our shareholders.

Potential payments from equity-based awards

Our equity-based awards to our NEOs include standard provisions that cause awards to vest or be forfeited upon termination of employment, depending on the reason for termination. These provisions for awards granted in 2024 are described in more detail on page 68, and those details can be found for awards granted in prior years in our prior proxy statements.

In general, our awards provide for continued payments on the original schedule after certain types of termination of employment, subject to the following conditions, as applicable in individual award agreements:

•

In case of a “Qualifying Termination”, the award continues to be paid according to the award’s payment schedule if the executive complies with certain covenants, including not working for a competitive business. A Qualifying Termination means any voluntary or involuntary termination (other than for death, disability, or cause) after the executive has met certain specified age and/or service requirements. For awards granted before February 15, 2022, the NEOs must have at least 10 years of service and their age and years of service must add up to at least 60 (sometimes referred to in prior years as “Rule of 60”). For awards granted on or after February 15, 2022 but before February 15, 2024, the NEOs must have at least 10 years of service and reached at least age 50. For awards granted on or after February 15, 2024, the NEOs must have at least 10 years of service and reached at least age 55 or must have reached at least age 60. Pursuant to a March 4, 2019, letter agreement, Mr. Koder has a special eligibility standard. Currently, each of the NEOs meets the applicable requirements for a Qualifying Termination.

•

Awards remain subject to performance-based cancellation prior to payment and may be canceled in whole or in part if losses occur. Awards also can be canceled or recouped if the executive engages in detrimental conduct. Further, under our Incentive Compensation Recoupment Policy, the Board can require reimbursement of any incentive compensation paid to an executive officer whose fraud or intentional misconduct causes our company to restate its financial statements and can claw back certain incentive compensation if an accounting restatement is required.

Awards to our NEOs under the BACEP are generally designed to be paid per schedule if an executive’s employment is terminated without “cause” or for “good reason” within two years after a change in control. This change in control treatment is often referred to as “double trigger” vesting, because it requires both: (i) a change in control and (ii) a subsequent involuntary termination (either by our company without “cause” or by the executive for “good reason”). The BACEP does not provide our executive officers “single trigger” vesting upon a change in control.

If a NEO is terminated for “cause,” our equity-based awards provide that the awards will be forfeited.

The following table shows the value of equity awards that would have been payable, subject to the non-compete or compliance with covenants, as applicable, for a termination of employment as of December 31, 2024. For this purpose, restricted stock units were valued at our closing price as of December 31, 2024, which was $43.95 per share. Due to a number of factors that affect the nature and amount of any benefits provided upon termination of employment, any actual amounts paid or distributed may vary from the amounts listed below. Factors that could affect these amounts include the time during the year of any such event, any accrued but unpaid cash dividend equivalents and related interest, and the price of our common stock.

2025 Proxy Statement	75

Executive compensation

Potential payments from restricted stock units

	Death	Disability		Termination with good reason or without cause within two years following change in control(2)	All other terminations except for cause

Name	Payable immediately ($)	Payable immediately ($)	Payable per award schedule, subject to conditions ($)(1)	Payable per award schedule, subject to conditions ($)	Payable per award schedule, subject to conditions ($)(1)

Brian T. Moynihan	70,978,034	1,818,036	69,159,998	69,159,998	69,159,998

Alastair M. Borthwick	26,696,426	0	26,696,426	26,696,426	23,168,521	(3)

Dean C. Athanasia	35,739,156	0	35,739,156	35,739,156	28,719,634

James P. DeMare(4)	47,473,126	0	47,473,126	47,473,126	40,581,827

Matthew M. Koder	35,503,520	0	35,503,520	35,503,520	34,315,456	(3)

(1)

The conditions for payment include: (i) compliance with covenants regarding non-solicitation, detrimental conduct, and compliance with anti-hedging/derivative transactions policies; (ii) the performance-based cancellation described above; and (iii) compliance with the Qualifying Termination conditions described above (other than in case of Disability), as provided in individual award agreements. Where applicable, the table includes the value of PRSUs granted in 2023 and 2024, assuming the maximum number of units are earned, although actual payout is dependent upon the future achievement of specified performance standards. The value of the portion of the 2022 PRSUs that were earned as of December 31, 2024 is also included, which was 100% of the units granted.

(2)

If, within two years following a change in control, the executive’s employment is terminated by our company without “cause” or by the executive for “good reason,” the executive’s PRSU awards will be immediately earned at the 100% standard level and paid per the original schedule. TRSUs will continue to be paid per the original schedule. Payment of the PRSUs is subject to performance-based cancellation. The definition of “cause” is described in more detail under the “Grants of plan-based awards table.” The definition of “good reason” for this purpose means: (i) a material diminution in the executive’s responsibility, authority, or duty; (ii) a material reduction in the executive’s base salary (with certain exceptions); or (iii) a relocation greater than 50 miles. Certain notice and cure requirements apply in order to claim “good reason.”

(3)

Certain awards granted to Messrs. Borthwick and Koder provide that these executives’ equity-based awards may continue to vest according to their original schedule if the executive’s employment is terminated due to a workforce reduction or divestiture. In the event of such a termination, the value of the equity-based awards payable as of December 31, 2024, would have been $24,356,585 for Mr. Borthwick and $35,503,520 for Mr. Koder, subject to conditions for payment including compliance with covenants regarding non-solicitation, detrimental conduct, and compliance with anti-hedging/derivative transaction policies.

(4)

Pursuant to a November 2021 letter agreement between Mr. DeMare and the company, Mr. DeMare is entitled to an award of cash-settled TRSUs on the first business day following his termination. These cash-settled TRSUs will replace any restricted stock units that Mr. DeMare previously received but which lack Qualifying Termination provisions and therefore are forfeited upon his termination. The cash-settled TRSUs will vest on the same schedule as the restricted stock units that are forfeited upon Mr. DeMare’s termination, subject to Mr. DeMare’s compliance with certain covenants, including not engaging in detrimental conduct and not working for certain competitive businesses. However, this letter agreement does not provide for continued vesting of the management team stock award granted to Mr. DeMare on February 15, 2023, described in more detail in “Management team stock award” on page 66 of our 2024 proxy statement.

Other potential payments

Following termination of employment, our NEOs receive payment of retirement benefits and nonqualified deferred compensation benefits under our various plans in which they participate. The value of those benefits as of December 31, 2024 is set forth in the sections above entitled “Pension benefits table” and “Nonqualified deferred compensation table.” There are no special or enhanced benefits under those plans for our NEOs, and all of our NEOs are fully vested in the benefits discussed in those sections.

We make tax and financial planning advisory services available to our NEOs during their employment with us. The standard form of this benefit continues through the end of the year in which the executive ceases employment, including preparation of that year’s tax returns. This benefit may continue for an extended term of up to five years if the executive meets the age and service standard for a Qualifying Termination and does not engage in any full-time employment. The benefit offered during the extended term will end during the calendar year any other full-time employment begins; the benefit, however, will end immediately following termination for cause, or if the executive engages in detrimental conduct or begins employment with a named competitor.

Benefits-eligible Bank of America employees who retire with at least 10 years of service and their age plus years of service equal to at least 60 have access to continued coverage under our group health plan program, but the employee generally must pay for the full cost of that coverage on an after-tax basis without any employer subsidy.

76	Bank of America

CEO pay ratio

CEO pay ratio

Below is: (i) the 2024 annual total compensation of our CEO; (ii) the 2024 annual total compensation of our median employee; (iii) the ratio of the annual total compensation of our CEO to that of our median employee; and (iv) the methodology we used to calculate our CEO pay ratio:

CEO pay ratio

CEO annual total compensation*	$28,747,787

Median employee annual total compensation	$117,234

CEO to median employee pay ratio	245:1

*	This annual total compensation is the “Summary compensation table” amount, plus certain nondiscriminatory benefits (including health insurance).

Methodology

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. Our methodology and process is explained below:

•

Determined employee population. We began with our global employee population as of October 1, 2024, including full-time, part-time, and seasonal or temporary workers, employed by Bank of America or our consolidated subsidiaries, but excluding our CEO.

•

Identified the median employee. We calculated compensation for each employee using base salary as of October 1, 2024, and estimated overtime, plus performance year 2023 cash incentives paid and equity awards granted in 2024. We identified employees within $500 of the median compensation and removed those employees who had anomalous compensation characteristics. For each remaining employee, we estimated total compensation using a method similar to the “Summary compensation table” rules, but including employer health insurance contributions and the value of other benefits, and then identified the median employee.

•

Calculated CEO pay ratio. We calculated our median employee’s annual total compensation for 2024 according to the SEC’s instructions for preparing the “Summary compensation table,” including employer health insurance contributions and the value of other benefits. We then calculated our CEO’s annual total compensation using the same approach to determine the pay ratio shown above.

We invest in our employees at all levels in the company by rewarding performance that balances risk and reward, empowering professional growth and development, and by offering affordable benefits and programs that meet the diverse needs of our employees and their families. See “Being a great place to work” on page 39 for additional details.

2025 Proxy Statement	77

Pay versus performance table

Pay versus performance table
The company’s compensation philosophy is to pay for performance over the long- and short-term taking into consideration a range of factors, including both financial and non-financial
performance measures. Our
pay-for-performance
approach bases compensation on actual results and how those results were achieved. We align executive and shareholder interests through a compensation program providing a mix of salary, incentives, and benefits paid over time, including deferred equity-based awards. Review our
“Compensation discussion and analysis” on page 47 for more information on executive compensation considerations and decisions for our NEOs. Page 58 of the “Compensation discussion and analysis” includes 2024 compensation decisions for our NEOs; these decisions are different than those reflected in the table below which are calculated under prescribed SEC rules.
The table below shows the following information for the past five fiscal years: (i) “total” compensation for our NEOs (NEOs) for purposes of the “Summary compensation table”; (ii) the “Compensation actually paid” to NEOs (calculated using rules required by the SEC); (iii) our total shareholder return (TSR); (iv) the TSR of the KBW Bank Index; (v) our net income; and (vi) our revenue (which is our “company-selected performance measure”). “Compensation actually paid” does not represent the value of cash and shares of the company’s common stock received by NEOs during the year, but rather is an amount calculated under SEC rules and includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, “Compensation actually paid” amounts below differ from compensation actually received by the individuals and the compensation deci sio
ns described in the “Compensation discussion and analysis” section above.
2024 Pay versus performance table

	“Summary compensation table” total for CEO (1) ($)	Compensation actually paid to CEO (2) ($)	Average “Summary compensation table” total for non-CEO NEOs (1) ($)	Average compensation actually paid to non-CEO NEOs (2) ($)	Company TSR (3) ($)	Peer group TSR (3) ($)	Net income ($ in millions)	Revenue (4) ($ in millions)
2024	28,738,702	47,777,368	16,477,980	26,304,042	141	133	27,132	101,887
2023	28,571,192	32,139,080	14,135,415	15,797,000	106	97	26,515	98,581
2022	30,177,503	11,009,642	18,641,262	11,731,112	101	98	27,528	94,950
2021	23,729,169	49,888,896	16,930,383	29,568,322	132	124	31,978	89,113
2020	25,940,571	15,682,323	13,670,189	10,636,899	88	90	17,894	85,528

(1)	The CEO for each year reported was Brian T. Moynihan. The other NEOs, or Non-CEO NEOs, for each year reported are as follows:

•	2024 & 2023: Alastair M. Borthwick; Dean C. Athanasia; James P. DeMare; and Matthew M. Koder
•	2022: Alastair M. Borthwick; Dean C. Athanasia; Paul M. Donofrio; and Geoffrey S. Greener
•	2021: Alastair M. Borthwick; Paul M. Donofrio; James P. DeMare; Matthew M. Koder; and Thomas K. Montag
•	2020: Paul M. Donofrio; Dean C. Athanasia; Geoffrey S. Greener; and Thomas K. Montag

(2)
SEC rules require
certain
adjustments be made to the “Summary compensation table” totals to determine “compensation actually paid” as reported in the “Pay versus performance table” above. For purposes of the pension valuation adjustments shown below, there was no pension service or prior service cost. In addition, for purposes of the equity award adjustments shown below, no equity awards were canceled due to a failure to meet
vesting conditions. The following table details the applicable adjustments that were made to determine “compensation actually paid” (all amounts are averages for the
 NEOs
other than the CEO) for 2024. See the “Pay versus performance table” on page 86 in the 2024 proxy statement and page 80 in the 2023 proxy statement for the adjustments made to determine “compensation actually paid” for prior years:

Year	Executive(s)	“Summary compensation table” total ($)	Pension valuation adjustments	Equity award adjustments
			Deduct change in pension value ($)	Deduct grant date value of stock awards granted in the year ($)	Add year-end value of unvested equity awards granted in the year ($)	Change in value of unvested equity awards granted in prior years ($)	Change in value of equity awards granted in prior years which vested in year ($)	Change in value of equity awards granted and vested in year ($)	Add dividends & interest accrued ($)
2024	CEO	28,738,702	(935,198)	(25,720,414)	24,624,709	10,880,856	275,794	8,348,451	1,564,468
	Non-CEO NEOs	16,477,980	(5,346)	(9,753,271)	12,815,982	5,378,603	544,848	0	845,246

(3)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the KBW Bank Index.

(4)	Represents total revenue, net of interest expense.
Relationship between “compensation actually paid” and performance measures
Consistent with Responsible Growth and as described in our “Compensation discussion and analysis” on page
47
, our Compensation and Human Capital Committee determines NEO compensation based on a review of company and line of business performance as well as each NEO’s individual performance. In addition, our Board’s independent directors collectively approve our CEO’s compensation. Bank of America’s performance framework and pay for NEOs are aligned to the four tenets of Responsible Growth and reward our executives commensurate with our performance.

78	Bank of America

Pay versus performance table

Specifically, the “Pay versus performance table” above and chart below illustrate the following:

•
A majority of our executives’ variable pay is delivered as deferred equity-based awards. As a result, CEO and average
Non-CEO
NEO “compensation actually paid” each year increased when our TSR increased and correlates with our TSR performance and shareholder value creation over the applicable measurement periods.

•	Bank of America’s cumulative TSR exceeded the TSR of the KBW Bank Index for the five-year measurement period, which reflects our executives’ successful execution of Responsible Growth.

•
As discussed in the “Compensation discussion and analysis”, the Compensation and Human Capital Committee and Board consider a range of measures, including net income and revenue, in making annual awards. Accordingly, increases in net income and revenue generally have a positive impact on CEO and average
Non-CEO
NEO “compensation actually paid,” although the effect may be delayed due to the timing disconnect between performance year decisions and inclusion in “compensation actually paid.” Because the Committee and Board made the majority of such awards as deferred equity-based awards, changes in our TSR also impacted “compensation actually paid.”

The chart below highlights the alignment between “compensation actually paid” to our NEOs and our TSR performance and net income for the past five fiscal years.

Compensation Actually Paid (CAP) (in Millions)
Net Income (in Billions)
Value of Initial Fixed $100 Investment
$60
$50
$40
$30
$20
$10
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
$88
$132
$101
$106
$141
$18 B
$32 B
$28 B
$27 B
$27 B
$16 MM
$11 MM
$50 MM
$30 MM
$11 MM
$12 MM
$32 MM
$16 MM
$48 MM
$26 MM
2020
2021
2022
2023
2024
CEO CAP (in Millions)
Average NEO CAP (in Millions)
Net income (in Billions)
BAC TSR

Performance Measures	Other Considerations

Net Income Revenue Total Shareholder Return Return on Assets Tangible Book Value*
In addition to the performance measures listed here, the Committee considers a range of factors in determining compensation aligned with the tenets of Responsible Growth based on (i) growing and winning in the market; (ii) growing with our customer-focused strategy; (iii) growing within our Risk Framework; and (iv) growing in a sustainable manner.

For additional information regarding our NEOs’ 2024 performance and the role the performance measures play in our compensation program, see “Individual performance and pay rationale highlights” beginning on page 55 and “Performance evaluation and pay decision process” on page 51.

*	Tangible book value per common share represents ending tangible common shareholders’ equity divided by ending common shares outstanding.

2025 Proxy Statement	79

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2025

Proposal 3: Ratifying the appointment of our independent registered public accounting firm for 2025

Our Board recommends a vote “FOR” ratifying the appointment of our independent registered public accounting firm for 2025 (Proposal 3).

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, and is involved in the selection of the firm’s lead engagement partner who is subject to a mandatory, regular rotation and who may provide services to our company for a maximum of five consecutive years. In selecting and approving a lead engagement partner, the Committee relies on relevant succession criteria established by management and the Committee, interactions with prospective candidates, assessments of their professional experience, and input from our company’s independent registered public accounting firm. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our company and its shareholders, taking into account the firm’s quality of service, institutional knowledge and experience, international capabilities, sufficiency of resources, the quality of its communication and interaction with our company, and its independence, objectivity, and professional skepticism. The Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

After assessing the qualifications, performance, and independence of PricewaterhouseCoopers LLP (PwC), which has served as our company’s independent registered public accounting firm since 1958, the Committee believes that retaining PwC is in the best interests of our company. The Committee has appointed PwC as our independent registered public accounting firm to audit the 2025 consolidated financial statements of Bank of America Corporation and its subsidiaries. Although it is not required to do so, our Board is asking shareholders to ratify PwC’s appointment. If our shareholders do not ratify PwC’s appointment, the Committee will consider changing our independent registered public accounting firm for 2026. Whether or not shareholders ratify PwC’s appointment, the Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate.

PwC has advised the Committee that it is an independent accounting firm with respect to our company and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board.

Representatives of PwC are expected to be present at our annual meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate shareholder questions.

PwC’s 2024 and 2023 fees. PwC’s aggregate fees for professional services rendered in or provided for 2024 and 2023, as applicable, were:

	2024	2023
	(in millions)

Audit fees	59.8	56.7

Audit-Related fees	6.7	6.4

Tax fees	5.7	5.5

All other fees	0.0	0.0

Total fees	72.2	68.6

Audit fees. Audit fees relate to the integrated audit of our consolidated financial statements, and internal control over financial reporting, including disclosures presented in the footnotes to our company’s financial statements (for example, regulatory capital, among other disclosures). Audit fees also relate to the audit of domestic and international statutory and subsidiary financial statements, the review of our interim consolidated financial statements, the issuance of comfort letters and SEC consents, and services provided in connection with certain agreed-upon procedures and other attestation reports. Audit fees are those billed or expected to be billed for audit services related to each fiscal year.

Audit-related fees. Audit-related fees cover other audit and attest services, services provided in connection with certain agreed-upon procedures and other attestation reports, financial accounting, reporting and compliance matters, benefit plan audits, and risk and control reviews. Fees for audit-related services are those billed or expected to be billed for services rendered during each fiscal year.

Tax fees. Tax fees cover tax compliance, advisory, and planning services and are those billed or expected to be billed for services rendered during each fiscal year.

All other fees. During 2024 and 2023, all other fees consisted primarily of amounts billed or expected to be billed for the company’s engagement of PwC to provide technical subscription services rendered during each fiscal year.

80	Bank of America

Audit Committee Report

Audit committee pre-approval policies and procedures

Our Audit Committee annually pre-approves a list of services that PwC may provide without obtaining the Committee’s engagement-specific pre-approval and sets pre-approved fee levels for such services. The pre-approved list of services consists of audit services, audit-related services, tax services, and all other services. All requests or applications for PwC services must be submitted to members of our corporate audit function or tax function to determine if they are included within the Committee’s pre-approved list of services. The Committee or the Committee chair must specifically approve any type of service that has not been pre-approved. The Committee or the Committee chair must also approve any proposed service that has been pre-approved but has fees that will exceed the pre-approved level. All pre-approvals by the Committee chair must be presented to the full Committee at its next meeting. The Committee or the Committee chair pre-approved all of PwC’s 2024 fees and services.

Audit Committee Report

Our Audit Committee is composed of five Board members. Our Board has determined that all Committee members are independent under NYSE listing standards, our Director Independence Categorical Standards, and applicable SEC rules and regulations. Our Board has also determined that all Committee members are financially literate in accordance with NYSE listing standards and qualify as “audit committee financial experts” as defined by SEC rules. The Committee’s responsibilities are stated in a written charter adopted by our Board.

Management is responsible for preparing and the overall reporting process with respect to Bank of America Corporation’s consolidated financial statements, and, with the assistance of the company’s internal corporate auditors, for establishing, maintaining, and assessing the effectiveness of our internal control over financial reporting. PwC, the company’s independent registered public accounting firm, is responsible for planning and conducting an independent audit of the company’s consolidated financial statements in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB) and for expressing an opinion as to the conformity of these financial statements with accounting principles generally accepted in the United States and as to the effectiveness of the company’s internal controls over financial reporting. The Committee’s responsibility is to monitor and oversee these processes.

The Committee annually evaluates PwC’s qualifications, performance, and independence. The Committee also oversees the performance of the corporate audit function managed by our Chief Audit Executive. The Committee has reviewed and discussed with management and with PwC the company’s audited financial statements for the year ended December 31, 2024, management’s assessment of the effectiveness of the company’s internal control over financial reporting, and PwC’s evaluation of our company’s internal control over financial reporting. In addition, the Committee has discussed with PwC the matters that independent registered public accounting firms must communicate to audit committees under applicable PCAOB standards.

The Committee has also discussed and confirmed with PwC its independence from our company, and received all required written disclosures and correspondence required by the PCAOB Ethics and Independence requirements. The Committee has evaluated and concluded the non-audit services provided by PwC to our company do not impair PwC’s independence.

Based on the reviews and discussions referred to above, and discussions with the Committee’s independent disclosure counsel, the Committee recommended to our Board that the audited financial statements for the year ended December 31, 2024 and the related footnotes be included in our company’s annual report on Form 10-K for the year ended December 31, 2024.

Submitted by the Audit Committee of the Board:

Sharon L. Allen, Chair

José E. Almeida

Arnold W. Donald

Denise L. Ramos

Michael D. White

2025 Proxy Statement	81

Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

Our Board recommends a vote “FOR” the proposal to amend and restate the Bank of America Corporation Equity Plan (Proposal 4).

Executive summary

•

Proposal 4 seeks to amend and restate the Bank of America Corporation Equity Plan (BACEP or Plan) to (i) increase the number of shares available for grant by 100 million; (ii) limit the value of shares granted to a non-employee director in a calendar year, together with any cash fees paid during the calendar year, to $1 million in total value, with certain donation and special service exceptions; and (iii) extend the expiration date of the Plan.

•

Equity-based awards are a fundamental part of how we align compensation with our shareholders’ interests, and the BACEP plays a critical role in our pay-for-performance compensation program and in our compliance with regulatory requirements. During our extensive engagement efforts in 2024, shareholders expressed support for our unique broad use of equity awards and understood how this practice contributes to burn rate.

•

The Compensation and Human Capital Committee exercises oversight of our compensation program and employee benefits, including the intentional granting of shares under the BACEP, taking into account broader company, human capital, and capital allocation strategy to support our teammates, deliver a world-class experience for clients and Responsible Growth for shareholders.

Broad use of shares across the company is a distinctive feature of our approach to equity compensation

Over 90% of employees globally received stock-based awards in 2024, many through our unique Sharing Success awards, which is an important part of what makes our company a Great Place to Work. We believe these awards help to reduce turnover, attract great talent, increase employee satisfaction and improve customer/client relationships

Over 67 million shares granted to over 219,000 employees from 2022 – 2024 and over 19 million shares granted in the first quarter of 2025 through Sharing Success awards

Awards to the CEO and all NEOS together over the last three years **represent only 0.48% and 1.45%, respectively, of total awards** granted

Our broad use of shares results in a 3-year average burn rate of 1.38%; **(only 1.10% when excluding Sharing Success awards)**

Awards to non-employee directors are also made under the BACEP (non-employee directors are not eligible for stock options)

Plan features are generally viewed as best practice from a governance and shareholder perspective

- ✓ Upon a change in control, **double trigger vesting only and no excise tax gross-ups**
- ✓ Awards are subject to **multiple separate and distinct "clawback" requirements** aligned with our regulatory framework
- ✓ **No repricing and cash buyout** of stock options or SARs permitted without shareholder approval
- ✓ **Executive officers have stock retention requirements** that align their interests with shareholders. See "Stock Retention Requirements" on page 59
- ✓ **No evergreen provision and no discounting** or reloading stock options
- ✓ Generally, our practice is for most time-vested awards to **vest over four years** with **dividend payout only after vesting and performance conditions are met**
- ✓ Prohibits liberal recycling of options/SARS
- ✓ If this Proposal is approved by shareholders, **an annual limit on compensation for non-employee directors of $1 million**, inclusive of equity and any cash fees, with certain donation and special service exceptions

Stock repurchase strategy offsets dilutive impact of stock plan

- ✓ We **repurchase common shares in an amount at least equal to the value of stock-settled equity awards** as they are recognized into capital
- ✓ Since year-end 2012, we reduced the number of common shares outstanding by **over 3.16 billion shares, a reduction of ~29.4%**. During this time, **~916 million restricted shares** and units have been granted
- ✓ Repurchased shares are not added back to the Plan share pool

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

Material changes

The amendment and restatement makes the following material changes:

•

The number of shares of our common stock available for awards under the Plan will be increased by 100 million. In 2024, shareholders approved the addition of 100 million shares for grant under the Plan, and the company awarded approximately 117.4 million in the same year. The additional 100 million shares requested would allow the company to continue current grant practices for at least one more year.

•

The Plan limits the maximum number of shares subject to awards granted to a non-employee director in a calendar year, together with any cash fees paid during the calendar year to that director, to $1 million in total value, excluding charitable or in memoriam donations made by the company and fees paid, at the Board’s discretion, for service on any special purpose committee or for any other specific service.

•	The Plan term is extended through April 21, 2035 (i.e., 10 years after the date of the annual meeting).

Background

The BACEP was last amended and approved by shareholders in 2024, which included the addition of 100 million shares available for grant. Under the Plan, we have reserved a number of shares of our common stock for issuance to employees (including executive officers) as equity-based awards in the form of restricted stock, restricted stock units (RSUs), stock options, and SARs and for issuance to non-employee directors as restricted stock awards. The BACEP is currently scheduled to expire on April 24, 2033.

In March 2025, our Board approved the amendment and restatement of the BACEP to increase the number of common shares available to grant, limit the maximum number of shares annually awarded to directors, and extend the term of the Plan to April 2035, subject to the approval of our shareholders at the annual meeting.

Based on data available as of December 31, 2024, our level of overhang was lower than the average for our primary competitor group. Additionally, our rate at which we grant equity awards relative to shares of our common stock outstanding (sometimes referred to as “burn rate”) was below the average burn rate for our primary competitor group on a three-year average basis. If the proposed amendment and restatement is approved, we expect the pool of requested shares to last approximately one year, assuming we maintain similar grant practices as over the past two years and assuming, hypothetically, our current stock price remains constant.

The number of shares remaining available for grant under the BACEP as noted in the table below differs from those reported as of December 31, 2024, because that information does not take into account year-to-date grants during 2025 for the 2024 performance year.

Information regarding the number of shares remaining available for grant as required by SEC disclosure rules are discussed in detail in this proposal under “Additional information” on page 88.

The list of companies included in our primary competitor group is detailed under “2024 Competitor group” on page 64.

Impact of the amendment and restatement based on information as of March 3, 2025

As of March 3, 2025, under the current authorization, there are approximately 85 million shares of common stock available for grant as equity- based awards under the BACEP. Based on our current grant practices, these shares would last less than one year, while the current BACEP term has eight years remaining. We believe it is appropriate to increase the number of shares of our common stock available for awards under the BACEP so that our company can continue the practice of granting deferred equity-based awards in lieu of cash.

We estimate the total dilutive effect of the BACEP and our legacy stock plans on our shareholders (sometimes called “overhang”) resulting from the amendment and restatement would be approximately 6.0%, with the incremental overhang resulting from the requested share increase equal to approximately 1.2%. The overhang is calculated as follows, in each case as of March 3, 2025:

(a) Incremental share request subject to shareholder approval	100,000,000

(b) Shares underlying outstanding awards of restricted shares / stock-settled restricted stock units under all equity plans(1)	299,219,789

(c) Options outstanding under all equity plans(2)	0

(d) Shares currently available for future issuance under all equity plans(3)	84,942,478

(e) Total shares available for, or outstanding under, equity awards (a + b + c + d)	484,162,267

(f) Total common shares outstanding	7,602,798,325

(g) Fully diluted overhang (e/(e+f))(4)	6.0%

(h) Basic diluted overhang (e/f)	6.4%

(1)

Includes 7,080,018 vested RSUs subject to a required six- or twelve-month holding period and 753,102 vested RSUs that are expected to be issued/delivered within 30 days of the record date. Also includes 394,932 vested RSUs and stock option gain deferrals that were assumed by the company in connection with prior acquisitions under whose plans the awards were originally granted. This total includes PRSUs vesting at target (the target amount, 100%, is the maximum that can be earned).

(2)	The total number of non-compensatory warrants and convertible instruments as of March 3, 2025 was 61,603,640, and is not reflected in the table above.

(3)	Includes 84,942,478 shares of common stock available for future issuance under the BACEP.

(4)	To determine the sum of (e) plus (f) for this calculation, 33,289 restricted stock shares included in both (e) and (f) are counted only once to prevent duplicative aggregation.

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

Purpose of the Plan

The Plan, and the proposed amendment and restatement of it, is intended to serve a critical role in our pay-for-performance compensation program and is necessary for us to comply with the regulatory landscape in certain jurisdictions. In addition, our Board believes that equity-based awards aid in our ability to attract, retain, and motivate our employees and are the most direct way to align employee interests with those of shareholders. As part of our pay-for-performance practices, more than 100,000 employees receive variable incentives. More highly compensated employees receive a portion of their variable incentive as deferred RSUs. The portion of the variable incentive deferred as equity-based awards generally increases with compensation levels according to a predetermined deferral grid. RSUs are also a significant component of the Sharing Success awards that have been or will be made to approximately 97% of employees in March 2025. Most Sharing Success awards are in the form of company common stock, providing the opportunity to further share in our company’s long-term success. The RSU awards are a key part of our pay-for-performance philosophy, and in many cases are required by law, rule, and regulation. In addition, our executive officers receive PRSUs that must be re-earned by meeting specific performance criteria, as described on page 60 for awards granted in February 2025. Equity awards granted to employees are subject to cancellation and clawback features which encourage appropriate behavior and manage risk in our compensation program; these features are described on page 62. Granting RSU awards that include deferral, cancellation, and clawback features is a key risk-balancing mechanism in our pay-for-performance compensation program and serves to align employee interests with shareholder interests while complying with regulatory requirements.

The value of RSUs tracks the price of our common shares. Compensation expense is in the compensation and benefits expense line of the income statement.

The Plan, and the proposed amendment and restatement of it, is intended to be the company’s vehicle for delivering deferred equity-based awards. Since April 2022, the amount of common stock awarded has averaged approximately 111 million shares each year, which includes approximately 19.2 million shares granted in March 2025 under the Sharing Success award program leaving approximately 85 million shares remaining for future awards. The Board has determined to increase the shares of our common stock available for awards under the Plan by 100 million shares to enable the granting of Plan awards in the future. The alternative would be to increase the use of deferred cash awards, which we believe would reduce alignment with shareholder interests. Therefore, the Board recommends the amendment and restatement to increase the number of shares of common stock available for awards under the Plan.

In addition, the company has and continues to repurchase shares of common stock in an amount at least equal to the value of stock-settled equity awards as they are recognized into capital. These share repurchases offset the net new shares of common stock delivered under the BACEP. The company currently intends to continue this repurchase practice. The company’s common stock repurchases are subject to required regulatory review and Board approval.

The additional 100 million shares to be authorized under the BACEP would allow our company to continue current grant practices for approximately one year.

Overview of the amendment and restatement

The following is a summary of the material terms of the proposed amendment and restatement and is qualified, in its entirety, by reference to the terms of the BACEP. A copy of the BACEP, approved by the Board in March 2025, is attached to this proxy statement as Appendix B. There are no proposed changes to the shareholder-friendly design features of the Plan, summarized on page 82, except that the proposed amendment and restatement adds a new annual award limit for non-employee directors. The proposed amendment and restatement will become effective only if the BACEP is approved by our shareholders.

Number of shares

The BACEP, as last approved by shareholders in 2024, provides that the aggregate number of shares of our common stock available for grants of awards under the Plan from and after January 1, 2015 will not exceed the sum of (i) 450 million shares, plus (ii) any shares that were subject to an award as of December 31, 2014 under the BACEP, if such award is canceled, terminates, expires, lapses or is settled in cash for any reason from and after January 1, 2015, plus (iii) effective upon April 24, 2019, 150 million shares, plus (iv) effective upon April 20, 2021, 115 million shares, plus (v) effective upon April 25, 2023, 75 million shares, plus (vi) effective upon April 24, 2024, 100 million shares. As of March 3, 2025, there were approximately 85 million common shares available for future awards under the BACEP. The amendment and restatement, if approved by shareholders, would increase the number of shares available for awards by 100 million shares, to approximately 185 million shares estimated based on information available on March 3, 2025.

Under the BACEP, each award, whether granted as a stock option, SAR, restricted stock share or RSU, counts against the available share pool as one share for each share awarded.

The share re-use provisions under the BACEP do not include any “liberal share counting” features for stock options or SARs. Shares used to cover the exercise price of stock options or to cover any tax withholding obligations in connection with awards of stock options or SARs will continue to be unavailable for awards under the BACEP. In addition, the total number of shares covering stock-settled SARs or net-settled options will be counted against the pool of available shares, not just the net shares issued upon exercise. The BACEP does allow shares withheld to cover any

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan tax withholding obligations in connection with awards of restricted stock or RSUs to again be available for future awards under the BACEP. Shares covered by awards will also continue to be available for awards if and to the extent (a) the award is canceled or forfeited or (b) the award is settled in cash.

Administration

The Compensation and Human Capital Committee (Committee) administers the BACEP. To the extent permitted by law, the Committee may designate an individual or committee (which need not consist of directors) to act as the appropriate committee under the BACEP for granting awards to employees who are not “officers” under Section 16 of the Exchange Act. Under the BACEP, the Committee has authority with respect to the following:

•	the selection of the employees to receive awards from time to time

•	the granting of awards in amounts as it determines

•	the imposition of limitations, restrictions, and conditions upon awards

•	the certification of the attainment of performance goals, if applicable

•	the interpretation of the BACEP and the adoption, amendment and rescission of administrative guidelines and other rules and regulations relating to the BACEP

•	the correction of any defect or omission or reconciliation of any inconsistency in the BACEP or any award granted under the BACEP

•	the making of all other determinations and taking of all other actions necessary or advisable for the implementation and administration of the BACEP

The Board will continue to administer grants of restricted stock under the BACEP to non-employee directors.

Eligibility

Employees of Bank of America and its subsidiaries may participate in the BACEP, as selected by the Committee. Eligible employees are those employees of Bank of America and its subsidiaries who have made, or are expected to make, important contributions to our business, as determined by the Committee, including persons employed outside the United States. Approximately 196,000 employees are expected to be eligible to participate. However, as mentioned above, the Committee in its discretion selects which employees will receive any awards. The BACEP also provides for awards of restricted stock to non-employee directors as part of our director compensation program. All 13 of the non-employee directors nominated for election at the annual meeting are eligible to receive these restricted stock awards. As noted elsewhere in this proxy statement, as part of our director compensation program, our Board grants restricted stock to directors on the day of their election or appointment as a director. Any director nominee that receives at least a majority of votes cast at the annual meeting will be elected at the annual meeting and will be eligible to receive the restricted stock award as part of their 2025-2026 director compensation. In the event this proposed amendment and restatement does not receive at least a majority of the votes cast at the annual meeting, and the amendment and restatement does not become effective, there are enough common shares remaining for issuance to grant directors elected at the annual meeting the 2025-2026 restricted stock award.

Types of awards

The BACEP permits awards of stock options, SARs, restricted stock shares and RSUs to employees and restricted stock shares to non-employee directors, all of which are described in more detail below.

Awards of stock options and SARs. The BACEP provides for the grant of options to purchase shares of our common stock at option prices which are not less than the fair market value of a share of our common stock at the close of business on the date of grant. (The fair market value of a share of our common stock as of March 3, 2025, was $45.56.) The BACEP also provides for the grant of SARs to employees. SARs entitle the holder upon exercise to receive either cash or shares of our common stock or a combination of the two, as the Committee in its discretion may determine, with a value equal to the difference between: (i) the fair market value on the exercise date of the shares with respect to which a SAR is exercised; and (ii) the fair market value of the shares on the date of grant.

Awards of options under the BACEP, which may be either incentive stock options (which qualify for special tax treatment) or nonqualified stock options, are determined by the Committee. No more than an aggregate of 450 million shares may be awarded as incentive stock options under the BACEP. The terms and conditions of each option and SAR are to be determined by the Committee (or its designees) at the time of grant.

Options and SARs granted under the BACEP will expire not more than 10 years from the date of grant, and the award agreements entered into with each participant will specify the extent to which options and SARs may be exercised during their respective terms, including in the event of the participant’s death, disability, or termination of employment.

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

The BACEP includes two additional limitations on stock option and SAR grants.

•	The BACEP expressly prohibits dividend equivalents with respect to stock options and SARs.

•

Unless otherwise provided in an award agreement, the BACEP prohibits the sale, transfer, pledge, assignment, or other alienation or hypothecation (including to, for the avoidance of doubt and without limiting the foregoing restrictions, third-party financial institutions) of nonqualified stock options and SARS.

Our Board has not granted stock options or SARs since 2008.

Awards of restricted stock shares and RSUs. Under the BACEP, the Committee may award employees restricted shares of our common stock or RSUs which represent the right to receive shares of our common stock (or cash equal to the fair market value of those shares). Each award agreement will contain the terms of the award, including any applicable conditions, which may include continued service of the participant, the attainment of specified performance goals or any other conditions deemed appropriate by the Committee.

Restricted stock shares will be held in our custody until the applicable restrictions have been satisfied. The participant cannot sell, transfer, pledge, assign, or otherwise alienate or hypothecate (including to, for the avoidance of doubt and without limiting the foregoing restrictions, third-party financial institutions) restricted stock shares until the applicable restrictions are satisfied. Once the restrictions are satisfied, the shares will be delivered to the participant’s account, free of restrictions. During the period of restriction, the participant may exercise full voting rights with respect to the restricted stock shares.

The award agreement for any RSUs will specify whether units that become earned and payable will be settled in shares of our common stock (with one share of common stock to be delivered for each earned and payable RSU), in cash (equal to the aggregate fair market value of the RSUs that are earned and payable), or in a combination of shares and cash. Shares of our common stock used to pay earned RSUs may have additional restrictions, as determined by the Committee.

The BACEP also provides for awards of restricted stock shares to our non-employee directors as part of our director compensation program. The amended and restated BACEP, if approved by shareholders, limits the maximum number of shares subject to awards granted to a non-employee director in a calendar year, together with any cash fees paid during the calendar year to that director, to $1 million in total value, excluding charitable or in memoriam donations made by the company and fees paid, at the Board’s discretion, for service on any special purpose committee or for any other specific service. Some of our directors serve on boards of directors of our subsidiaries, for which service they are compensated in cash. The proposed amendment would include those fees in calculating the annual compensation limit. Director stock awards vest one year after the date of grant or, if earlier, at the date of the next annual meeting. However, awards that are scheduled to vest in less than 50 weeks after the date of grant will count against the 5% exception pool for the minimum vesting requirements described below. The awards vest earlier in case of death or a change in control. If a non-employee director retires before the one-year vesting date, a prorated amount of the award vests based on the number of days the non-employee director served during the vesting period before retirement. Awards may be deferred under the Bank of America Corporation Director Deferral Plan. See “Director compensation” on page 44 for additional details about our director compensation program.

Subject to the terms of the BACEP and any applicable award agreement, a participant may be entitled to receive dividends or dividend equivalents with respect to an award of restricted stock or RSUs. Dividends or dividend equivalents may be credited as cash or as additional shares or units. However, in no event will dividends or dividend equivalents vest or otherwise be paid out prior to the time that the underlying award (or portion thereof) has vested and, accordingly, any such dividends or dividend equivalents will be subject to cancellation and forfeiture if the underlying award does not vest (including both time-based and performance-based awards).

Minimum vesting conditions

The BACEP provides that generally all stock-settled awards will vest no more quickly than ratably annually as of each anniversary over a three- year period beginning on the grant date of the award. This requirement does not apply to (i) certain substitute awards arising from acquisitions; (ii) shares delivered in lieu of fully vested cash incentive awards; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant or the next annual meeting of shareholders (but not sooner than 50 weeks after the grant date); or (iv) awards that vest based on the achievement of performance goals over a period of at least one year. Also, the Committee may grant equity-based awards without regard to the minimum vesting requirement with respect to a maximum of 5% of the available share reserve authorized for issuance under the BACEP. In addition, the minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, workforce reduction, death, disability, or a change in control, in the terms of the award or otherwise.

Section 162(m) award limits

Prior to 2018, awards under the BACEP could be designed to qualify as “performance-based compensation” that were intended to be exempt from the deduction limits under Section 162(m) of the Code. Under the pre-2018 Section 162(m) rules, the plan under which awards were granted had to include certain shareholder-approved individual award limits in order for awards to qualify as performance-based compensation. The BACEP included such individual award limits, which were limited to options/SARs and performance-based restricted stock and RSU awards that were intended to qualify for the Section 162(m) performance-based compensation exception. Although changes in the U.S. tax laws made

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan by the Tax Cuts and Jobs Act of 2017 eliminated the “performance-based compensation” exception for grants made from and after January 1, 2018, the BACEP continues to include award limits, by which a participant may not be granted in any calendar year: (i) stock options or SARs for more than 4,000,000 shares, or (ii) performance-based restricted stock shares/RSUs for more than 4,000,000 shares (assuming maximum performance).

Withholding for payment of taxes

The BACEP provides for the withholding and payment by a participant of any payroll or withholding taxes required by applicable law. The BACEP permits a participant to satisfy this requirement, with the approval of the Committee and subject to the terms of the BACEP, by withholding from the participant a number of shares of the company’s common stock otherwise issuable under the award having a fair market value equal to the amount of applicable payroll and withholding taxes. It also permits the company and the participant to withhold at rates up to the maximum statutory tax rates.

Adjustments for changes in capitalization

In the event of any change in the number of our outstanding shares of common stock by reason of any stock dividend, split, spin-off, recapitalization, merger, consolidation, combination, exchange of shares or otherwise, the aggregate number of shares of our common stock with respect to which awards may be made under the BACEP, the annual limit on individual awards, the limits on incentive stock options, restricted stock and RSUs, and the terms, types of shares and number of shares of any outstanding awards under the BACEP will be equitably adjusted by the Committee in its discretion to preserve the benefit of the award for us and the participant.

No single trigger vesting upon a change in control for employees

The BACEP permits the Committee to provide for vesting of awards to employees in connection with a change in control of Bank of America if there is also a termination of employment in connection with the change in control. This is often referred to as “double trigger” vesting. For these purposes, a termination is considered to be in connection with a change in control if it occurs upon or within two years after the change in control and is for one of the following two reasons: (i) an involuntary termination by the company without “cause” or (ii) a termination by the employee for “good reason.” “Cause” and “good reason” will be as defined in the applicable award agreements. In addition, the Committee may provide for the assumption or substitution of awards by a surviving corporation. Awards to non-employee directors fully vest upon a change in control.

Amendment and termination of the Plan

Our Board has the power to amend, modify, or terminate the BACEP on a prospective basis, provided that no termination, amendment, or modification shall adversely affect in any material way any award previously granted under the Plan without the written consent of any affected participant. Shareholder approval will be obtained for any change to the material terms of the BACEP to the extent required by NYSE listing requirements or other applicable law. The BACEP, as amended, automatically terminates at the close of business on April 21, 2035, following which no awards may be made under the BACEP.

Option and SARs repricing prohibited

The BACEP specifically prohibits the repricing of stock options or SARs without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a stock option or SAR to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a stock option or SAR at a time when its exercise price is greater than the fair market value of the underlying stock in exchange for another award, unless the cancellation and exchange occurs in connection with change in capitalization or similar change. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the employee.

Federal income tax treatment

The following discussion summarizes certain U.S. federal income tax consequences of awards under the BACEP based on the law as in effect on the date of this document. The following discussion does not purport to cover federal employment taxes or other federal tax consequences that may be employed with awards, nor does it cover state, local, or non-U.S. taxes.

Nonqualified stock options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the fair market value of the shares on the exercise date.

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Proposal 4: Proposal to amend and restate the Bank of America Corporation Equity Plan

Incentive stock options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the stock option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.

Stock appreciation rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the grant price of the SAR.

Restricted stock shares and RSUs. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant.

Tax consequences to Bank of America. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code, including those imposed by Section 162(m) as applicable.

New stock plan benefits

Because awards under the BACEP are discretionary, awards are generally not determinable at this time. For information regarding awards granted under the BACEP during the most recently completed fiscal year, see “Grants of plan-based awards table” on page 68 and “Director compensation” on page 44. As stated previously, in the event the proposed amendment and restatement is not approved by shareholders at the annual meeting, there are enough shares remaining under the Plan for the Board to grant restricted stock awards to directors elected at the annual meeting as part of 2025-2026 director compensation.

Additional information

The table below presents information on equity compensation plans at December 31, 2024, as required by SEC disclosure rules.

Plan Category(1)	(a) Number of Shares to be Issued Under Outstanding Options, Warrants and Rights(2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(3)	(c) Number of Shares Remaining for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(4)

Plans approved by shareholders	269,213,186	—	158,387,893

Plans not approved by shareholders	—	—	—

Total	269,213,186	—	158,387,893

(1)

This table does not include 421,369 vested RSUs and stock option gain deferrals at December 31, 2024 that were assumed by the Corporation in connection with prior acquisitions under whose plans the awards were originally granted.

(2)	Consists of outstanding RSUs. Includes 4,225,165 vested RSUs subject to a required post-vest holding period.

(3)	Restricted stock units do not have an exercise price and are delivered without any payment or consideration.

(4)	Amount represents shares of common stock available for future issuance under the BACEP.

No options or SARs have been granted to any current NEO, current executive officer, or any associate of such person, nor to any other employee or person since shareholders approved the last amendment to the BACEP in 2024.

Accordingly, our Board recommends a vote “FOR” this proposal (Proposal 4).

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Proposals 5–8: Shareholder proposals

Proposals 5–8: Shareholder proposals

Our Board recommends a vote “AGAINST” these shareholder proposals (proposals 5-8).

Introduction

We engage with our investors year-round through targeted, active outreach and responsiveness to inbound inquiries. We recognize that the submission of proposals for inclusion in our proxy statement is one mechanism for shareholders to convey their priorities, perspectives, and concerns to us. We encourage shareholders contemplating a shareholder proposal submission to reach out to us beforehand. This allows us to better understand their perspective and objectives, to brief management and the Board or its committees on the input we receive, and to share or direct shareholders to information on our existing policies, practices, and initiatives. For additional information regarding our active shareholder engagement program, see “Shareholder engagement” on page 36, and for more information on the shareholder proposal process, see “Shareholder proposals for our 2026 annual meeting” on page 100.

When we receive a shareholder proposal, we carefully review and discuss it with internal subject matter experts who have familiarity and insight on the matters raised by the proposal, and we review the proposal with management and the Board. We also seek engagement with shareholder proponents or their representatives.

The shareholder proposals this year either (1) seek changes to our corporate governance practices or (2) seek changes to or reports on how we conduct our business.

In the first category is a proposal advocating a novel corporate governance practice that we believe is arbitrary, fails to recognize the robust governance policies and practices already in place at our company, and is not in shareholders’ best interests.

The remaining proposals seek changes to or reports on how we conduct our business. We appreciate the issues raised in many of the proposals, and in some cases, have already taken actions to address them, including providing extensive public disclosures on the specific subject matter raised in the proposals. Where we have not already implemented the changes or prepared the requested reports, we consider their usefulness to shareholders, the costs involved, and the potential conflicts of such requests with our existing practices and disclosures.

Similarly, we may receive multiple proposals on a common topic, where implementation of all the distinct (and sometimes contradictory) proposals would conflict with our existing initiatives, commitments and reporting processes, or would be redundant, create confusion, and impede our progress on Responsible Growth, which would not be a productive use of corporate assets.

Finally, it is important to note that a number of shareholder proposals below contain claims that we believe are incorrect or misleading, although we have not attempted to refute all of them.

For the reasons described below, our Board recommends a vote AGAINST each shareholder proposal.

Proposal 5: Shareholder proposal requesting the nomination of more director candidates than board seats

Jing Zhao, 1745 Copperleaf Court, Concord, CA 94519, the beneficial owner of 100 shares of the company’s common stock, has advised us that he intends to present the following proposal.

Shareholder Proposal on Democratic Reform of the Board Election

Resolved: shareholders recommend that Bank of America Corporation (the Company) reform the election of the board to list more candidates than the number of directors of the board to be elected.

Supporting Statement

The American corporate boards and executives have become a class of oligarchy, as defined by Aristotle, according to his _Politics_. In this great classic, Aristotle demonstrated that in a stable community (polis), the ratio of the richest citizen’s land to the poorest citizen’s land should not be over 5 to 1. The Company’s CEO pay ratio was 230:1 in 2023 (2024 Proxy Statement p.85). The CEO pay ratios of big Japanese and European companies are much less than of big American companies. America’s ballooning executive compensation is not sustainable for the economy, particularly there is no rational methodology to decide the executive compensation. The increase of disparity of wealth is the most serious root of American social disorder. Shareholders in JPMorgan Chase & Co., Intel, Netflix, Salesforce and other big companies rejected sky-high executive pay packages in 2022, 2023, and 2024.

One of the main problems of corporate governance is that American corporate boards are not democratically elected. The Company’s board needs a democratic reform to elect members from more diversified candidates. Shareholders should have the right to choose from more candidates than the number of directors of the board to be elected.

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Proposals 5–8: Shareholder proposals

This democratic reform proposal should be implemented as not to violate any contractual obligations, with amendments to the Company’s governing documents as needed. The board has the flexibility to implement this proposal to design the criteria and process to nominate at least one more candidate than the number of directors of the board to be elected.

*  *   *

Our Board recommends a vote “AGAINST” Proposal 5 because:

•	The Board’s current director selection process is effective in identifying and evaluating highly qualified candidates for nomination and election to the Board.

•	Arbitrarily adopting and imposing a framework under which the pool of candidates is larger than the number of available Board seats could significantly undermine the Board’s effectiveness.

•	Our shareholders already have the ability to provide input on our director evaluation and nomination process.

•	The Board has a robust and stringent director resignation policy in support of our majority voting standard that provides meaningful accountability to shareholders.

The Board’s current director selection process is effective in identifying and evaluating highly qualified candidates for nomination and election to the Board. Our Board believes that its director selection process is effective and preferable to the unconventional approach requested by this proposal. Our Board does not believe nominating more candidates than available Board seats would be more effective in ensuring that highly qualified candidates are elected to our Board—as described below, we believe it would have the opposite effect. The Board regularly reviews its composition, and through its Corporate Governance Committee identifies and recommends director candidates for nomination using a selection process that reflects best practices and that has been reviewed with our primary bank regulators. As described in the “Identifying and evaluating director candidates” section on page 7, the Board considers the experiences, skills, and expertise of a candidate that are critical to the Board’s ability to provide effective oversight and directly relevant to our business, strategy, and operations; diversity of thought, perspective, and experience; a candidate’s ability to devote the time necessary to discharge their duties as a director; and other factors, including age and tenure to support continuity and achieve a balance of perspectives between newer and longer-serving directors. As a result of this well-considered and established selection process, our Board and director nominee slate comprise directors who bring diverse backgrounds and viewpoints, varying tenures, and a broad range of skills and experiences that are directly relevant to our business, strategy, and operations, and critical to the Board’s ability to provide effective oversight of the company.

Arbitrarily adopting and imposing a framework under which the pool of candidates is larger than the number of available Board seats could significantly undermine the Board’s effectiveness. We believe adoption of the framework requested by the proposal would result in decreased interest in serving on our Board, significant director turnover, and less assurance that our Board composition reflects the broad range of skills and experiences that are critical to the Board’s ability to provide effective oversight. In addition, creating an environment where nominees are competing for election to the Board would severely undermine the effectiveness of the Board by eroding the collegial and collaborative dynamic that promotes open discussion and debate, values independent judgment, and emphasizes accountability. It would also deter many talented candidates who prefer to serve on a board with a director selection process consistent with market practices. Finally, the Board and its Corporate Governance Committee devote significant time and resources to identify, evaluate, and nominate highly qualified candidates to the Board, as well as assessing candidates’ ability to complement and reinforce the skills and experience desirable for the Board as a whole. Introducing a process wherein the Board must identify and evaluate additional candidates, some of whom will not ultimately be elected, would be burdensome and inefficient, and take the Board’s focus away from other critical areas.

Our shareholders already have the ability to provide input on our director evaluation and nomination process. Through our year-round, Board-driven shareholder engagement program described in the “Shareholder engagement” section on page 36, our shareholders have multiple opportunities to meet with our independent directors, including our Board’s Lead Independent Director, to provide direct input on our corporate governance practices, including Board composition and succession planning. This engagement informs and contributes to enhancements that reflect the issues our shareholders tell us matter most to them. In addition, shareholders have the right to nominate candidates for election to our Board under our Bylaws, which would achieve the goal sought by this proposal (i.e., the nomination of more candidates than available directorships). Our company was one of the first to adopt a proxy access Bylaw provision. This provision allows shareholders owning 3% or more of our outstanding common stock, including groups of up to 20 shareholders who collectively own 3% or more of our outstanding stock, the right to nominate director candidates constituting up to 20% of our Board, and to solicit votes for those candidates using our proxy materials.

The Board has a robust and stringent director resignation policy in support of our majority voting standard that provides meaningful accountability to shareholders. We have adopted a majority voting standard for uncontested director elections under which a candidate must receive support from the majority of votes cast. Under our Corporate Governance Guidelines, the Board may only nominate candidates who submit irrevocable resignations that will be effective if the candidate fails to receive the required majority vote at the company’s annual meeting. Under this director resignation policy, the Board’s Corporate Governance Committee evaluates the resignation offer and makes a recommendation to the Board as to whether to accept or reject the tendered resignation, or take other action. The Board then acts on the

90	Bank of America

Proposals 5–8: Shareholder proposals

tendered resignation, and must promptly disclose its decision regarding the resignation and the basis for its decision in a Current Report on Form 8-K. A director whose resignation is under consideration must abstain from participating in any recommendation or decision regarding that resignation. Should the Board determine, in the exercise of its fiduciary duties as required under Delaware corporate law, to not accept the resignation, the director may continue to serve—but only until our next annual meeting of shareholders at the latest. Under our policy, the Board is not permitted to nominate such director to stand for re-election at the next annual meeting of shareholders.

We believe the Board’s well-considered director selection process, together with its robust director resignation policy and multiple avenues for shareholders to provide input on the composition of our Board, result in a highly qualified Board that is well-positioned to provide effective oversight and that is accountable to shareholders. Changing this framework in favor of an arbitrary and highly unconventional director election scheme is unnecessary and would not be in the best interests of shareholders.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 5).

Proposal 6: Shareholder proposal requesting report on board oversight of risks related to animal welfare

John C. Harrington, President and CEO of Harrington Investments, Inc., 1001 2nd Street, Suite 325, Napa, CA 94559, the beneficial owner of 600 shares of the Company’s common stock, has advised us that it intends to present the following resolution:

Whereas: Animal welfare issues present material financial, operational, and reputational risks for companies that receive financing from Bank of America (BAC), and to BAC as their financier.

Supporting Statement: The risks of mismanaging animal welfare include business disruption or loss of goodwill associated with inhumane treatment of animals such as animal testing and conditions of habitation, but they also may include environmental impacts of factory farming and related supply chain risks, and potential liabilities associated with issues of food safety, including diseases passed from animals to humans and overuse of antibiotics in livestock.1

OpenInvest states: “A company that does not disclose or prioritize its processes or impact on animal welfare raises questions for investors on how effective that company can be in managing potential risks or opportunities down the road. It is also impossible to assess future risk without the disclosure of the right information.”2 To minimize these risks, some banks are taking animal welfare issues into account as part of their lending due diligence practices.

However, “animal welfare” is absent from BAC’s policies, governance documents, and reports. BAC’s Environmental and Social Policy Framework asserts “…recognition of the importance of biodiversity and its environmental, cultural, religious and health contributions to societies”. However, the extent of oversight is unclear, seemingly limited to certain “sensitive” or “fragile” ecosystems and conditions, failing to address the welfare of animals involved.3

Furthermore, recognition for biodiversity and fragile ecosystems does not equate to consideration for animal welfare.

Our Company states: “Biodiversity is the third most important global risk over a 10-year period... In fact, nature loss is intrinsically linked to climate crisis and natural resource consumption, while use of land, especially for agriculture and food production, is the main cause of animal and plant species extinction. It is therefore, without changes or investments, a major risk for ecosystem degradation and food security over the medium to long term.”4

Then, why – according to American Banker – is BAC among the top financiers of factory farms, responsible for 20% of all loans and underwriting services to companies tied to factory farms?!5

Increasingly, banks are adopting exclusionary criteria to reduce exposure to animal cruelty and associated risks.6 Yet BAC earns a score of “0” on BanksforAnimals.org, for apparent deficiencies in key areas regarding animal welfare.7

Simply because a process is not disclosed does not necessarily indicate lack of due diligence. However, neglecting to publicly acknowledge oversight on animal welfare risks the perception of our company’s failure of oversight on critical issues. Publicly disclosing how Bank of America addresses animal welfare when considering financing decisions would not only increase transparency but enhance BAC’s overall reputation.

Resolved: Shareholders request that Bank of America publish a report at reasonable expense and excluding proprietary and privileged information, disclosing whether and how the Board of Directors exercises oversight regarding material risks associated with animal welfare.

[1]	https://www.openinvest.com/articles-insights/support-animal-welfare
[2]	https://www.openinvest.com/articles-insights/support-animal-welfare
[3]	https://about.bankofamerica.com/content/dam/about/pdfs/environmental-and-social-risk-policy-december-2023.pdf
[4]	https://institute.bankofamerica.com/sustainability/4-sustainability-trends-2024.html
[5]	https://www.americanbanker.com/news/activists-to-jpmorgan-chase-bofa-citi-stop-lending-to-factory-farms
[6]	https://banksforanimals.org/ranking-list/
[7]	https://banksforanimals.org/institutions/bank-of-america/

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Proposals 5–8: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 6 because:

•

Our Board’s Corporate Governance Committee oversees the management of our sustainability practices to support Responsible Growth, and our Board’s Enterprise Risk Committee oversees the risks addressed in our Environmental and Social Risk Policy Framework.

•

Our Environmental and Social Risk Policy Framework provides robust mechanisms for managing environmental, social and financial risks across our enterprise, including reputational risks associated with animal welfare issues.

•

In light of our existing policies and procedures for Board oversight of sustainability-related risks, including risks related to animal welfare, preparation of the requested report would not provide shareholders with meaningful additional information and would waste company resources.

Our Board’s Corporate Governance Committee oversees the management of our sustainability practices to support Responsible Growth, and our Board’s Enterprise Risk Committee oversees the risks addressed in our Environmental and Social Risk Policy Framework. The Board and its Corporate Governance Committee oversee the company’s environmental and sustainability activities and practices. As part of its oversight role, the Corporate Governance Committee reviews the company’s environmental and sustainability strategy, initiatives and policies, and receives regular reports from our management’s Responsible Growth Council comprised of senior leaders across every major line of business and support function. A critical part of the Responsible Growth Council’s role is to engage in ongoing evaluation and development of our policies and procedures, including our Environmental and Social Risk Policy Framework (the “ESRP Framework”),1 which provides for enhanced due diligence of corporate and commercial financing relationships and general operations. Pursuant to federal banking regulations, our Board’s Enterprise Risk Committee oversees our company’s risk framework and risk appetite statements. In fulfilling this responsibility, the Enterprise Risk Committee receives reports from management on the various types of environmental and social policy risks covered by the ESRP Framework.

Our Environmental and Social Risk Policy Framework provides robust mechanisms for managing environmental, social and financial risks across our enterprise, including reputational risks associated with animal welfare issues. As a global financial institution, we manage and mitigate many kinds of risks, including those that can arise indirectly as a result of our clients’ activities. Our ESRP Framework articulates how we manage and govern environmental and social risks across our business. Under the ESRP Framework, proposed relationships and transactions are subject to enhanced due diligence when they implicate certain key environmental or social issues. We undertake enhanced due diligence before the relationship or transaction can proceed toward approval, and the process includes a deeper analysis of issues related to client transactions and associated stakeholders. Our enhanced due diligence process is conducted by individuals with subject matter expertise and an understanding of a range of stakeholder perspectives, and the process is tailored to provide a deep analysis of risk issues for specific transactions. Our ESRP Framework outlines the key environmental and social topics that we recognize as being of heightened sensitivity and importance to the company and our stakeholders. In addition, our ESRP Framework provides that issues that could pose reputational risk to our firm, including issues related to animal welfare, are to be escalated for further evaluation. If due diligence reveals that a business activity presents significant environmental and social risk, we have a governance framework to escalate that activity to the appropriate committee responsible for reputational risk management for further evaluation, which may result in a client relationship or transaction being exited or declined.

In light of our existing policies and procedures for Board oversight of sustainability-related risks, including risks related animal welfare preparation of the requested report would not provide shareholders with meaningful additional information and would waste company resources. As discussed above, our Board, the Corporate Governance Committee and the Enterprise Risk Committee, provide robust oversight of our environmental and sustainability activities and practices across a broad and diverse range of our financing operations, and the Corporate Governance Committee regularly reviews our environmental and sustainability strategy, initiatives, and policies. Our Board’s Enterprise Risk Committee provides robust oversight of our key risks and related risk management practices, including environment and social risks. Our ESRP Framework provides clarity and transparency on our approach to monitoring for and addressing these risks, including how we identify, measure, monitor, and control these risks as part of our company’s risk framework. The Board believes that the preparation and production of the requested report is duplicative, unnecessary and would not add to the transparent disclosure about our Board’s oversight of environmental and social risks that is already available. As such, our Board believes that the disclosure requested by the proposal would not be a productive use of time or company resources.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 6).

[1]	Our ESRP Framework is available at https://about.bankofamerica.com/content/dam/about/pdfs/environmental-and-social-risk-policy-december-2023.pdf.

92	Bank of America

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Proposal 7: Shareholder proposal requesting report on lobbying alignment with Bank of America’s climate goals

Sada Geuss, c/o Trillium Asset Management, One Congress Street, Suite 3101, Boston, MA, 02114, and other co-filers have advised us that they intend to present the resolution below. The proponent confirmed that she is the beneficial owner of at least $2,000 in market value of the company’s common stock but did not provide the number of shares owned.

CLIMATE LOBBYING DISCLOSURE AND ALIGNMENT

WHEREAS: Climate change poses a systemic financial risk, potentially reducing global GDP by up to 19% by midcentury.1 Corporate lobbying and policy action inconsistent with mitigating climate impacts and transitioning to a low carbon economy may present risks to investors and companies.

Bank of America (BAC) recently set three climate related goals: a 2030 financed emissions reduction target covering heavy industry, including energy and steel; a 2050 net zero financed emissions reduction target covering its entire lending portfolio, and a 2030 goal to deploy $1.5 trillion toward sustainable finance.2

BAC notes in its 2024 sustainability report that achieving its goals will require collective action including by government and trade associations, and acknowledges the importance of direct and indirect lobbying efforts to promote policies that will help clients meet its goal of reaching a “balanced and Just Transition to Net Zero”3

Despite disclosing some policy priorities in its 2024 report, BAC does not fully disclose its climate policy positions or direct lobbying activities. The bank was largely silent in public on the Inflation Reduction Act (IRA), critical legislation for clean tech development and emissions reductions, only voicing support post-passage when citing the IRA’s benefits to clean energy and corporate earnings.4

Further BAC risks reputational damage5 and fosters potential systemic risk6 by funding organizations lobbying against climate legislation, contradicting its own public statements and potentially undermining achievement of its climate goals. BAC is a member of industry associations opposing critical climate change policies, including the U.S. Chamber of Commerce and the Business Roundtable, both of which opposed the IRA.7 8

Current disclosures do not adequately inform investors how BAC ensures its lobbying aligns with its climate commitments. While the bank states it shares policy positions with partners, it is unclear how it is managing climate policy misalignment risks.

BAC could better inform investors by publishing climate lobbying alignment reports similar to those of Unilever9 and Enel10, and adopt disclosure best practices found in the Global Standard on Responsible Climate Lobbying.11

RESOLVED: Shareholders request that BAC’s Board of Directors analyze and report to shareholders annually (at reasonable cost and omitting confidential information) on the alignment of its lobbying and policy influence activities with its 2030 sectoral emissions reduction and 2050 net zero targets. This report should include both direct and indirect activities (through trade associations, coalitions, alliances, etc.), the climate policy activities and positions analyzed, the criteria used for assessment, and any stakeholder involvement.

SUPPORTING STATEMENT: In evaluating the degree of alignment between its net zero goals and its policy advocacy, BAC should disclose its lobbying actions regarding climate provisions of key international, federal, and state legislation and regulation, where relevant, and not merely rely on organizational statements supporting climate progress.

* * *

[1]	https://www.nature.com/articles/s41586-024-07219-0
[2]	https://about.bankofamerica.com/content/dam/about/report-center/esg/2024/Sustainability_at_Bank_of_America_2024_Report.pdf#page=7
[3]	https://about.bankofamerica.com/content/dam/about/report-center/esg/2024/Sustainability_at_Bank_of_America_2024_Report.pdf#page=51
[4]	https://www.privatebank.bankofamerica.com/articles/inflation-reduction-act-explained.html
[5]	https://influencemap.org/briefing/The-State-of-Net-Zero-Greenwash-24402
[6]	https://www.wemeanbusinesscoalition.org/rpe/
[7]	https://influencemap.org/briefing/The-U-S-Chamber-of-Commerce-and-Climate-Policy-21084
[8]	https://www.businessroundtable.org/business-roundtable-opposes-the-inflation-reduction-act
[9]	https://www.unilever.com/files/unilever-climate-policy-engagement-review.pdf
[10]	https://www.enel.com/content/dam/enel-com/documenti/investitori/sostenibilita/2023/enel-engagement-associations-involved-climate-policy-advocacy-2023.pdf
[11]	https:/ /climate-lobbying.com/wp-content/uploads/2022/03/2022_global-standard responsibleclimatelobbying_APPENDIX.pdf

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Proposals 5–8: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 7 because:

•

We believe that our public policy engagement and participation in trade associations is appropriate and in the best interests of our company and shareholders and supports many objectives, including our greenhouse gas emission goals for our operations, supply chain, and financing activities before 2050.

•	Our political activities and public policy engagement are subject to comprehensive governance, including oversight from our Board’s Corporate Governance Committee.

•

Because we already provide extensive disclosure about our lobbying and political activities and trade association memberships, including related to our climate strategy and net zero goal, preparation of the requested report would not provide shareholders with meaningful additional information and would waste company resources.

We believe that our public policy engagement and participation in trade associations is appropriate and in the best interests of our company and shareholders and supports many objectives, including our greenhouse gas emission goals for our operations, supply chain, and financing activities before 2050. As described in multiple public disclosures about our sustainability-related activities and goals, including most recently our September 2024 “Sustainability at Bank of America” disclosure (the “2024 Sustainability Disclosure”) and our 2023 Task Force on Climate-related Financial Disclosures Report,1 we are helping finance the transition to net zero emissions by 2050. Our efforts include setting and achieving milestone targets, engaging with clients to support their own transition objectives, developing and reporting on decision-useful metrics to drive progress, and providing significant transparency on our priorities and progress. Our ability to reach net zero in our operations, supply chain and financing activity is reliant on many stakeholders, and we participate in the development of policies, regulations, and partnerships that support this transition. As described in the 2024 Sustainability Disclosure, our public policy team is engaged with policy makers in the U.S. and other jurisdictions to help us understand and, where appropriate, work to influence potential policy changes that could impact our company or clients. We also support and encourage the role government policymakers can play in addressing the transition-related work underway in the private sector. Independently, and working with trade associations and through other collaborations, we promote policies that align with the roles financial institutions play in support of their clients in helping to finance a balanced and just transition to net zero.

Given the global breadth and scale of our businesses and operations, our company participates in numerous trade associations that participate in policy development on a range of topics relevant to our enterprise. This allows us to address the spectrum of issues that may impact our company, our clients, or the markets and economies in which we operate. Our membership in specific trade associations or other organizations does not mean that we endorse every position or issue that these organizations may support, including on climate-related matters. We often voice our differing view on significant issues to such organizations and, through active engagement in these organizations, we are able to share our policy positions and advocate for alignment with our company’s climate and emissions goals. In addition, we continually evaluate the overall benefit of our continued memberships to assess whether they remain aligned with our commitment to Responsible Growth and continue to serve the overall best interests of our company and our shareholders.

Our political activities and public policy engagement are subject to comprehensive governance, including oversight from our Board’s Corporate Governance Committee. As a global financial services company, the company is committed to participation in the political process in a manner that is consistent with leading corporate governance practices and in compliance with legal requirements. Our approach to political involvement is guided by our Corporate Political Contributions Policy Statement, which sets forth basic principles regarding our company’s stance on political contributions and activities, along with our other policies and procedures, including our Code of Conduct and Political Action Committee governance documents. Our political activities are managed by our public policy team in partnership with our compliance group and legal counsel, and we regularly review our participation in trade associations and other organizations as part of our public policy engagement process. Our Board’s Corporate Governance Committee oversees this participation and regularly receives information on political contributions, major lobbying priorities, and principal trade association activities that relate to our public policy objectives.

Because we already provide extensive disclosure about our lobbying and political activities and trade association memberships, including related to our climate strategy and net zero goal, preparation of the requested report would not provide shareholders with meaningful additional information and would waste company resources. We already disclose our federal lobbying activities, policies and procedures for political activities and contributions on our website. Under “Political Activities” on our Investor Relations website,2 we disclose our aggregate annual federal lobbying expenses and provide links to our prior-year federal quarterly lobbying reports so that the public and our shareholders can easily access reports disclosing our corporate expenditures related to lobbying and the issues on which we lobbied. We also disclose our principal memberships in financial industry and certain other trade associations that receive more than $25,000 from us annually, and any contribution made to non-candidate organizations such as organizations organized under Section 527 of the Internal Revenue Code or groups organized under Section 501(c)(4) of the Internal Revenue Code to the extent permitted by applicable law. As discussed above, our 2024 Sustainability Disclosure describes our climate-related advocacy and engagement. We disclose the types of policy action supported by the

[1]

See Sustainability at Bank of America (September 30, 2024) available at https://about.bankofamerica.com/content/dam/about/report-center/esg/2024/Sustainability_at_Bank_of_America_2024_Report.pdf and the 2023 Task Force on Climate-related Financial Disclosures Report (Nov. 16, 2023), available at https://about.bankofamerica.com/content/dam/about/report-center/esg/2023/2023_TCFD_Report.pdf.

[2]	Available at https://investor.bankofamerica.com/corporate-governance/governance-library/political-activities.

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Proposals 5–8: Shareholder proposals

company and discuss our company’s collaboration with trade associations, including information on our company’s climate-related involvement within specific organizations. As a result of our policies and disclosures, we are ranked in the “First Tier” in the Center for Political Accountability’s 2024 CPA-Zicklin Index of Corporate Political Disclosure and Accountability, with a score of 88.6.

In light of our existing disclosures about our political activities and public policy engagement, including related to our climate strategy and emissions goals, our Board believes the report requested by the proposal is unnecessary, would not provide our shareholders with meaningful additional information, and would require significant company resources to complete. The Board believes that the company’s resources are better utilized continuing to advance Responsible Growth, including our company’s climate strategy and net zero goal.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 7).

Proposal 8: Shareholder proposal requesting disclosure of energy financing ratio

The New York City Teachers’ Retirement System and the New York City Police Pension Fund, One Centre Street, 8th Floor North, New York, NY 10007, the beneficial owners of 3,722,609 and 1,570,605 shares of the company’s common stock, respectively, have advised us that they intend to present the following resolution:

Energy Supply Ratio

Resolved: Shareholders request Bank of America (“Company”) disclose annually its Energy Supply Ratio (“ESR”), defined as its total financing through equity and debt underwriting, and project finance, in low-carbon energy supply relative to that in fossil-fuel energy supply. The disclosure, prepared at reasonable expense and excluding confidential information, shall describe Company’s methodology, including what it classifies as “low carbon” or “fossil fuel.” Company should include lending in its ESR if methodologically sound.

Supporting Statement:

As a major global bank, Company is broadly exposed to financial stability risks posed by climate change and has made certain climate-related commitments. Banks aligning their activities with their climate goals are better prepared to manage risk, including legal, reputational and financial risks associated with climate change and capitalize on opportunities associated with the global energy transition.

According to the International Energy Agency, reaching net zero greenhouse gas emissions by 2050 requires rapid transition away from fossil fuels and tripling in global annual clean energy investment by 2030.1 The pace at which low-carbon energy supply is scaled up will dictate the rate at which fossil fuels are phased down.2

Company is reportedly among the largest global financiers of fossil fuels; however, it has committed to achieve net zero emissions in its financing activities before 2050 and to a goal of mobilizing and deploying $1 trillion by 2030 “to accelerate the environmental transition.” 3 Although Company has robust commitments to sustainable finance, investors need further disclosure to assess its clean energy financing activity and relative financing of fossil fuels.

The ESR, a dollar-based metric, will complement and supplement Company’s existing emissions-based climate financial disclosures, including any disclosures under European Union reporting requirements, and provide decision-useful disclosure on Company’s activities and progress toward its public commitments. In recent years, banks reportedly earned more in lending and underwriting fees from clean energy projects than from oil and gas, and coal companies.4 Investors seek to assess whether Company is positioning itself as a leader in the energy transition.

The ESR has become a key climate disclosure metric. Bloomberg provides to its clients ESRs for global banks, including Company, using a standardized methodology with clear definitions for ‘low carbon’ and ‘fossil fuel,’ however, it excludes lending. 5 Three leading North American Banks, Citi, JPMorgan and Royal Bank of Canada committed to disclose an ESR, and their methodology, demonstrating that disclosure is feasible and leading market practice.

Investors believe Company should similarly disclose its annual ESR for which it is accountable, and work toward an industry-standard approach for calculating and reporting it. Bloomberg published an Implementation Guide6 and the Institute of International Finance, a financial industry association with around 400 members globally, published a 2024 whitepaper that provides a potential format for standardized disclosure of methodological design choices. 7

* * *

[1]	https://www.iea.org/reports/net-zero-roadmap-a-global-pathway-to-keep-the-15-0c-goal-in-reach)
[2]	Executive summary – Net Zero Roadmap: A Global Pathway to Keep the 1.5 °C Goal in Reach – Analysis—IEA
[3]	2024 Sustainability at Bank of America
[4]	https://www.bloomberg.com/news/articles/2023-10-18/green-fees-overtake-fossil-fuels-for-second-straight-year
[5]

https://assets.bbhub.io/professional/sites/24/BNEF-Bank-Financing-Report-Summary-2023.pdf;https://assets.bbhub.io/professional/sites/24/Financing-the-Transition
_Energy-Supply-Investment-and-Bank-Facilitated-Financing-Ratios.pdf

[6]	https://assets.bbhub.io/professional/sites/24/Energy-Supply-Banking-Ratios-Implementation-Guide.pdf
[7]	32370132_iif_white_paper_energy_supply_ratio_september_2024_final.pdf

2025 Proxy Statement	95

Proposals 5–8: Shareholder proposals

Our Board recommends a vote “AGAINST” Proposal 8 because:

•	We have devoted significant resources to developing and implementing a methodical and holistic strategy to track and publicly disclose our progress in promoting the clean energy transition.

•	Third parties already calculate and disclose energy supply finance ratios for global banks that provide shareholders and other stakeholders with uniform and comparable metrics.

•	Development and disclosure of the requested energy supply ratio would require significant company resources and divert management attention from its important work delivering on our climate strategy.

We have devoted significant resources to developing and implementing a methodical and holistic strategy to track and publicly disclose our progress in promoting the clean energy transition. As detailed in our Sustainability at Bank of America disclosure published in 2024 (the “2024 Sustainability Disclosure”),1 we have a three-pronged climate strategy: minimizing our own impact on the environment; supporting and enabling our clients to achieve their respective climate strategies; and assessing and managing climate-related risks. We support low-carbon energy sources through our lending, investments, products, and services, and we have developed innovative financing solutions that support the clean energy transition, including new and emerging clean energy technologies. And we recognize the importance of disclosing decision-useful metrics to help shareholders and other stakeholders track our progress towards our emissions reduction goals. As disclosed in the 2024 Sustainability Disclosure, in recent years, we have set additional 2030 targets for reducing emissions associated with our financing activity (“financed emissions”) in the aviation and cement sectors and added targets for the maritime shipping and iron and steel sectors. These new targets supplement the financed emissions targets we set in 2022 related to auto manufacturing, energy and power generation. Our 2023 Task Force on Climate-related Financial Disclosures (“TCFD”) Report2 provides additional details about the well accepted frameworks we have used to develop and report on our financed emissions and other goals. Our 2024 Sustainability Disclosure, together with our 2023 TCFD Report and other public disclosures, articulate a comprehensive and pragmatic strategy for how we support the transition across economic sectors and provide our shareholders with the ability to readily track and assess our progress.

Third parties already calculate and disclose energy supply finance ratios for global banks that provide shareholders and other stakeholders with uniform and comparable metrics. As part of our commitment to net zero greenhouse gas emissions by 2050, we are transparent about our well-considered and pragmatic strategy for supporting the transition of our energy and power systems clients toward a low-carbon future, and we publicly discuss our strategy and progress in many public disclosures, including our 2024 Sustainability Disclosure. To address any interest in additional metrics on bank financing activities, third parties such as Bloomberg already have developed proprietary methodologies to calculate energy supply finance ratios and similar information for global banks that are readily available. The report referenced in the proposal, BloombergNEF’s Third Annual Energy Supply Investment and Banking Ratios, for example, already discloses an estimated energy supply finance ratio for our company—exactly the type of ratio that the proposal asks us to disclose. While some banks have independently made commitments to calculate and disclose their own energy supply ratio, we do not believe an approach that encourages individual banks to develop their own methodologies to calculate and disclose their own ratios will provide shareholders and other stakeholders with readily comparable and decision-useful information. This has been borne out in the initial actions of the other banks that have begun to provide their own methodologies, and we have heard from shareholders and others that they are now confronted with individual company-calculated ratios based on different data sources and methodologies with little comparability or utility. Such a patchwork of disclosures is only making it more challenging for shareholders to gauge each bank’s progress toward achieving its own clean energy goals or to compare such progress among banks.

Development and disclosure of the requested energy supply ratio would require significant company resources and divert management attention from its important work delivering on our climate strategy. As demonstrated by our extensive and detailed reporting in our 2024 Sustainability Disclosure, the process for setting financed emissions goals and reporting our progress on them is complex, requiring an extensive amount of data collection, research and ongoing assessment of, and reliance on, workable and transparent guidelines and frameworks. Because, as the proposal acknowledges, there is no generally accepted methodology for calculating the energy supply ratio requested by the proposal, we would need to make numerous design decisions, including regarding the appropriate definition of carbon energy and fuel supply, appropriate adjustment factors for individual clients, specific data sources to use, scope of financial products and asset classes to be included and various other matters. We also would need to develop and implement new reporting systems for gathering, testing, and tracking those data points. Such an extensive and time-consuming undertaking would require the company to expend significant company resources and, for the reasons addressed above, would not provide our shareholders with comparable and decision-useful information about our progress toward our goals. Accordingly, our Board believes that the disclosure requested by the proposal would not be a productive use of time or effort and would not provide our shareholders with meaningful additional information.

Accordingly, our Board recommends a vote “AGAINST” this proposal (Proposal 8).

[1]	Our 2024 Sustainability Disclosure is available at https://about.bankofamerica.com/content/dam/about/report-center/esg/2024/Sustainability_at_Bank_of_America_2024_Report.pdf.
[2]	Our 2023 Task Force on Climate-Related Financial Disclosures (TCFD) Report is available at https://about.bankofamerica.com/content/dam/about/report-center/esg/2023/2023_TCFD_Report.pdf.

96	Bank of America

Voting and other information

Voting, attending the annual meeting, and other information

Voting

Who may vote at the annual meeting?

You are entitled to vote at our annual meeting if, as of the close of business on March 3, 2025, you were a shareholder of record of the company’s common stock, Series B Preferred Stock, and Series 1, 2, 4, and 5 Preferred Stock (Series 1–5 Preferred Stock). As of March 3, 2025, the following shares were outstanding and entitled to vote:

Shares	Number of shares outstanding and entitled to vote

Common Stock	7,602,798,325

Series B Preferred Stock	7,065

Series 1 Preferred Stock	3,186

Series 2 Preferred Stock	9,967

Series 4 Preferred Stock	7,010

Series 5 Preferred Stock	13,331

Each share of our common stock and Series B Preferred Stock is entitled to one vote. Although each share of the Series 1–5 Preferred Stock is entitled to 150 votes, we do not have “dual-class” voting as all shareholders vote together without regard to class, except as otherwise required by law. Holders of the Series 1–5 Preferred Stock hold their shares through depositary receipts that each represent 1/1200th of a share of Series 1–5 Preferred Stock (or a vote representing 0.125 shares of our common stock). Therefore, the aggregate vote represented by the Series 1–5 Preferred Stock is de minimis. As of the record date, the Series 1–5 Preferred Stock represent 5,024,100 votes, or approximately 0.066% of the total eligible votes at the 2025 annual meeting of shareholders. We issued the Series 1–5 Preferred Stock as part of our merger with Merrill Lynch & Co., Inc. that became effective January 1, 2009, as required under Delaware law, to holders of respective outstanding shares of Merrill Lynch series 1–5 preferred stock. Since the issuance of the Series 1–5 Preferred Stock in 2009, our company has not issued any additional shares of Series 1–5 Preferred Stock, does not have any current plans to issue any additional shares of Series 1–5 Preferred Stock, and redeemed the Series 3 Preferred Stock in 2018.

In accordance with Delaware law, for the 10 days prior to our annual meeting, a list of registered holders entitled to vote at our annual meeting will be available for inspection in the Office of the Corporate Secretary, Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255.

When and how do I vote my shares?

You may vote prior to our annual meeting by submitting your proxy by internet, phone, or mail:

Go to www.proxyvote.com and follow the online instructions. You will need information from your Notice of Internet Availability, proxy card, or voting instruction form (VIF), as applicable, to submit your proxy

Call the phone number located on the top of your proxy card or VIF and follow the voice prompts. You will need information from your proxy card or VIF to submit your proxy

Mark your vote on your proxy card or VIF, sign your name exactly as it appears on your proxy card or VIF, date your proxy card or VIF, and return it in the envelope provided

You may also vote during our annual meeting by logging into the virtual annual meeting website and vote by following the instructions provided on the website. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted according to your voting instructions.

•

Registered shareholders. If you are a registered shareholder and hold our stock directly (not through a bank, broker, or another nominee), your proxy must be received before the polls close at our annual meeting to be counted. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with our Board’s recommendations. If other matters properly come before our annual meeting, the proxies will vote on these matters as they determine appropriate. You may revoke your proxy and change your vote at any time before the voting polls close at our annual meeting by submitting a properly executed proxy of a later date, by sending a written notice of revocation of your previously executed proxy to our Corporate Secretary, or by voting at our virtual annual meeting (however, attending the meeting virtually, without voting, will not revoke a proxy). In addition, you may vote by internet or phone no later than 11:59 p.m. Eastern time on April 21, 2025.

•

Beneficial shareholders. If you are a beneficial shareholder and hold our stock in the name of a bank, broker, or other nominee (commonly referred to as holding shares in “street name”), voting by telephone and internet ends at 11:59 p.m. Eastern time on April 21, 2025. In

2025 Proxy Statement	97

Voting and other information

addition, if you receive a VIF from your bank, broker, or other nominee, you may vote by following the instructions provided by your bank, broker, or other nominee. Brokers, banks, and other nominees are not permitted to vote on certain proposals and may elect not to vote on any of the proposals unless you provide voting instructions. Therefore, as a beneficial shareholder, if you do not provide voting instructions to your bank, broker, or other nominee, your shares may not be voted at the meeting or may be voted on only a proposal for which discretionary voting is allowed (resulting in “broker non-votes” with respect to the other proposals). You may revoke any voting instructions you provided by following the specific directions from your bank, broker, or other nominee to change or revoke any voting instructions you have already provided.

Alternatively, you may also attend the virtual annual meeting and vote online during the meeting, which will replace any previous votes (however, attending the meeting virtually, without voting, will not revoke a proxy). If you have questions about voting your shares, please contact your bank, broker, or other nominee directly.

•

Employee shareholders. If you participate in The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan (collectively, the Plan), and your Plan account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) by Internet, telephone, or proxy card for the shares to be voted according to your instructions. The shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 21, 2025, at 8:00 a.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all of the shares in your accounts, you must provide voting instructions by April 21, 2025, at 8:00 a.m., Eastern time to vote all the shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares.

Is it important for me to vote my shares?

Your vote is important—we want to hear from you and all of our other shareholders. To express our appreciation for your participation, Bank of America will make a $1 charitable donation on behalf of every shareholder account that votes. “Householded” accounts for beneficial owners will be administered as a single account. For more information on “householding,” see “Eliminating duplicative proxy materials through ‘householding’” on the next page.

What are the requirements for Bank of America to hold the annual meeting?

In order to hold our annual meeting, a quorum representing holders of a majority of the voting power of our common stock, the Series B Preferred Stock, and the Series 1–5 Preferred Stock must be present or represented by proxy at the meeting. We intend to include as present: shares present but not voting; shares for which we have received proxies but for which shareholders have abstained from voting; and shares represented by proxies returned by a bank, broker, or other nominee holding the shares.

What are the votes required to elect each director nominee and approve the other proposals?

Proposals for your vote	Votes required	Effect of abstentions	Effect of broker non-votes

Proposal 1: Electing directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution)	Majority of votes cast	No effect	No effect

Proposal 3: A proposal ratifying the appointment of our independent registered public accounting firm for 2025	Majority of votes cast	No effect	No effect

Proposal 4: A proposal to amend and restate the Bank of America Corporation Equity Plan	Majority of votes cast	No effect	No effect

Proposals 5–8: Shareholder proposals	Majority of votes cast	No effect	No effect

•

Proposal 1: Electing directors. Our Bylaws provide that a nominee for director in an uncontested election will be elected to our Board if the votes cast for the nominee’s election exceed the votes cast against his or her election. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted for purposes of determining the election of directors. If a nominee does not receive the required votes for election at our annual meeting, our Board, with the assistance of our Corporate Governance Committee, will consider whether to accept the director’s offer of resignation, which is required to be tendered under our Corporate Governance Guidelines. Our Board will publicly disclose its decision regarding the resignation and the basis for its decision within 90 days after election results are certified.

•

Other proposals. Approval of Proposals 2 through 8 requires the votes cast in favor of each such proposal to exceed the votes cast against the proposal. Abstentions from voting and broker non-votes are not treated as votes cast and are not counted in determining the outcome of any of these proposals.

98	Bank of America

Voting and other information

What other information do I need to know?

Cost of proxy solicitation. We are providing or making available this proxy statement to solicit your proxy to vote on the matters presented at our annual meeting. We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail or electronic delivery, we also may use our directors or employees to solicit proxies either personally or by telephone, mail, email, or other means. None of these directors or employees will receive any additional or special compensation for soliciting proxies. In addition, we have engaged Georgeson LLC and Sodali LLC to assist us in soliciting proxies from banks, brokers, and other nominees at an estimated cost of $19,500 each, plus expenses. We also will reimburse banks, brokers, and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners of our stock.

Internet availability of proxy materials. We mailed or emailed to most of our shareholders a Notice of Internet Availability of our proxy materials with instructions on how to access our proxy materials online and how to vote. If you are a registered holder and would like to change the method of delivery of your proxy materials, please contact our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940; toll free: 800-642-9855; or at www.computershare.com/bac. You may do the same as a beneficial owner by contacting the bank, broker, or other nominee where your shares are held.

Eliminating duplicative proxy materials through “householding.” We deliver a single set of our proxy statement and annual report to shareholders with separate proxy cards or separate Notices of Internet Availability to multiple registered holders who share an address, unless we receive other instructions. If (i) you and another registered holder share an address and each receive paper copies of our proxy materials and wish to receive only one paper copy, or (ii) you share an address with another registered holder, received a single set of our proxy materials, and would like to receive separate copies, you may request a change in delivery preferences by contacting our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940; toll free: 800-642-9855; or at www.computershare.com/bac.

If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

Attending the annual meeting

Why is this year’s annual meeting being held in a virtual-only format?

For the convenience of our shareholders and employees, our Board has determined to hold our annual meeting solely by means of remote communication via audio webcast. This is often referred to as a “virtual annual meeting.” The virtual annual meeting webcast, hosted by Broadridge, allows all shareholders to join the meeting, regardless of location. We aim to provide shareholders the same rights and comparable opportunities for participation that have been historically provided at our in-person annual meetings. As with an in-person meeting, you will be able to vote and ask questions during the meeting. In prior years, attendance at our virtual annual meetings has been greater than in-person meetings, so we believe the virtual format offers a greater number of our shareholders the opportunity to attend.

How can I participate in the annual meeting?

This year’s annual meeting will be conducted via live audio webcast. All holders of our common stock, Series B Preferred Stock, and Series 1–5 Preferred Stock as of the March 3, 2025 record date are invited to attend our annual meeting.

Join the annual meeting by accessing the meeting website at www.virtualshareholdermeeting.com/BAC2025. You must enter the 16-digit control number found in the email or on the Notice of Internet Availability of our proxy materials previously provided to notify you of the availability of our proxy materials, or on your proxy card or voting instruction form provided with our proxy materials. If the Notice of Internet Availability of our proxy materials or voting instruction form that you received does not indicate that you may vote your shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least five days before the meeting) and obtain your 16-digit control number that will allow you to attend, participate in, or vote at the meeting.

The annual meeting is scheduled to begin at 10:00 a.m., Eastern time, on April 22, 2025. Online access will begin at 9:45 a.m., Eastern time; we encourage you to access the meeting webcast prior to the start time. If you encounter difficulties joining or during the annual meeting webcast, please check your internet connectivity and contact our voting intermediary, Broadridge, at 844-983-0876 or 303-562-9303. Rules of conduct for the annual meeting will be available once you access the meeting webcast. A replay of the meeting will be posted on our Investor Relations website at http://investor.bankofamerica.com/ following the meeting.

Bank of America is committed to making our annual meeting accessible to all shareholders. If you require an accommodation in order to fully participate in the meeting, please call us at 800-521-3984 or send your request in writing to our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255, by March 31, 2025, so your request may receive appropriate attention.

2025 Proxy Statement	99

Voting and other information

How can I ask questions?

You can ask questions during the virtual meeting by typing your questions into the text box under “Ask a Question” and clicking “Submit.” You must first join the meeting with your control number as described above in “How can I participate in the annual meeting?”

We intend to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal or customer-related matters, that are not pertinent to annual meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the annual meeting will not be addressed during the meeting. Questions related to customer service will be referred to a customer service representative for a response. We encourage our clients to call 800-432-1000 for direct, personalized assistance or go to https://www.bankofamerica.com/customer-service/contact-us/ for additional ways to contact us.

Will I be able to vote my shares during the annual meeting?

Generally, you will be able to vote your shares electronically during the annual meeting, except if you hold shares through The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan. Voting instructions for those shares must be submitted by April 21, 2025, at 8:00 a.m., Eastern time. Please see “When and how do I vote my shares?” on page 97 and “What are the votes required to elect each director nominee and approve the other proposals?” on page 98 for additional information on voting. As always, we encourage you to vote your shares prior to the annual meeting.

Where can I find out more?

To review our 2025 Proxy Statement, 2024 Annual Report, and other information pertaining to our 2025 annual meeting online, go to www.proxyvote.com or https://investor.bankofamerica.com/events-and-presentations/annual-shareholder-meeting.

Other information

Shareholder proposals for our 2026 annual meeting.

Shareholder proposals submitted for inclusion in the proxy statement for our 2026 annual meeting must comply with applicable requirements and conditions established by the SEC, including Rule 14a-8 of the Exchange Act, and must be received by our Corporate Secretary no later than the close of business on November 10, 2025.

Pursuant to our proxy access Bylaw provision, one, or a group of up to 20 shareholders who, in aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address below no earlier than October 11, 2025 and no later than the close of business on November 10, 2025, assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2025 annual meeting.

If you would like to submit a matter for consideration at our 2026 annual meeting (including any shareholder proposal not submitted under Rule 14a-8 or any director nomination) that will not be included in the proxy statement for that annual meeting, it must be received by our Corporate Secretary no earlier than the close of business on December 23, 2025 and no later than the close of business on February 6, 2026, assuming we do not change the date of our 2026 annual meeting by more than 30 days before or 70 days after the anniversary date of our 2025 annual meeting. Any matter must comply with our Bylaws, which includes information required under Rule 14a-19.

All shareholder proposals must be received by our Corporate Secretary at Bank of America Corporation, Bank of America Corporate Center, 100 North Tryon Street, NC1-007-56-06, Charlotte, North Carolina 28255 by the applicable dates specified above.

We encourage shareholders that are contemplating submitting a proposal for inclusion in our proxy statement to contact us beforehand at the address above to allow for a constructive discussion of their concerns and for additional information about our practices or policies.

100	Bank of America

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

Our company reports its financial results in accordance with accounting principles generally accepted in the United States of America (GAAP). However, we believe that certain non-GAAP financial measures provide additional clarity in understanding our results of operations and trends as follows:

•

Certain results excluding debit valuation adjustment (DVA) losses provide additional information to assess the underlying operational performance and trends of our businesses and to allow better comparison of period-to-period operating performance.

•

Certain ratios that utilize tangible equity present measures of those assets that can generate income. Return on average tangible common shareholders’ equity measures our net income applicable to common shareholders as a percentage of adjusted average common shareholders’ equity. Tangible book value per common share represents ending tangible common shareholders’ equity divided by ending common shares outstanding. These measures are used to evaluate the company’s use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders’ equity as key measures to support our overall growth goals.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our company’s reported results prepared in accordance with GAAP.

For additional information about non-GAAP financial measures, see Supplemental Financial Data in Management’s Discussion and Analysis of the Financial Condition and Results of Operations on page 30 of our 2024 Annual Report on Form 10-K filed with the SEC on February 25, 2025.

Below is a reconciliation of GAAP and non-GAAP financial measures found on pages 53 - 57.

	December 31

	2024	2023

	(In millions)	(In millions)

Net income applicable to common shareholders	$25,503	$24,866

	December 31
	2024	2023
	(In millions)	(In millions)

Reconciliation of average shareholders’ equity to average tangible common shareholders’ equity

Shareholders’ equity	$294,014	$283,353

Goodwill	(69,021)	(69,022)

Intangible assets (excluding mortgage servicing rights)	(1,961)	(2,039)

Related deferred tax liabilities	866	893

Tangible shareholders’ equity	223,898	213,185

Preferred stock	(26,487)	(28,397)

Tangible common shareholders’ equity	$197,411	$184,788

Reconciliation of year-end shareholders’ equity to year-end tangible common shareholders’ equity

Shareholders’ equity	$295,559	$291,646

Goodwill	(69,021)	(69,021)

Intangible assets (excluding mortgage servicing rights)	(1,919)	(1,997)

Related deferred tax liabilities	851	874

Tangible shareholders’ equity	225,470	221,502

Preferred stock	(23,159)	(28,397)

Tangible common shareholders’ equity	$202,311	$193,105

Bank of America	A-1

Appendix A: Reconciliation of GAAP and non-GAAP financial measures

	December 31

	2024	2023

Ending common shares (in thousands)	7,610,862	7,895,458

Book value per share	$35.79	$33.34

Tangible book value per share	26.58	24.46

	December 31

	2024	2023

	(In millions)	(In millions)

Sales and trading revenue	$18,807	$17,376

Net DVA losses	113	236

Sales and trading revenue, excluding net DVA	$18,920	$17,612

A-2	2025 Proxy Statement

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Bank of America Corporation

Equity Plan

Original Effective Date: January 1, 2003

Amended and Restated Effective Date: April 22, 2025

Bank of America	B-1

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Bank of America Corporation

Equity Plan

Article 1. Establishment, Duration and Purpose

1.1 Establishment and Duration of the Plan. The Company established this Plan, originally known as the “Bank of America Corporation Key Associate Stock Plan,” effective as of January 1, 2003, and the Plan as originally established was approved by the Company’s stockholders. The Plan, subsequently known as the “Bank of America Key Employee Equity Plan” and now known as the “Bank of America Corporation Equity Plan” was subsequently amended or amended and restated on several occasions, most recently with an amendment and restatement approved by the Company’s stockholders at the annual meeting of stockholders on April 24, 2024. The Plan is hereby being further amended and restated, subject to and effective upon the approval of the Company’s stockholders at the annual meeting of stockholders on April 22, 2025. The purposes of amending and restating the Plan are to (a) authorize additional Shares for Awards under the Plan, (b) extend the Plan’s term, and (c) add a limit on awards to Non-Employee Directors. The Plan shall remain in effect until the earliest of (i) the date that no additional Shares are available for issuance under the Plan, (ii) the date that the Plan has been terminated in accordance with Article 14 or (iii) the close of business on April 21, 2035.

1.2 Purpose of the Plan. The Company believes that the compensation of its Employees should be linked to the Company’s business performance in order to enhance the long-term success and value of the Company. The Plan serves this compensation philosophy by providing a source of equity-based Awards for Employees that are intended to further motivate Employees to increase the value of the Company’s common stock, thereby aligning the interests of the Employees with those of the Company’s stockholders while maintaining an appropriate balance between risk and reward. The Plan also provides the Company with a means to attract, recruit and retain Employees who will create sustainable results consistent with the Company’s risk management policies and strategic plan for the long-term benefit of the Company’s stockholders. The Plan also enables the Company to attract and retain persons of exceptional ability to serve as Non-Employee Directors and to further align the interests of Non-Employee Directors and stockholders in enhancing the value of the Company’s Shares.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units.

“Award Agreement” means an agreement between the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Change in Control” of the Company means, and shall be deemed to have occurred upon, any of the following events:

(a) The acquisition by any Person of Beneficial Ownership of twenty-five percent (25%) or more of either:

(i) The then-outstanding Shares (the “Outstanding Shares”); or

(ii) The combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Voting Securities”);

provided, however, that the following acquisitions shall not constitute a Change in Control for purposes of this subparagraph (a): (A) any acquisition directly from the Company, (B) any acquisition by the Company or any of its Subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subparagraph (c) below; or

(b) Individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual who becomes a Director subsequent to the Effective Date and whose election, or whose nomination for election by the Company’s stockholders, to the Board of Directors was either (i) approved by a vote of at least a majority of the Directors then comprising the Incumbent Board or (ii) recommended by a corporate governance committee comprised entirely of Directors who are then Incumbent Board members shall be considered as though such individual were a

B-2	2025 Proxy Statement

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, other actual or threatened solicitation of proxies or consents or an actual or threatened tender offer; or

(c) Consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (i) all or substantially all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Shares and Outstanding Voting Securities, as the case may be (provided, however, that for purposes of this clause (i), any shares of common stock or voting securities of such resulting corporation received by such Beneficial Owners in such Business Combination other than as the result of such Beneficial Owners’ ownership of Outstanding Shares or Outstanding Voting Securities immediately prior to such Business Combination shall not be considered to be owned by such Beneficial Owners for the purposes of calculating their percentage of ownership of the outstanding common stock and voting power of the resulting corporation), (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from the Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from the Business Combination or the combined voting power of the then outstanding voting securities of such corporation unless such Person owned twenty-five percent (25%) or more of the Outstanding Shares or Outstanding Voting Securities immediately prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

(d) Approval by the Company’s stockholders of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A of the Code and the Change in Control is a “payment event” under Section 409A of the Code for such Award, then for such purpose the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

“Committee” means the Compensation and Human Capital Committee of the Board of Directors; provided, however, that with respect to Awards to any Employees who are Insiders, Committee means all of the members of the Compensation and Human Capital Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. Committee may also mean any individual or committee of individuals (who need not be Directors) that the Compensation and Human Capital Committee may appoint from time to time to administer the Plan with respect to Awards to Employees who are not Insiders, in accordance with and subject to the requirements of Section 3.2.

“Company” means Bank of America Corporation, a Delaware corporation, and any successor as provided in Article 17 herein.

“Director” means any individual who is a member of the Board of Directors of the Company.

“Disability” with respect to a Participant, means “disability” as defined from time to time under any long-term disability plan of the Company or Subsidiary with which the Participant is employed. Notwithstanding the foregoing, for any Awards that constitute nonqualified deferred compensation within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with any Disability, Disability shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such arrangements.

“Effective Date” means April 22, 2025.

“Employee” means an employee of the Company or any Subsidiary, including an officer of the Company or a Subsidiary, who, by virtue of such employee’s position, ability, qualifications and performance, has made, or is expected to make, important contributions to the Company or its Subsidiaries, all as determined by the Committee in its discretion.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” of a Share on any date means the closing price of a Share as reflected in the report of composite trading of New York Stock Exchange listed securities for that day (or, if no Shares were publicly traded on that day, the immediately preceding trading day that

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Shares were so traded) as published in The Wall Street Journal Eastern Edition or in any other publication selected by the Committee; provided, however, that if the Shares are misquoted or omitted by the selected publication(s), the Committee shall directly solicit the information from officials of the stock exchanges or from other informed independent market sources.

“Incentive Stock Option” or “ISO” means an option to purchase Shares granted to an Employee under Article 6 herein, and designated as an Incentive Stock Option which is intended to meet the requirements of Section 422 of the Code.

“Insider” shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the rules thereunder.

“Non-Employee Director” means an individual who is a member of the Board, but who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted to an Employee under Article 6 herein, and which is not intended to meet the requirements of Code Section 422.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Participant” means an Employee, a former Employee or any permitted transferee under the Plan of an Employee or former Employee who has outstanding an Award granted under the Plan.

“Performance Award” means an Award of Shares of Restricted Stock or Restricted Stock Units made subject to the attainment of performance goals over a performance period established by the Committee as described in Article 9.

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or an Award of Restricted Stock Units is limited in some way or during which such Award is subject to a risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), as provided in Article 8 herein and subject to Section 3.4.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” within the meaning of Section 13(d).

“Plan” means the incentive compensation plan set forth herein known as the “Bank of America Corporation Equity Plan,” as the same may be amended from time to time. Previously, the Plan was known as the “Bank of America Corporation Key Associate Stock Plan.”

“Restricted Stock” means an Award of Shares, subject to a Period of Restriction (except as set forth in Section 3.4), that is granted to an Employee under Article 8 herein or a Non-Employee Director under Article 19 herein.

“Restricted Stock Unit” means an Award, subject to a Period of Restriction (except as set forth in Section 3.4), that is granted to an Employee under Article 8 herein and is settled either (a) by the delivery of one (1) Share for each Restricted Stock Unit or (b) in cash in an amount equal to the Fair Market Value of one (1) Share for each Restricted Stock Unit, all as specified in the applicable Award Agreement. The Award of a Restricted Stock Unit represents the mere promise of the Company to deliver a Share or the appropriate amount of cash, as applicable, at the end of the Period of Restriction (or such later date as provided by the Award Agreement) in accordance with and subject to the terms and conditions of the applicable Award Agreement, and is not intended to constitute a transfer of “property” within the meaning of Section 83 of the Code.

“Shares” means the shares of common stock of the Company.

“Stock Appreciation Right” or “SAR” means an Award designated as an SAR that is granted to an Employee under Article 7 herein.

“Subsidiary” means any corporation, partnership, joint venture, affiliate, or other entity in which the Company owns more than fifty percent (50%) of the voting stock or voting ownership interest, as applicable, or any other business entity designated by the Committee as a Subsidiary for purposes of the Plan.

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Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Article 3. Administration

3.1 Authority of the Committee. The Plan shall be administered by the Committee. Except as limited by law, or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who may receive an Award under the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and (subject to the provisions of Article 14 herein), amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

3.2 Delegation. To the extent permitted by applicable law, the Committee may delegate its authority as identified herein to any individual or committee of individuals (who need not be Directors), including without limitation the authority to make Awards to Employees who are not Insiders. To the extent that the Committee delegates its authority to make Awards as provided by this Section 3.2, all references in the Plan to the Committee’s authority to make Awards and determinations with respect thereto shall be deemed to include the Committee’s delegate. Any such delegate shall serve at the pleasure of, and may be removed at any time by, the Committee.

3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

3.4 Limitation on Vesting for Awards. Notwithstanding any other provision of the Plan to the contrary including but not limited to this Section 3.4, stock-settled Awards granted under the Plan shall not vest more quickly than ratably annually as of each anniversary over the three (3) year period beginning on the Award grant date, excluding, for this purpose, any (i) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary, (ii) Shares delivered in lieu of fully vested cash incentive compensation under any applicable plan or program of the Company, (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders (provided that such vesting period under this clause (iii) may not be less than 50 weeks after grant), and (iv) Awards that become vested based on the achievement of performance goals over a period of at least one year; provided, that, the Board may grant stock-settled Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.6); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, workforce reduction, death, disability or a Change in Control, in the terms of the Award or otherwise.

Article 4. Shares Subject to the Plan

4.1 Number of Shares Available for Grants. Subject to the provisions of this Article 4, the aggregate number of Shares available for grants of Awards under the Plan from and after January 1, 2015 shall not exceed the sum of (A) four hundred fifty million (450,000,000) Shares plus (B) any Shares that were subject to an award as of December 31, 2014 under this Plan, if such award is canceled, terminates, expires, lapses or is settled in cash for any reason from and after January 1, 2015 plus (C) effective upon April 24, 2019, one hundred fifty million (150,000,000) Shares plus (D) effective upon April 20, 2021, one hundred fifteen million (115,000,000) Shares, plus (E) effective upon April 25, 2023, seventy-five million (75,000,000) Shares plus (F) effective upon April 24, 2024, one hundred million (100,000,000) Shares, plus (G) effective as of the date of stockholder approval during the 2025 annual meeting of the stockholders of the Company, one hundred million (100,000,000) Shares.

4.2 Lapsed Awards. If any Award is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 4.1 above.

4.3 Stock Options and SARs: No Net Counting of Options or SARs; Counting of Shares Used to Pay Option Price and Withholding Taxes. The full number of Shares with respect to which an Option or SAR is granted shall count against the aggregate number of Shares available for grant under the Plan. Accordingly, if in accordance with the terms of the Plan, a Participant pays the Option Price for an Option by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to pay the Option Price shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1 above. In addition, if in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan with respect to an Award of Stock Options or SARs by either tendering previously owned Shares or having the Company withhold Shares, then such Shares surrendered to satisfy such tax withholding requirements shall continue to count against the aggregate number of Shares available for grant under the Plan set forth in Section 4.1 above.

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4.4 Restricted Stock and Restricted Stock Units: Withholding Taxes. If in accordance with the terms of the Plan, a Participant satisfies any tax withholding requirement with respect to any taxable event arising as a result of this Plan with respect to an Award of Restricted Stock or Restricted Stock Units by having the Company withhold Shares, then such surrendered Shares shall again be available for the grant of future Awards under the Plan.

4.5 Items Not Included. The following items shall not count against the aggregate number of Shares available for grants under the Plan set forth in Section 4.1 above: (a) the payment in cash of dividends or dividend equivalents under any outstanding Award; (b) any Award that is settled in cash rather than by issuance of Shares; or (c) Awards granted through the assumption of, or in substitution for, outstanding awards previously granted to individuals who become Employees as a result of a merger, consolidation, acquisition or other corporate transaction involving the Company or any Subsidiary.

4.6 Award Limits. Notwithstanding any provision herein to the contrary, the following provisions shall apply (subject to adjustment in accordance with Section 4.7 below):

(a)

the maximum number of each type of Award granted to any Participant in any calendar year shall not exceed the following number of Shares: (i) Options and SARs: four million (4,000,000) Shares; and (ii) all Performance Awards (assuming maximum performance achievement): four million (4,000,000) Shares; and

(b)	in no event shall there be granted during the term of the Plan Incentive Stock Options covering more than an aggregate of four hundred fifty million (450,000,000) Shares.

In addition, the maximum number of Shares subject to Award(s) granted to any Non-Employee Director during a calendar year, together with any cash fees paid during the calendar year to the Director, for the Non-Employee Director’s service during such year, shall not exceed one million dollars ($1,000,000) in total value (calculating the value of any such Awards based on the grant date Fair Market Value). Notwithstanding the foregoing, this limit shall not include the value of charitable or in memoriam donations made by the Company on the Non-Employee Director’s behalf or fees paid, at the Board’s discretion, for service on any special purpose committee or for any other specific service, in each case provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

4.7 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including a special cash dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, or other transactions with similar impacts, such adjustment shall be made in the number and class of Shares which may be issued under the Plan and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that (a) the number of Shares subject to any Award shall always be a whole number and (b) such adjustment shall be made in a manner consistent with the requirements of Code Section 409A in order for any Options or SARs to remain exempt from the requirements of Code Section 409A.

4.8 Source of Shares. Shares issued under the Plan may be original issue shares, treasury stock or shares purchased in the open market or otherwise, all as determined by the Chief Financial Officer of the Company (or the Chief Financial Officer’s designee) from time to time, unless otherwise determined by the Committee.

Article 5. Eligibility and Participation

5.1 Eligibility. Persons eligible to participate in this Plan are all Employees of the Company, as determined by the Committee, including Employees who are Directors.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. The grant of any Award to an eligible Employee is voluntary and occasional and does not create any contractual or other right to receive future Awards or benefits in lieu of Awards, even if such Awards have been granted in the past.

5.3 Non-U.S. Employees. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Employees (if any) employed outside the United States are eligible to participate in the Plan, (b) modify the terms and conditions of any Awards made to such Employees and (c) establish subplans and modified Option exercise and other terms and procedures to the extent such actions may be necessary or advisable.

5.4 Non-Employee Directors. Non-Employee Directors may also participate in this Plan subject to the provisions set forth in Article 19 below.

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Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees in such number, and upon such terms (including any performance conditions under Section 9.1), and at any time and from time to time as shall be determined by the Committee.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code, or an NQSO whose grant is intended not to fall under Code Section 422.

6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve and which shall be set forth in the applicable Award Agreement, which need not be the same for each grant or for each Participant.

6.6 Payment. Options shall be exercised by the delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.

The Option Price due upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price unless such Shares had been acquired by the Participant on the open market), or (c) by a combination of (a) and (b).

As soon as practicable after notification of exercise and full payment, the Company shall deliver the Shares to the Participant in an appropriate amount based upon the number of Shares purchased under the Option(s).

Notwithstanding the foregoing, the Committee also may allow (a) cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or (b) exercises by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8 Termination of Employment. Each Participant’s Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an Option following the death of the Participant, the Award Agreement shall provide that such Option shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the Option or shall have died intestate, by the Participant’s executor or other legal representative.

6.9 Nontransferability of Options.

(a) Incentive Stock Options. No ISO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (including to, for the avoidance of doubt and without limiting the foregoing restrictions, third-party financial institutions), other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant except to the extent otherwise permitted by applicable law.

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(b) Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (including to, for the avoidance of doubt and without limiting the foregoing restrictions, third-party financial institutions), other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. In no event may an NQSO be transferred for consideration.

6.10 No Rights. A Participant granted an Option shall have no rights as a stockholder of the Company with respect to the Shares covered by such Option except to the extent that Shares are issued to the Participant upon the due exercise of the Option.

6.11 No Dividend Equivalents. In no event shall any Award of Options granted under the Plan include any dividend equivalents with respect to such Award.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs, including whether the SARs shall be subject to any performance conditions under Section 9.1. The grant price of an SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR.

7.2 Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

7.3 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

7.4 Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee or as otherwise provided in the applicable Award Agreement, the payment upon SAR exercise shall be in cash, in Shares of equivalent value, or in some combination thereof.

7.6 Other Restrictions. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act or for any other purpose deemed appropriate by the Committee.

7.7 Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. In that regard, if an Award Agreement permits exercise of an SAR following the death of the Participant, the Award Agreement shall provide that such SAR shall be exercisable to the extent provided therein by any person that may be empowered to do so under the Participant’s will, or if the Participant shall fail to make a testamentary disposition of the SAR or shall have died intestate, by the Participant’s executor or other legal representative.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (including to, for the avoidance of doubt and without limiting the foregoing restrictions, third-party financial institutions), other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. In no event may an SAR be transferred for consideration.

7.9 No Rights. A Participant granted an SAR shall have no rights as a stockholder of the Company with respect to the Shares covered by such SAR except to the extent that Shares are issued to the Participant upon the due exercise of the SAR.

7.10 No Dividend Equivalents. In no event shall any Award of SARs granted under the Plan include any dividend equivalents with respect to such Award.

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Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock or Restricted Stock Units to eligible Employees in such amounts as the Committee shall determine.

8.2 Restricted Stock Agreement. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Transferability. Except as provided in this Article 8, the Shares of Restricted Stock or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance conditions under Section 9.1, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws. An Award of Shares of Restricted Stock or Restricted Stock Units may be intended to be a Performance Award that is subject to the provisions of Section 9.1.

The Company shall retain the Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction.

8.5 Settlement of Restricted Stock Units. Any Restricted Stock Units that become payable in accordance with the terms and conditions of the applicable Award Agreement shall be settled in cash, Shares, or a combination of cash and Shares as determined by the Committee in its discretion or as otherwise provided for under the Award Agreement.

8.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares. There shall be no voting rights with respect to Restricted Stock Units.

8.7 Dividends and Dividend Equivalents. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may receive regular cash dividends paid with respect to the underlying Shares while the Restricted Stock is held by the Company. The Committee, in its discretion, may also grant dividend equivalents rights with respect to earned but unpaid Restricted Stock Units as evidenced by the applicable Award Agreement. Dividends or dividend equivalents may be accrued as cash or reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value of a Share on the date that such dividend was paid to stockholders, as determined in the sole discretion of the Committee. Notwithstanding any provision herein to the contrary, in no event will a dividend or dividend equivalent become payable with respect to an Award that becomes vested (i) based on the satisfaction of performance criteria before the date, and only to the extent, that such performance criteria are satisfied, or (ii) based on continued service with the Company before the applicable vesting date.

8.8 Termination of Employment. Each Restricted Stock or Restricted Stock Unit Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares or Restricted Stock Units following termination of the Participant’s employment with the Company and its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

Article 9. Performance Measures

9.1 Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any such performance conditions.

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Appendix B: Amended and Restated Bank of America Corporation Equity Plan

9.2 Performance Goals Generally. The performance goals for Performance Awards shall consist of one or more business or other criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may, in the discretion of the Committee, be established on a Company-wide basis, or with respect to one or more business units, divisions, subsidiaries, or business segments, as applicable. Performance goals may be absolute or relative (to the performance of one or more comparable companies or indices). The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses, and other unusual non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

9.3 Business Criteria. For purposes of Performance Awards, the Committee may select any business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company, including any of the following:

(i)	cash flow;

(ii)	earnings per share;

(iii)	income or other earnings measures;

(iv)	return on equity, capital, assets, revenue or investments;

(v)	total stockholder return or other stock price performance measures;

(vi)	stockholder value added;

(vii)	revenue;

(viii)	profit margin;

(ix)	efficiency ratios;

(x)	customer satisfaction;

(xi)	productivity;

(xii)	expenses;

(xiii)	balance sheet metrics, including capital ratios, liquidity measures and book value;

(xiv)	credit quality;

(xv)	strategic initiatives; or

(xvi)	implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction.

The business criteria listed above shall include any derivations of such business criteria (e.g., income shall include pre-tax income, net income, operating income, etc.).

9.4. Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any potential individual Performance Awards and the achievement of performance goals relating to Performance Awards, shall be made in writing. The Committee may delegate any responsibility relating to such Performance Awards.

Article 10. Beneficiary Designation

Except as otherwise provided in an Award Agreement, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form and pursuant to such procedures as may be prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

B-10	2025 Proxy Statement

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Article 11. Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR or the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, to the extent permitted by Section 409A of the Code (if applicable). If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12. Rights of Employees

12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

For purposes of this Plan, a transfer of a Participant’s employment between the Company and a Subsidiary, or between Subsidiaries, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the changed reporting relationships.

12.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award or a future Award in any specified amount.

Article 13. Change in Control

13.1 Treatment of Outstanding Awards. Unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, the Committee may, in its sole discretion, at the time an Award is made hereunder or at any time prior to, coincident with or after the time of a Change in Control take any one or more of the following actions which shall apply only upon the occurrence of a Change in Control or, if later, upon the action being taken:

(a) provide for the acceleration of any time periods, or the waiver of any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Participant whose employment has been terminated as a result of a Change in Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee, and in connection therewith the Committee may (i) provide for an extended period to exercise Options (not to exceed the original Option term) and (ii) determine the level of attainment of any applicable performance goals;

(b) provide for the purchase of any Awards from a Participant whose employment has been terminated as a result of a Change in Control, upon the Participant’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or

(c) cause the Awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change in Control.

For purposes of sub-paragraphs (a) and (b) above, any Participant whose employment is either (i) terminated by the Company other than for “cause,” or (ii) terminated by the Participant for “good reason” (each as defined in the applicable Award Agreement), in either case upon, or on or prior to the second anniversary of, a Change in Control, shall be deemed to have been terminated as a result of the Change in Control.

13.2 Limitation on Change-in-Control Benefits. It is the intention of the Company and the Participants to reduce the amounts payable or distributable to a Participant hereunder if the aggregate Net After Tax Receipts (as defined below) to the Participant would thereby be increased, as a result of the application of the excise tax provisions of Section 4999 of the Code. Accordingly, anything in this Plan to the contrary notwithstanding, in the event that the certified public accountants regularly employed by the Company immediately prior to any “change” described below (the “Accounting Firm”) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a “Reduced Amount” (as defined below). If the Accounting Firm determines that there is a Reduced Amount, the aggregate Payments shall be reduced to such Reduced Amount in accordance with the provisions of Section 13.2(b) below.

(a) For purposes of this Section 13.2(a):

(i) A “Payment” shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant who is a “disqualified individual” within the meaning of Section 280G(c) of the Code and which is contingent on a “change” described in Section 280G(b)(2)(A)(i) of the Code with respect to the Company, whether paid or payable pursuant to this Plan or otherwise;

(ii) “Plan Payment” shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section 13.2);

Bank of America	B-11

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

(iii) “Net After Tax Receipt” shall mean the Present Value of a Payment, net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Participant’s Federal taxable income for the immediately preceding taxable year;

(iv) “Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and

(v) “Reduced Amount” shall mean the smallest aggregate amount of Payments which (A) is less than the sum of all Payments and (B) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if all Payments were paid to or for the benefit of the Participant.

(b) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Committee shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. The Company shall reduce or eliminate the Payments, by first reducing or eliminating the portion of the Payments which are not payable in cash and then by reducing or eliminating cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the determination, all as determined by the Accounting Firm. All determinations made by the Accounting Firm under this Section 13.2 shall be binding upon the Company and the Participant and shall be made within sixty (60) days immediately following the event constituting the “change” referred to above. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Participant such Payments as are then due to the Participant under this Plan.

(c) At the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan which should not have been so paid or distributed (“Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Participant pursuant to this Plan could have been so paid or distributed (“Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Participant shall be treated for all purposes as a loan ab initio to the Participant which the Participant shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent (i) such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes or (ii) the Participant is subject to the prohibition on personal loans under Section 402 of the Sarbanes-Oxley Act of 2002. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Participant together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

13.3 Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.

Article 14. Amendment, Modification, and Termination

14.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that an amendment to the Plan may be conditioned on the approval of the stockholders of the Company if and to the extent the Board determines that stockholder approval is necessary or appropriate.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.3 No Repricing. Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Company’s stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its Option Price or grant price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or grant price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 4.7 above. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

B-12	2025 Proxy Statement

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

Article 15. Withholding

15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, local, foreign or other taxes (including the Participant’s FICA or other applicable social tax obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

15.2 Share Withholding. The Company may cause any tax withholding obligation described in Section 15.1 to be satisfied by the Company withholding Shares having a fair market value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). In the alternative, the Company may permit Participants to elect to satisfy the tax withholding obligation, in whole or in part, by either (a) having the Company withhold Shares having a fair market value on the date the tax is to be determined equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates) or (b) tendering previously acquired Shares having an aggregate fair market value equal to the required tax withholding imposed on the transaction (not to exceed maximum statutory rates). All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16. Indemnification

Provisions for the indemnification of officers and directors of the Company in connection with the administration of the Plan shall be as set forth in the Company’s Certificate of Incorporation and Bylaws as in effect from time to time.

Article 17. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 18. Legal Construction

18.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

18.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

18.5 No Conflict. Unless otherwise provided for by an Award Agreement, in the event of any conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall control.

18.6 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

18.7 Compliance With Code Section 409A. The Plan is intended to comply with Code Section 409A, to the extent applicable. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any Award granted under the Plan, by action of the Committee, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Code Section 409A.

Article 19. Non-Employee Directors

19.1 Restricted Stock Awards. Subject to the terms and provisions of the Plan, including the annual award limit for Non-Employee Directors set forth in Section 4.6, the Board, at any time and from time to time, may grant Shares of Restricted Stock to Non-Employee Directors in such amounts as the Board shall determine. Notwithstanding the definition of “Participant” provided in Article 2 above, upon receipt of a grant of Shares of Restricted Stock, a Non-Employee Director shall be considered a Participant in the Plan. Each grant of Shares of Restricted Stock to a Non-Employee Director shall be evidenced by an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Board shall determine.

Bank of America	B-13

Appendix B: Amended and Restated Bank of America Corporation Equity Plan

19.2 Administration. The Board shall be responsible for administering any grants of Restricted Stock to Non- Employee Directors and shall have all of the powers necessary to enable it to properly carry out its duties hereunder. Not in limitation of the foregoing, the Board shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder with respect to grants of Restricted Stock to Non- Employee Directors. The Board shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Board may appoint such agents as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Board may deem expedient or appropriate that are not inconsistent with the intent of the Plan and this Article 19. The decision of the Board upon all matters within the scope of authority shall be final and conclusive on all persons, except to the extent otherwise provided by law.

19.3 Vesting. Notwithstanding any provision of the Plan to the contrary, Shares of Restricted Stock granted to Non-Employee Directors shall not become vested until the first anniversary of the applicable date of grant (or, if earlier, the date of the next annual meeting of the stockholders of the Company) (the “Non-Employee Director Vesting Date”), provided that if the Non-Employee Director Vesting Date occurs less than 50 weeks after the applicable date of grant, it shall count against the 5% exception pool to the minimum vesting requirements set forth in Section 3.4. If the Non-Employee Director ceases to serve as a Non-Employee Director before the Non- Employee Director Vesting Date due to the Non-Employee Director’s death, or if there is a Change in Control prior to the Vesting Date, then the Shares shall become fully vested as of the date of such death or Change in Control, as applicable. If the Non-Employee Director ceases to serve as a Non-Employee Director at any time for any reason other than death before the earlier of the Vesting Date or a Change in Control, then the Shares shall become vested pro rata (based on the number of days between the grant date of the Shares of Restricted Stock, or in the case of Shares of Restricted Stock granted to a newly appointed Non-Employee Director, the date of commencement of services, and the date of cessation of services divided by (a) 365 days for grants made at an annual stockholders meeting or (b) the number of days from the date of commencement of services until the next annual stockholders meeting for grants made to a newly appointed Non-Employee Director), and to the extent the Shares are not thereby vested they shall be forfeited as of the date of such cessation of services. A Non-Employee Director may not sell, transfer or otherwise dispose of any Shares of Restricted Stock until they become vested; however, the Non-Employee Director shall have the right to receive dividends with respect to the Shares, subject to the terms and conditions of Section 8.7, and to vote the Shares prior to vesting. If a Non-Employee Director has elected to defer any Shares of Restricted Stock pursuant to the Bank of America Corporation Director Deferral Plan (or any other similar plan in which the Non-Employee Director participates, including any successor or replacement plan) (a “Deferral Plan”), then (i) such Shares shall not be issued under this Plan, (ii) the Non-Employee Director shall be credited with “Stock Units” to be paid in cash when and as provided for under the Deferral Plan, and (iii) the vesting provisions set forth above shall apply to any such Shares that are deferred as Stock Units under the Deferral Plan.

19.4 No Other Awards. For purposes of clarity, Non-Employee Directors may not receive any other form of Award described in this Plan, other than grants of Shares of Restricted Stock.

B-14	2025 Proxy Statement

BANK OF AMERICA

VOTE TO MAKE A DIFFERENCE

American Diabetes Association®

American Heart Association.

FEED THE CHiLDREN®

BANK OF AMERICA scan TO VIEW MATERIALS & VOTE C/O PROXY SERVICES P.O. BOX 9112 FARMINGDALE, NY 11735 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR code above Use the internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern time on Monday, April 21, 2025 or the applicable deadline on the other side of this proxy card. Follow the instructions to obtain your records and vote. During The Meeting - Go to www.virtualshareholdermeeting.com/BAC2025 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. If you need special assistance to participate in the meeting, please follow the instructions found in the Proxy Statement under “How can I participate in the annual meeting?” VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern time on Monday, April 21, 2025 or the applicable deadline on the other side of this proxy card. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V65930-P26487 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BANK OF AMERICA The Board of Directors recommends you vote FOR the election of each director: Electing Directors For Against Abstain Nominees: 1a. Sharon L. Allen 1b. Jose (Joe) E. Almeida 1c. Pierre J.P. de Week 1d. Arnold W. Donald 1e. Linda P. Hudson 1f. Monica C. Lozano 1g. Maria N. Martinez 1h. Brian T. Moynihan 1i . Lionel L. Nowell Ill 1j. Denise L. Ramos 1k. Clayton S. Rose 1L. Michael D. White 1m. Thomas D. Woods 1n. Maria T. Zuber The Board of Directors recommends you vote FOR the following proposals: 2. Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) 3. Ratifying the appointment of our independent registered public accounting firm for 2025 4. Amending and restating the Bank of America Corporation Equity Plan For Against Abstain The Board of Directors recommends you vote AGAINST the following proposals: For Against Abstain 5. Shareholder proposal requesting the nomination of more director candidates than board seats 6. Shareholder proposal requesting report on board oversight of risks related to animal welfare 7. Shareholder proposal requesting report on lobbying alignment with Bank of America’s climate goals 8. Shareholder proposal requesting disclosure of energy financing ratio NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Bank of America Corporation 2025 Annual Meeting of Shareholders Tuesday, April 22, 2025 10:00 a.m., Eastern time Meeting live via internet - please visit www.virtualshareholdermeeting.com/BAC2025 Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting of Shareholders to be held on April 22, 2025 The 2025 Notice of Annual Meeting and Proxy Statement, 2024 Annual Report to Shareholders and proxy card are available at www.proxyvote.com. FOLD AND DETACH HERE FOLD AND DETACH HERE V65931-P26487 Bank of America Corporation Proxy/Voting Instructions This Proxy is Solicited on Behalf of the Board of Directors for the 2025 Annual Meeting of Shareholders to be held on Tuesday, April 22, 2025 You, the undersigned shareholder, appoint each of Nancy Fahmy and Matthew McQueen, as attorney-in-fact and proxy, with full power of substitution, to vote on your behalf and with all powers you would possess if personally present, all shares of Common Stock or Preferred Stock of Bank of America Corporation that you would be entitled to vote at the 2025 Annual Meeting of Shareholders and any adjournment or postponement thereof. The shares represented by this proxy will be voted as instructed by you and in the discretion of the proxies on all other matters that properly come before the 2025 Annual Meeting of Shareholders and any adjournment or postponement thereof. If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors. Employee shareholders. If you participate in The Bank of America 401(k) Plan or The Bank of America Transferred Savings Account Plan (collectively, the Plan), and your Plan account has investments in shares of our common stock, you must provide voting instructions to the Plan trustee (the Trustee) (by Internet, telephone, or proxy card) for the shares to be voted according to your instructions. The shares cannot be voted unless you provide voting instructions to the Trustee. Your voting instructions to the Trustee will be held in strict confidence. The deadline to provide voting instructions for shares held in the Plan is April 21, 2025, at 8:00 a.m., Eastern time. If you are an employee and you hold shares in multiple accounts, you may receive one proxy card covering all the shares in your accounts. If you receive one proxy card covering all the shares in your accounts, you must provide voting instructions by April 21, 2025, at 8:00 a.m., Eastern time to vote all the shares. After the applicable deadline, you will not be able to submit voting instructions or change prior voting instructions for any shares. (Continued and to be marked, dated and signed, on the other side)

THIS IS A VOTING INSTRUCTION FORM. VOTING INSTRUCTIONS You are receiving this voting instruction form because you hold shares in the above Security. You have the right to vote on proposals being presented at the upcoming Annual Meeting to be held on VOTING INSTRUCTIONS V65929-P26502 THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED AND DATED. PLEASE USE BLUE OR BLACK INK AND RETURN ONLY THE BOTTOM PORTION. The Board recommends you vote FOR the following proposal(s): 1 through 4 For Against Abstain 1. Electing Directors Nominees: 1a. Sharon L. Allen 1b. José (Joe) E. Almeida 1c. Pierre J.P. de Weck 1d. Arnold W. Donald 1e. Linda P. Hudson 1f. Monica C. Lozano 1g. Maria N. Martinez 1h. Brian T. Moynihan 1i. Lionel L. Nowell III 1j. Denise L. Ramos 1k. Clayton S. Rose 1l. Michael D. White 1m. Thomas D. Woods 1n. Maria T. Zuber For Against Abstain 2. Approving our executive compensation (an advisory, non-binding “Say on Pay” resolution) 3. Ratifying the appointment of our independent registered public accounting firm for 2025 4. Amending and restating the Bank of America Corporation Equity Plan The Board recommends you vote AGAINST the following proposal(s): 5 through 8 For Against Abstain 5. Shareholder proposal requesting the nomination of more director candidates than board seats 6. Shareholder proposal requesting report on board oversight of risks related to animal welfare 7. Shareholder proposal requesting report on lobbying alignment with Bank of America’s climate goals 8. Shareholder proposal requesting disclosure of energy financing ratio For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date